                                                                  EXECUTION COPY

                                 MORSERV, INC.,

                                    COMPANY,

                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                 MASTER SERVICER

                                       and

                                 CITIBANK, N.A.,

                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT
                           Dated as of August 1, 1996

                          $207,049,981.19 (Approximate)
                 Multi-Class Mortgage Pass-Through Certificates
                                  Series 1996-2

                                TABLE OF CONTENTS

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                                                                                            Page
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ARTICLE I

         DEFINITIONS ....................................................................     1

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; TRUST FUND .......................................    34
         Section 2.01.  Conveyance of Mortgage Loans ....................................    34
         Section 2.02.  Acceptance by Trustee ...........................................    38
         Section 2.03.  Trust Fund; Authentication of Certificates ......................    40
         Section 2.04.  REMIC Election ..................................................    40

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE MASTER SERVICER; REPURCHASE OF MORTGAGE LOANS ..............................    41
         Section 3.01.  Representations and Warranties of the Company with respect to the
                  Mortgage Loans ........................................................    41
         Section 3.02.  .................................................................    53
         Section 3.03.  .................................................................    53
         Section 3.04.  Representations and Warranties of the Master Servicer ...........    53
         Section 3.05.  Option to Substitute ............................................    54

ARTICLE IV

         THE CERTIFICATES ...............................................................    55
         Section 4.01.  The Certificates ................................................    55
         Section 4.02.  Registration of Transfer and Exchange of Certificates ...........    58
         Section 4.03.  Mutilated, Destroyed, Lost or Stolen Certificates ...............    61
         Section 4.04.  Persons Deemed Owners ...........................................    61
         Section 4.05.  Appointment of Paying Agent .....................................    62
         Section 4.06.  Authenticating Agents ...........................................    63

ARTICLE V

         ADMINISTRATION AND SERVICING OF MORTGAGE LOANS .................................    64
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
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         Section 5.01.  Master Servicer to Service Mortgage Loans ...............................    64
         Section 5.02.  Sub-Servicing Agreements Between Master Servicer and Sub-Servicers;
                  Enforcement of Sub-Servicer's Obligations .....................................    64
         Section 5.03.  Successor Sub-Servicers .................................................    65
         Section 5.04.  Liability of the Master Servicer ........................................    65
         Section 5.05.  No Contractual Relationship Between Sub-Servicer and Trustee or
                  Certificateholders ............................................................    65
         Section 5.06.  Termination of Sub-Servicing Agreement ..................................    65
         Section 5.07.  Collection of Mortgage Loan Payments ....................................    66
         Section 5.08.  Establishment of Certificate Account; Deposit in Certificate Account ....    66
         Section 5.09.  Permitted Withdrawals from the Certificate Account ......................    68
         Section 5.10.  Establishment of Escrow Account; Deposits in Escrow Account .............    69
         Section 5.11.  Permitted Withdrawals from Escrow Account ...............................    70
         Section 5.12.  Payment of Taxes, Insurance and Other Charges ...........................    70
         Section 5.13.  Transfer of Accounts ....................................................    70
         Section 5.14.  .........................................................................    70
         Section 5.15.  Maintenance of the Primary Insurance Policies ...........................    70
         Section 5.16.  Maintenance of Standard Hazard Policies .................................    71
         Section 5.17.  .........................................................................    72
         Section 5.18.  .........................................................................    72
         Section 5.19.  Fidelity Bond and Errors and Omissions Insurance ........................    72
         Section 5.20.  Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses;
                  Assumption Agreements .........................................................    72
         Section 5.21.  Income and Realization from Defaulted Mortgage Loans ....................    73
         Section 5.22.  Trustee to Cooperate; Release of Mortgage Files .........................    74
         Section 5.23.  Servicing and Other Compensation ........................................    75
         Section 5.24.  .........................................................................    76
         Section 5.25.  Annual Statement as to Compliance .......................................    76
         Section 5.26.  Annual Independent Public Accountants' Servicing Report .................    76
         Section 5.27.  Access to Certain Documentation; Rights of the Company in Respect of the
                  Master Servicer ...............................................................    76
         Section 5.28.  REMIC-Related Covenants .................................................    77

ARTICLE VI

         PAYMENTS TO THE CERTIFICATEHOLDERS .....................................................    78
         Section 6.01.  Distributions ...........................................................    78
         Section 6.02.  Statements to the Certificateholders ....................................    86
         Section 6.03.  Advances by the Master Servicer .........................................    88
         Section 6.04.  .........................................................................    88
         Allocation of Realized Losses ..........................................................    88
         Section 6.05.  Compensating Interest; Allocation of Certain Interest Shortfalls ........    89
         Section 6.06.  Subordination ...........................................................    90

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
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ARTICLE VII

         REPORTS TO BE PREPARED BY MASTER SERVICER .............................................     90
         Section 7.01.  Master Servicer Shall Provide Information as Reasonably Required .......     90
         Section 7.02.  Federal Information Returns and Reports to Certificateholders ..........     90

ARTICLE VIII

         THE COMPANY AND THE MASTER SERVICER ...................................................     92
         Section 8.01.  Indemnification; Third Party Claims ....................................     92
         Section 8.02.  Merger or Consolidation of the Company or the Master Servicer ..........     92
         Section 8.03.  Limitation on Liability of the Company, the Master Servicer, the Trustee
                  and Others ...................................................................     93
         Section 8.04.  Company and Master Servicer Not to Resign ..............................     93
         Section 8.05.  Successor to the Master Servicer .......................................     94
         Section 8.06.  Maintenance of Ratings .................................................     95

ARTICLE IX

         DEFAULT ...............................................................................     95
         Section 9.01.  Events of Default ......................................................     95
         Section 9.02.  Waiver of Defaults .....................................................     97
         Section 9.03.  Trustee to Act; Appointment of Successor ...............................     97
         Section 9.04.  Notification to Certificateholders and the Rating Agencies .............     97

ARTICLE X

         CONCERNING THE TRUSTEE ................................................................     98
         Section 10.01.  Duties of Trustee .....................................................     98
         Section 10.02.  Certain Matters Affecting the Trustee .................................     98
         Section 10.03.  Trustee Not Liable for Certificates or Mortgage Loans .................    100
         Section 10.04.  Trustee May Own Certificates ..........................................    100
         Section 10.05.  Fees and Expenses .....................................................    100
         Section 10.06.  Eligibility Requirements for Trustee ..................................    100
         Section 10.07.  Resignation and Removal of the Trustee ................................    101
         Section 10.08.  Successor Trustee .....................................................    101
         Section 10.09.  Merger or Consolidation of Trustee ....................................    102
         Section 10.10.  Appointment of Co-Trustee or Separate Trustee .........................    102
         Section 10.11.  Appointment of Office or Agency .......................................    103

ARTICLE XI

         TERMINATION ...........................................................................    103
         Section 11.01.  Termination ...........................................................    103

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
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ARTICLE XII

         MISCELLANEOUS PROVISIONS .................................    105
         Section 12.01.  Severability of Provisions ...............    105
         Section 12.02.  Limitation on Rights of Certificateholders    105
         Section 12.03.  Amendment ................................    106
         Section 12.04.  Counterparts .............................    107
         Section 12.05.  Duration of Agreement ....................    107
         Section 12.06.  Governing Law ............................    107
         Section 12.07.  Notices ..................................    107
         Section 12.08.  Further Assurances .......................    107

EXHIBIT A
         MORTGAGE LOAN SCHEDULE ...................................    112

EXHIBIT B

         CONTENTS OF MORTGAGE FILE ................................      1

EXHIBIT C

         FORMS OF CLASS A AND CLASS M CERTIFICATES ................      3

EXHIBIT D


         [FORM OF CLASS B-1 CERTIFICATE] ..........................      1

EXHIBIT E

         FORM OF TRUSTEE CERTIFICATION ............................      1

EXHIBIT F


         CERTIFICATE ACCOUNT CERTIFICATION ........................      1

EXHIBIT G

         CERTIFICATE ACCOUNT LETTER AGREEMENT .....................      1

EXHIBIT H
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
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         ESCROW ACCOUNT CERTIFICATION .............................    1

EXHIBIT I

         ESCROW ACCOUNT LETTER AGREEMENT ..........................   1



EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT B      CONTENTS OF MORTGAGE FILE
EXHIBIT C      FORMS OF CLASS A AND CLASS M CERTIFICATES
EXHIBIT D      FORMS OF CLASS B AND CLASS R CERTIFICATES
EXHIBIT E      FORM OF TRUSTEE CERTIFICATION
EXHIBIT F      CERTIFICATE ACCOUNT CERTIFICATION
EXHIBIT G      CERTIFICATE ACCOUNT LETTER AGREEMENT
EXHIBIT H      ESCROW ACCOUNT CERTIFICATION
EXHIBIT I      ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT J      FORM OF INVESTMENT LETTER
EXHIBIT J-1    FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT K      FORM OF ERISA LETTER


                  This Pooling and Servicing Agreement, dated as of August 1, 1996, is executed among MorServ, Inc., as seller (together with its permitted successors and assigns, the "Company"), Chase Manhattan Mortgage Corporation, as master servicer (together with its permitted successors and assigns, the "Master Servicer") and Citibank, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                  In consideration of the premises and the mutual agreements hereinafter set forth, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ADVANCE: The aggregate of the advances made by the Master Servicer with respect to a particular Remittance Date pursuant to Section 6.03.

                  AGGREGATE NON-PO CLASS A PREPAYMENT PERCENTAGE: As of any Remittance Date, the sum of (i)(A) the sum of the Non-PO Class IA Principal Balance and the Non-PO Class IIA Principal Balance divided by (B) the aggregate principal balance of the Non- PO Class A Certificates and the Subordinated Certificates and (ii) as of any Remittance Date up to and including the Remittance Date in August 2001, 100% of the Aggregate Subordinated Percentage; as of any Remittance Date in the first year thereafter, 70% of the Aggregate Subordinated Percentage; as of any Remittance Date in the second year thereafter, 60% of the Aggregate Subordinated Percentage; as of any Remittance Date in the third year thereafter, 40% of the Aggregate Subordinated Percentage; as of any Remittance Date in the fourth year thereafter, 20% of the Aggregate Subordinated Percentage; and as of any Remittance Date thereafter, 0%.

                  AGGREGATE SUBORDINATED PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing (i) the Non-PO Allocated Amount minus the Non-PO Class A Principal Balance by (ii) the Non-PO Allocated Amount.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  AVAILABLE AMOUNTS: With respect to any Remittance Date, the following amounts distributable (before giving effect to any amounts distributable on such Remittance Date pursuant to Section 6.01(b)(I)(ii)(C) or
Section 6.01(b)(II)(ii)(C)) to the Subordinated Certificates: (1) amounts distributable to the Class B-5 Certificates pursuant to Section 6.01(d)(i)(5)(C), (D) and (E); (2) amounts distributable to the Class B-5 Certificates pursuant to Section 6.01(d)(i)(5)(A) and (B); (3) amounts distributable to the Class B-4 Certificates pursuant to Section 6.01(d)(i)(4)(C), (D) and (E); (4) amounts distributable to the Class B-3 Certificates pursuant to Section 6.01(d)(i)(3)(C), (D) and (E); (5) amounts distributable to the Class B-2 Certificates pursuant to Section 6.01(d)(i)(2)(C), (D) and (E); (6) amounts distributable to the Class B-1 Certificates pursuant to Section 6.01(d)(i)(l)(C), (D) and (E); and (7) amounts distributable to the Class M Certificates pursuant to Section 6.01(c)(i)(C) and
(D). On any Remittance Date, any reduction in funds available for distribution to the Subordinated Certificates resulting from a distribution of the Class IA-P Deferred Amount to the Class IA-P Certificates and/or the Class IIA-P Deferred Amount to the Class IIA-P Certificates shall be allocated to the Classes of Subordinated Certificates in the order of priority set forth above. On any Remittance Date on which there exists a Class IA-P Deferred Amount and/or a Class IIA-P Deferred Amount, any Available Amounts shall be allocated to the Class IA-P Certificates and Class IIA-P Certificates pro rata based upon the Class IA-P Deferred Amount and the Class IIA-P Deferred Amount.

                  AVAILABLE DISTRIBUTION AMOUNT: As to either Mortgage Group, or, as the context requires, both Mortgage Groups, on any Remittance Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the related Determination Date except:

                  (a) amounts received on particular Mortgage Loans in such Mortgage Group as late payments or other recoveries of principal or interest (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

                  (b) reimbursement for Nonrecoverable Advances and other amounts permitted to be withdrawn by the Master Servicer pursuant to
         Section 5.09 from, or not required to be deposited in, the Certificate Account attributable, in each case, to Mortgage Loans in such Mortgage Group;

                  (c) amounts representing all or part of a Monthly Payment with respect to a Mortgage Loan in such Mortgage Group due (i) after the related Due Period or (ii) on or prior to the Cut-off Date;

                  (d) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans in such

         Mortgage Group received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the last day of the related Due Period for such Mortgage Loans;

                  (e) all income from Eligible Investments held in the Certificate Account for the account of the Master Servicer; and

                  (f) any amounts representing Advances of the Master Servicer pursuant to Section 6.03 attributable, in each case, to Mortgage Loans in such Mortgage Group.

                  BOOK-ENTRY CERTIFICATES: The Class A Certificates, referred to collectively.

                  BUSINESS DAY: Any day other than (a) a Saturday or Sunday, (b) a legal holiday in the State of New York or (c) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

                  CARRY-OVER SUBORDINATED PRINCIPAL AMOUNT: As of any Remittance Date, with respect to any Class of Subordinated Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Remittance Date that has not been so distributed.

                  CASH LIQUIDATION: Recovery of all cash proceeds by the Master Servicer with respect to the liquidation of any Mortgage Loan, including Insurance Proceeds and other payments or recoveries (whether made at one time or over a period of time) which the Master Servicer deems to be finally recoverable, in connection with the sale, assignment or satisfaction of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, but only if title to the related Mortgaged Property was not acquired by foreclosure or deed in lieu of foreclosure by the Master Servicer pursuant to Section 5.21.

                  CERTIFICATE: Any Class A, Class M, Class B or Class R Certificate.

                  CERTIFICATE ACCOUNT: The account created and maintained pursuant to Section 5.08.

                  CERTIFICATEHOLDER or HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company, the Master Servicer, any Sub-Servicer, or any of their respective affiliates shall be disregarded and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained. The Trustee shall be entitled to conclusively rely upon the certificate of the Company or the Master Servicer as to the determination of which Certificates are registered in the name of such affiliates.

                  CERTIFICATE OWNER: Any Person who is the beneficial owner of a Book- Entry Certificate registered in the name of the Depository or its nominee.

                  CERTIFICATE RATE: The per annum rate of interest borne by each Class of Certificates (other than the Class IA-3, Class IA-P, Class IIA-P and Class R Certificates). The Certificate Rate on the Class IA-4, Class IIA-1, Class M, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates shall be equal in each case to 7.25%. In the case of the Class IA-1 Certificates, the Certificate Rate shall be 6.2875% from August 27, 1996 through and including September 24, 1996 and thereafter a per annum rate equal to the lesser of (a) 0.85% plus LIBOR and (b) 9.00%, but not less than 0.85%. In the case of the Class IA-2 Certificates, the Certificate Rate shall be 2.7125% from August 27, 1996 through and including September 24, 1996 and thereafter a per annum rate equal to the greater of (a) 8.15% minus LIBOR and (b) 0.00%. Interest with respect to each Class of Certificates (other than the Class IA-3, Class IA-P, Class IIA-P and Class R Certificates) at the applicable Certificate Rate shall be calculated based on a year of 360 days comprised of twelve 30-day months.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 4.02.

                  CHASE: The Chase Manhattan Bank, a New York banking corporation.


                  CHASE INTEREST: The REMIC regular interest in the Trust Fund representing the entitlement to Excess Interest.

                  CLASS: Pertaining to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-P, Class IIA-1, Class IIA-P, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class R Certificates, as the case may be.

                  CLASS A, CLASS M, CLASS B OR CLASS R: Pertaining to Class A Certificates, Class M Certificates, Class B Certificates or Class R Certificates, as the case may be.

                  CLASS IA-P AMOUNT: With respect to any Remittance Date, the meaning specified in Section 6.01(b)(I)(ii).

                  CLASS IIA-P AMOUNT: With respect to any Remittance Date, the meaning specified in Section 6.01(b)(II)(ii).

                  CLASS IA-1 CERTIFICATE: Any one of the Class IA-1 Certificates, executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-2 CERTIFICATE: Any one of the Class IA-2 Certificates, executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and

Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-3 CERTIFICATE: Any one of the Class IA-3 Certificates, executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-4 CERTIFICATE: Any one of the Class IA-4 Certificates, executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IA-P CERTIFICATE: Any one of the Class IA-P Certificates, executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IIA-1 CERTIFICATE: Any one of the Class IIA-1 Certificates executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS IIA-P CERTIFICATE: Any one of the Class IIA-P Certificates executed by the Company and authenticated by the Trustee, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

                  CLASS A CERTIFICATES: The Class IA and Class IIA Certificates, referred to collectively.

                  CLASS IA CERTIFICATES: The Class IA-1, Class IA-2, Class IA-3, Class IA-4 and Class IA-P Certificates, referred to collectively.

                  CLASS IIA CERTIFICATES: The Class IIA-1 and Class IIA-P Certificates, referred to collectively.


                  CLASS IA-P DEFERRED AMOUNT: With respect to any Mortgage Loan in Mortgage Loan in Mortgage Group One which has become a Liquidated Mortgage Loan, the amount, if any, by which (A) the product of (i) the Principal Balance of such Mortgage Loan and (ii) the PO Percentage with respect to such Mortgage Loan exceeds (B) the Net Liquidation Proceeds with respect to such Mortgage Loan.

                  CLASS IIA-P DEFERRED AMOUNT: With respect to any Mortgage Loan in Mortgage Loan in Mortgage Group Two which has become a Liquidated Mortgage Loan, the amount, if any, by which (A) the product of (i) the Principal Balance of such Mortgage Loan and (ii) the PO Percentage with respect to such Mortgage Loan exceeds (B) the Net Liquidation Proceeds with respect to such Mortgage Loan.

                  CLASS IA-2 NOTIONAL AMOUNT: For purposes of calculating interest payable on the Class IA-2 Certificates, on any Remittance Date, an amount equal to the Outstanding Certificate Principal Balance of the Class IA-1 Certificates.

                  CLASS A PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing the Class A Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS IA PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing the Class IA Principal Balance by the Mortgage Group One Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS IIA PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing the Class IIA Principal Balance by the Mortgage Group Two Mortgage Pool Principal Balance, but not more than 100%.

                  CLASS IA-4 PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing the Outstanding Certificate Principal Balance of the Class IA-4 Certificates by the Mortgage Group One Non-PO Allocated Amount as of the beginning of the related Due Period.

                  CLASS IA-4 PREPAYMENT SHIFT PERCENTAGE: For any Remittance Date, the percentage indicated below:

                                    Class IA-4 Prepayment
                                    ---------------------
Remittance Date Occurring in          Shift Percentage
- - ----------------------------          ----------------
September 1996 through August 2001            0%
September 2001 through August 2002           30%
September 2002 through August 2003           40%
September 2003 through August 2004           60%
September 2004 through August 2005           80%
September 2005 and thereafter ....          100%

                  CLASS A PRINCIPAL BALANCE: As of any Remittance Date, (a) the Class A Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Class A Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class A Certificates pursuant to Sections 6.04, 6.01(b)(I)(v) and 6.01(b)(II)(iv) plus (c) the Class A Interest Shortfall, if any, for the preceding Remittance Date; provided that the Class A Principal Balance on the first Remittance Date shall be the Original Class A Principal Balance.

                  CLASS IA PRINCIPAL BALANCE: As of any Remittance Date, (a) the Class IA Principal Balance for the immediately preceding Remittance Date less
(b) amounts distributed (or deemed distributed) to the Class IA Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IA Certificates pursuant to Sections 6.04 and 6.01(b)(I)(v)) plus (c) the Class IA Interest Shortfall, if any, for the preceding Remittance Date; provided that the Class IA Principal Balance on the first Remittance Date shall be the Original Class IA Principal Balance.

                  CLASS IIA PRINCIPAL BALANCE: As of any Remittance Date, (a) the Class IIA Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Class IIA Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class IIA Certificates pursuant to Sections 6.04 and 6.01(b)(II)(iv)) plus (c) the Class IIA Interest Shortfall, if any, for the preceding Remittance Date; provided that the Class IIA Principal Balance on the first Remittance Date shall be the Original Class IIA Principal Balance.

                  CLASS IA-1 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(b)(I)(i)(A) over the amount actually distributed to the Class IA-1 Certificateholders.

                  CLASS IA-2 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(b)(I)(i)(B) over the amount actually distributed to the Class IA-2 Certificateholders pursuant to such Section .

                  CLASS IA-4 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(b)(I)(i)(C) over the amount actually distributed to the Class IA-4 Certificateholders pursuant to such Section .

                  CLASS IA-P SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(b)(I)(ii) (A) and (B) over the amount actually distributed to the Class IA-P Certificateholders pursuant to such Section .

                  CLASS IIA-1 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to
Section 6.01(b)(II)(i)(A) over the amount actually distributed to the Class IIA-1 Certificateholders pursuant to such Section .

                  CLASS IIA-P SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to
Section 6.01(b)(II)(ii) (A) and (B) over the amount actually distributed to the Class IIA-P Certificates on such Remittance Date pursuant to such Section .

                  CLASS IA STEP-DOWN DATE: The earliest of the Remittance Date in September 2001 or any succeeding anniversary thereof on which the following conditions are satisfied:

                  (a) the average ratio (expressed as a percentage) for the preceding six Remittance Dates of the outstanding principal balances of Outstanding Mortgage Loans in Mortgage Group One 60 days or more delinquent (including loans in foreclosure and with respect to owned real estate) to the respective Mortgage Group One Mortgage Pool Principal Balance as of such Remittance Dates is less than 50% of the then-current Mortgage Group One Subordinated Percentage; and

                  (b) Realized Losses with respect to Mortgage Loans in Mortgage Group One through the Remittance Date preceding the then applicable Remittance Date (including Nonrecoverable Advances) do not exceed the following thresholds:

                           (i) on September 25, 2001, 30% of the Mortgage Group
                  One Subordinated Percentage of the Mortgage Group One Mortgage Pool Principal Balance as of the Cut-off Date;

                           (ii) on September 25, 2002, 35% of the Mortgage Group
                  One Subordinated Percentage of the Mortgage Group One Mortgage Pool Principal Balance as of the Cut-off Date;

                           (iii) on September 25, 2003, 40% of the Mortgage
                  Group One Subordinated Percentage of the Mortgage Group One Mortgage Pool Principal Balance as of the Cut-off Date;

                           (iv) on September 25, 2004, 45% of the Mortgage Group
                  One Subordinated Percentage of the Mortgage Group One Mortgage Pool Principal Balance as of the Cut-off Date; and

                           (v) on any date after September 25, 2004, 50% of the
                  Mortgage Group One Subordinated Percentage of the Mortgage Group One Mortgage Pool Principal Balance as of the Cut-off Date.

                  CLASS IIA STEP-DOWN DATE: The earliest of the Remittance Date in September 2001 or any succeeding anniversary thereof on which the following conditions are satisfied:

                  (a) the average ratio (expressed as a percentage) for the preceding six Remittance Dates of the outstanding principal balances of Outstanding Mortgage Loans in Mortgage Group Two 60 days or more delinquent (including loans in foreclosure and with respect to owned real estate) to the respective Mortgage Group Two Mortgage Pool Principal Balance as of such Remittance Dates is less than 50% of the then-current Mortgage Group Two Subordinated Percentage; and

                  (b) Realized Losses with respect to Mortgage Loans in Mortgage Group Two through the Remittance Date preceding the then applicable Remittance Date (including Nonrecoverable Advances) do not exceed the following thresholds:

                           (i) on September 25, 2001, 30% of the Mortgage Group
                  Two Subordinated Percentage of the Mortgage Group Two Mortgage Pool Principal Balance as of the Cut-off Date;

                           (ii) on September 25, 2002, 35% of the Mortgage Group
                  Two Subordinated Percentage of the Mortgage Group Two Mortgage Pool Principal Balance as of the Cut-off Date;

                           (iii) on September 25, 2003, 40% of the Mortgage
                  Group Two Subordinated Percentage of the Mortgage Group Two Mortgage Pool Principal Balance as of the Cut-off Date;

                           (iv) on September 25, 2004, 45% of the Mortgage Group
                  Two Subordinated Percentage of the Mortgage Group Two Mortgage Pool Principal Balance as of the Cut-off Date; and

                           (v) on any date after September 25, 2004, 50% of the
                  Mortgage Group Two Subordinated Percentage of the Mortgage Group Two Mortgage Pool Principal Balance as of the Cut-off Date.

                  CLASS IA SUPPORT PERCENTAGE: As of any Remittance Date, the product of (i) the Non-PO Class IA Principal Balance divided by the Non-PO Class A Principal Balance and (ii) the Aggregate Non-PO Class A Prepayment Percentage.

                  CLASS IIA SUPPORT PERCENTAGE: As of any Remittance Date, the product of (i) the Non-PO Class IIA Principal Balance divided by the Non-PO Class A Principal Balance and (ii) the Aggregate Non-PO Class A Prepayment Percentage.

                  CLASS B CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

                  CLASS B-1 CERTIFICATE: Any one of the Class B-1 Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A and Class M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit D hereto.

                  CLASS B-2 CERTIFICATE: Any one of the Class B-2 Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M and Class B-1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit D hereto.

                  CLASS B-3 CERTIFICATE: Any one of the Class B-3 Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1 and Class B-2 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit D hereto.

                  CLASS B-4 CERTIFICATE: Any one of the Class B-4 Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit D hereto.

                  CLASS B-5 CERTIFICATE: Any one of the Class B-5 Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit D hereto.

                  CLASS B-1 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(d)(i)(1) (A) and (B) over the amount actually distributed to the Class B-1 Certificates.

                  CLASS B-2 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(d)(i)(2) (A) and (B) over the amount actually distributed to the Class B-2 Certificates.

                  CLASS B-3 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(d)(i)(3) (A) and (B) over the amount actually distributed to the Class B-3 Certificates.

                  CLASS B-4 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(d)(i)(4) (A) and (B) over the amount actually distributed to the Class B-4 Certificates.

                  CLASS B-5 SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(d)(i)(5) (A) and (B) over the amount actually distributed to the Class B-5 Certificates.

                  CLASS B PERCENTAGE: As of any Remittance Date, the difference between 100% and the sum of (i) the Class A Percentage and (ii) the Class M Percentage for such Remittance Date.

                  CLASS B PRINCIPAL BALANCE: As of any Remittance Date, the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of (i) the Class A Principal Balance and (ii) the Class M Principal Balance.

                  CLASS M CERTIFICATE: Any one of the Class M Certificates executed by the Company and authenticated by the Trustee, subordinated in right of payment to the Class A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit C hereto.

                  CLASS M PERCENTAGE: As of any Remittance Date, the percentage obtained by dividing the Class M Principal Balance by the Mortgage Pool Principal Balance, but not more than 100%; provided, however, that on any Remittance Date on which the Class B Percentage equals 0%, the Class M Percentage shall equal 100% minus the Class A Percentage.

                  CLASS M PRINCIPAL BALANCE: As of any Remittance Date, (a) the Class M Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Class M Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class M Certificates pursuant to Sections 6.04 and 6.01(c)(ii)) plus (c) the Class M Shortfall, if any, for the preceding Remittance Date; provided that the Class M Principal Balance on the first Remittance Date shall be the Original Class M Principal Balance, and provided further that if the aggregate Outstanding Certificate Principal Balance of the Class B Certificates has been reduced to zero, as of any Remittance Date, the Class M Principal Balance will equal the excess of the Mortgage Pool

Principal Balance (together with the portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

                  CLASS M SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the amount calculated pursuant to Section 6.01(c)(i) (A) and (B) over the amount actually distributed to the Class M Certificateholders.

                  CLASS R CERTIFICATE: Any one of the Certificates executed by the Company and authenticated by the Trustee, which in the aggregate represent the Master Residual Interest and the Subsidiary Residual Interest, substantially in the form of the Class R Certificate set forth in Exhibit D hereto.

                  CLOSING DATE:  August 27, 1996.

                  CMMC: Chase Manhattan Mortgage Corporation, a New Jersey corporation.

                  CODE: The Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury temporary or final regulations promulgated thereunder.

                  COMPANY: MorServ, Inc., a Delaware corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

                  COMPENSATING INTEREST: The meaning specified in Section
6.05(a).

                  COMPENSATING INTEREST SHORTFALL: The meaning specified in
Section 6.05(b).

                  CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  CO-OP LOAN: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

                  CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 120 Wall Street, New York, New York 10043.

                  CREDIT SUPPORT: With respect to each Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates (other than the Class IA-P and Class IIA-P Certificates). With respect to each Remittance Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate Outstanding Certificate Principal Balances immediately prior to such Distribution Date of all Classes of Subordinated Certificates having higher numerical class designations than such Class (for this purpose, each Class of Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates) by the aggregate Outstanding Certificate Principal Balance of all Classes of Certificates (other than the Class IA-P and Class IIA-P Certificates) immediately prior to such Remittance Date.

                  CROSS SUPPORT DATE: The first Remittance Date on which the Non-PO Class IA Principal Balance or Non-PO Class IIA Principal Balance has been reduced to zero.

                  CUT-OFF DATE:  August 1, 1996.

                  DEFINITIVE CERTIFICATES: The Certificates referred to in
Section 4.01(c).

                  DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co.

                  DEPOSITORY AGREEMENT: The agreement referred to in Section 4.01(b).

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: The later of (i) the sixteenth day of the month in which the related Remittance Date occurs (or, if such sixteenth day is not a Business Day, the next succeeding Business Day), or (ii) the seventh Business Day prior to the related Remittance Date.

                  DISQUALIFIED ORGANIZATION: An organization referred to in
section 860E(e)(5) of the Code.

                  DUE DATE: The first day of each month, being the day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  DUE PERIOD: With respect to any Remittance Date, the period from the second day of the month preceding the month in which such Remittance Date occurs through the first day of the month in which such Remittance Date occurs.

                  ELIGIBLE ACCOUNT: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency and S&P in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a national bank which has a rating of at least Baa3 or P-3 by Moody's and, at least

BBB- or A-2 by S&P, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) otherwise acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced by a letter from each Rating Agency.

                  ELIGIBLE INVESTMENTS:  One or more of the following:

                  (i) obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; provided that any such obligation held as a "cash flow investment" within the meaning of section 860G(a)(6) of the Code shall not have a remaining maturity of more than 45 days;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories and the short-term debt obligations of the party agreeing to repurchase are rated A-1 by S&P and Prime-1 by Moody's;

                  (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 60 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories and the short-term obligations of such depository institution or trust company are rated A- 1 by S&P and Prime-1 by Moody's;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured commercial paper rating category; provided that such commercial paper shall have a remaining maturity of not more than 45 days;

                  (v) the Fund unless S&P or Moody's notifies the Master Servicer in writing that investment in the Fund would result in a reduction or withdrawal of the rating of any of the Class A or Class M Certificates; and

                  (vi) other obligations or securities that are "permitted investments" within the meaning of Section 860G(a)(5) of the Code and acceptable to each Rating Agency and S&P rating the Certificates as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of any Class of Certificates, as evidenced by a letter to such effect from each Rating Agency;

provided that no such instrument shall be an Eligible Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument, or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ESCROW ACCOUNT: The account or accounts created and maintained pursuant to Section 5.10.

                  ESCROW PAYMENTS: The amounts constituting applicable ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to a Mortgage Loan.

                  EXCEPTION REPORT: The report of the Trustee referred to in
Section 2.02.

                  EXCESS INTEREST: With respect to each Mortgage Loan, an amount equal to the excess, if any, of interest payable at the applicable Net Mortgage Rate over interest payable at the Remittance Rate.

                  EXCESS PROCEEDS: All amounts (net of the related Servicing Advances) received on any Mortgage Loan (whether as regular principal payments, Principal Prepayments, Repurchase Proceeds, Liquidation Proceeds, Insurance Proceeds, condemnation awards, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise) in excess of the Principal Balance at the Cut-off Date of such Mortgage Loan and accrued interest thereon at its Mortgage Rate to the Due Date immediately succeeding the date of prepayment, repurchase or liquidation, as the case may be.

                  FDIC: The Federal Deposit Insurance Corporation or any successor organization.

                  FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.

                  FIDELITY BOND: A fidelity bond and errors and omissions insurance to be maintained by the Master Servicer pursuant to Section 5.19.

                  FLOATING RATE INTEREST ACCRUAL PERIOD: With respect to any Remittance Date, the period beginning on the 25th day of the month preceding the month in which such Remittance Date occurs and ending on the 24th day of the month in which such Remittance Date occurs.

                  FNMA: The Federal National Mortgage Association or any successor organization.

                  FUND: The VISTA U.S. Government Money Market Fund and the VISTA Prime Money Market Fund, referred to collectively. The Master Servicer shall instruct the Trustee regarding the voting of any proxies with respect to the Fund.

                  INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, net of costs of collecting such proceeds and net of amounts released to the Mortgagor or applied to the restoration of the Mortgaged Property.

                  INSURED EXPENSES:  Expenses covered by any insurance policy.

                  INTEREST SHORTFALL: With respect to any Remittance Date, the amount equal to the excess of all amounts payable on the Certificates with respect to interest over the amount of interest actually distributed to the Certificateholders on such Remittance Date. Amounts shall be deemed distributed on account of interest under this Agreement prior to amounts distributed on account of principal.

                  LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, or with respect to a disposition of a Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  LIBOR: With respect to any Remittance Date, the rate of interest determined by the Master Servicer on the related Rate Adjustment Date as follows:

                           (i) If on any Rate Adjustment Date two or more
                  Reference Banks provide offered one-month LIBOR quotations, LIBOR for the next Remittance

                  Date shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%).

                           (ii) If on any Rate Adjustment Date only one or none
                  of the Reference Banks provides offered one-month LIBOR quotations or there are no Reference Banks, LIBOR for the next Remittance Date shall be whichever is the higher of (x) LIBOR as determined on the previous Rate Adjustment Date or (y) the Reserve Interest Rate.

                           (iii) If on any Rate Adjustment Date the Master
                  Servicer is required but unable to determine the Reserve Interest Rate, LIBOR for the next Remittance Date will be LIBOR as determined on the previous Rate Adjustment Date, or, in the case of the first Rate Adjustment Date, the level of LIBOR used to calculate the initial Certificate Rates of the Class IA-1 and Class IA-2 Certificates.

                  LIQUIDATED MORTGAGE LOAN: Any Mortgage Loan (a) as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or property acquired in respect thereof have been recovered, (b) as to which a Cash Liquidation has taken place or (c) with respect to which the Mortgaged Property has been acquired by foreclosure or deed in lieu of foreclosure and a disposition (the term disposition shall include, for purposes of a repurchase pursuant to Section 11.01, any repurchase of a Mortgaged Property pursuant to such Section ) of such Mortgaged Property has occurred.

                  LIQUIDATION EXPENSES: Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer pursuant to Sections 5.16 and 5.21 respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

                  LIQUIDATION PROCEEDS: Cash (including Insurance Proceeds) received by the Master Servicer in connection with the liquidation of any Mortgage Loan or Mortgaged Property acquired in respect thereof, whether through the sale or assignment of such Mortgage Loan (other than pursuant to Section 5.21), trustee's sale, foreclosure sale or otherwise, or the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan other than amounts required to be paid to the Mortgagor pursuant to law or the terms of the applicable Mortgage Note.

                  LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related Mortgage Loan at the time of origination (or, (i) for purposes of Section 5.15, at the time of determination and (ii) for purposes of a Mortgage Loan with respect to which a conversion from adjustable rate to fixed rate has occurred, at the time of initial origination) and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination or, in the case of a Mortgage

Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property, if such sales price is less than such appraised value.

                  LONDON BANKING DAY: Any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  MASTER REMIC: The pool of assets consisting of the Subsidiary Regular Interests and all payments of principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

                  MASTER RESIDUAL INTEREST: The interest in the Master REMIC represented by amounts, if any, remaining in the Certificate Account following termination of the Trust Fund after payments to the Class A Certificateholders, the Class M Certificateholders, the Class B Certificateholders and the Class R Certificateholders with respect to their interests in the Subsidiary Residual Interest (or the holders of any separate certificates representing the Subsidiary Residual Interest).

                  MASTER SERVICER: CMMC or its successor in interest or any successor under this Agreement as herein provided.

                  MONTHLY PAYMENT: The minimum required monthly payment of principal and interest due on a Mortgage Loan as specified in the Mortgage Note for any Due Date (before any adjustment to such scheduled amount by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period). Monthly Payments shall be deemed due on an Outstanding Mortgage Loan until such time as it becomes a Liquidated Mortgage Loan.

                  MOODY'S: Moody's Investors Service, Inc., or its successor in interest.

                  MORTGAGE: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

                  MORTGAGE GROUP: Mortgage Group One or Mortgage Group Two, as the case may be.

                  MORTGAGE GROUP ONE: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule as comprising Mortgage Group One.

                  MORTGAGE GROUP ONE MORTGAGE POOL PRINCIPAL BALANCE: As of the date of determination, the aggregate of the Principal Balances of each Outstanding

Mortgage Loan in Mortgage Group One less the principal portion of any Monthly Payment due but not paid on any such Mortgage Loan with respect to which an Advance has not been made.

                  MORTGAGE GROUP ONE NON-PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Mortgage Loan in Mortgage Group One on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

                  MORTGAGE GROUP ONE PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Mortgage Loan in Mortgage Group One by the PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

                  MORTGAGE GROUP ONE SCHEDULED PRINCIPAL AMOUNT: On any Remittance Date, an amount equal to the applicable Non-PO Percentage of the principal portion of Monthly Payments, whether or not received, which were due during the related Due Period (including but not limited to any amounts representing the final scheduled Monthly Payment on a Mortgage Loan, which amounts shall be deemed due on each Due Date until and including the Due Date on which the Principal Balance of the Mortgage Loan is reduced to zero) on Mortgage Loans in Mortgage Group One which were outstanding during such Due Period.

                  MORTGAGE GROUP ONE SUBORDINATED PERCENTAGE: As of any Remittance Date, the difference between 100% and the Class IA Percentage.

                  MORTGAGE GROUP ONE UNSCHEDULED PRINCIPAL AMOUNT: On any Remittance Date, the amounts with respect to principal described in the definition of "Non-PO Class IA Distribution Amount" (exclusive of the amounts described in clause (a) thereof) with respect to such Remittance Date, but without such amounts being multiplied by the Non-PO Class IA Percentage or the Non-PO Class IA Prepayment Percentage, as applicable.

                  MORTGAGE GROUP TWO: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule as comprising Mortgage Group Two.

                  MORTGAGE GROUP TWO MORTGAGE POOL PRINCIPAL BALANCE: As of the date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group Two less the principal portion of any Monthly Payment due but not paid on any such Mortgage Loan with respect to which an Advance has not been made.

                  MORTGAGE GROUP TWO NON-PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Mortgage Loan in Mortgage Group Two on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

                  MORTGAGE GROUP TWO PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Mortgage Loan in Mortgage Group Two by the PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

                  MORTGAGE GROUP TWO SUBORDINATED PERCENTAGE: As of any Remittance Date, the difference between 100% and the Class IIA Percentage.

                  MORTGAGE FILE: As to each Mortgage Loan, the items referred to in Exhibit B annexed hereto.

                  MORTGAGE LOAN: An individual mortgage loan and all rights with respect thereto, evidenced by a Mortgage and a Mortgage Note, sold and assigned by the Company to the Trustee and which is subject to this Agreement and included in the Trust Fund. The Mortgage Loans originally sold and subject to this Agreement are identified on the Mortgage Loan Schedule.

                  MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A, as it may be amended in accordance with Section 3.05, setting forth the following information as to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the street address of the Mortgaged Property including the zip code; (iii) an indication of whether the Mortgaged Property is owner-occupied; (iv) the property type of the Mortgaged Property;
(v) the original number of months to stated or scheduled maturity and the number of months remaining to stated maturity from the Cut-off Date; (vi) (a) the appraised value of the Mortgaged Property as set forth in an appraisal which was delivered at the time of the origination of the Mortgage Loan, or, in the event the Mortgage Loan was made in connection with the acquisition of the Mortgaged Property by the Mortgagor, the lesser of such appraised value and the purchase price of the Mortgaged Property actually paid by the Mortgagor at the time of the origination of the Mortgage Loan, and (b) the percentage of the original principal amount of the Mortgage Loan to the amount specified in (a) above;
(vii) the original principal balance of the Mortgage Loan; (viii) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (ix) the Mortgage Rate; (x) the amount of the current Monthly Payment; (xi) the PO Percentage with respect to such Mortgage Loan; and (xii) the Mortgage Group within which such Mortgage Loan is contained.

                  MORTGAGE LOAN SELLER:  Chase.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  MORTGAGE POOL: The pool of Mortgage Loans held in the Trust Fund.

                  MORTGAGE POOL PRINCIPAL BALANCE: As of the date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

                  MORTGAGED PROPERTY:  The property securing a Mortgage Note.

                  MORTGAGE RATE: With respect to each Mortgage Loan, the per annum rate of interest borne by the Mortgage Loan, as specified in the Mortgage Note.

                  MORTGAGOR:  The obligor on a Mortgage Note.

                  NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  NET MORTGAGE RATE: With respect to each Mortgage Loan, a per annum rate of interest for the applicable period equal to the Mortgage Rate less the applicable Servicing Fee.

                  NON-PO ALLOCATED AMOUNT: At the time of any determination, the amount derived by (i) multiplying the Principal Balance of each Mortgage Loan on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

                  NON-PO CLASS A CERTIFICATES: The Non-PO Class IA Certificates and Non-PO Class IIA Certificates, referred to collectively.

                  NON-PO CLASS IA CERTIFICATES: The Class IA-1, Class IA-2, Class IA-3 and Class IA-4 Certificates, referred to collectively.

                  NON-PO CLASS IIA CERTIFICATES:  The Class IIA-1 Certificates.

                  NON-PO CLASS A DISTRIBUTION AMOUNT: With respect to any Remittance Date, an amount equal to the sum of (i) the Non-PO Class IA Distribution Amount and (ii) the Non-PO Class IIA Distribution Amount.

                  NON-PO CLASS IA DISTRIBUTION AMOUNT: With respect to any Remittance Date, the lesser of (a) the Non-PO Class IA Principal Balance plus one month's interest thereon at the Remittance Rate and (b) the sum of:

                  (i) the Non-PO Class IA Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period (including but not limited to any amounts representing the final scheduled Monthly Payment on a Mortgage Loan described in this paragraph (i), which amounts shall be deemed due on each Due Date until and including the Due Date on which the Principal Balance of the Mortgage Loan is reduced to zero) on Mortgage

         Loans in Mortgage Group One which were outstanding during such Due Period, plus the Non-PO Class IA Percentage of the interest portion of such Monthly Payments, adjusted to the Remittance Rate;

                  (ii) the Non-PO Class IA Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Mortgage Loan in Mortgage Group One during the related Principal Prepayment Period plus the Non-PO Class IA Percentage of the lesser of
         (A) the amount of interest (adjusted to the Remittance Rate) paid with respect thereto by the Mortgagors and the amount of Compensating Interest paid with respect thereto by the Master Servicer pursuant to
         Section 6.05 and (B) one month's interest thereon at the Remittance Rate; provided, however, that to the extent any such interest is included in the amount computed pursuant to clause (i) above, such amount of interest shall be deducted from the amount computed pursuant to this clause (ii);

                  (iii) with respect to each Mortgage Loan in Mortgage Group One not described in (iv) below, the Non-PO Class IA Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Certificate Account pursuant to Section 5.08(iv) and
         (v), which were received during the related Principal Prepayment Period plus the Non-PO Class IA Percentage of the interest portion thereof, adjusted to the Remittance Rate, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Remittance Date (together with accrued and unpaid interest on such net Insurance Proceeds, condemnation awards and other cash proceeds at the Remittance Rate);

                  (iv) with respect to each Mortgage Loan in Mortgage Group One which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the least of (A) the Non-PO Class IA Percentage of applicable Non-PO Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan plus the Non-PO Class IA Percentage of one-month's interest thereon at the Remittance Rate, (B) the Non-PO Class IA Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances) plus the Non-PO Class IA Percentage of one month's interest thereon at the Remittance Rate, and (C) in the case of a Discount Mortgage Loan, the Non-PO Class IA Prepayment Percentage of the Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) exclusive of amounts distributable to the Class IA-P Certificates, plus the Non-PO Class IA Percentage of one month's interest thereon at the Remittance Rate.

                  (v) with respect to each Mortgage Loan in Mortgage Group One repurchased during the related Principal Prepayment Period pursuant to
         Section 2.02, 3.01, 5.21 or

         11.01, an amount equal to the Non-PO Class IA Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price plus the Non-PO Class IA Percentage of the interest portion of the Purchase Price, adjusted to the Remittance Rate (net of amounts with respect to which a distribution of principal and interest has previously been made to the Non-PO Class IA Certificateholders); provided, however, that with respect to any repurchase pursuant to
         Section 11.01, an amount not less than the then Outstanding Certificate Principal Balance of the Non-PO Class IA Certificates, together with accrued and unpaid interest thereon at the Remittance Rate;

                  (vi) during such time as the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates equals zero, the excess of the Non-PO Class IA Principal Balance over the Non-PO Allocated Amount, if any, as of the preceding Remittance Date plus one month's interest thereon at the Remittance Rate;

                  (vii) if the Cross Support Date has occurred and the Non-PO Class IA Principal Balance is greater than zero, the Class IA Support Percentage of the principal portion of the amounts referred to in paragraphs (b)(ii), (b)(iv) and (b)(v) of the definition of the Non-PO Class IIA Distribution Amount; and

                  (viii) any funds (other than those included in (i) - (vii) above with respect to such Remittance Date) which were not distributed to the Non-PO Class IA Certificateholders on any prior Remittance Date which would have constituted part of the Non-PO Class IA Distribution Amount had they been so distributed on such Remittance Date, together with interest thereon at the Remittance Rate.

                  NON-PO CLASS IIA DISTRIBUTION AMOUNT: With respect to any Remittance Date, the lesser of (a) the Non-PO Class IIA Principal Balance plus one month's interest thereon at the Remittance Rate and (b) the sum of:

                  (i) the Non-PO Class IIA Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period (including but not limited to any amounts representing the final scheduled Monthly Payment on a Mortgage Loan described in this paragraph (i), which amounts shall be deemed due on each Due Date until and including the Due Date on which the Principal Balance of the Mortgage Loan is reduced to zero) on Mortgage Loans in Mortgage Group Two which were outstanding during such Due Period, plus the Non-PO Class IIA Percentage of the interest portion of such Monthly Payments, adjusted to the Remittance Rate;

                  (ii) the Non-PO Class IIA Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Mortgage Loan in Mortgage Group Two during the related Principal Prepayment Period plus the Non-PO Class IIA Percentage of the lesser of
         (A) the amount of interest (adjusted to the Remittance Rate) paid with respect thereto by the Mortgagors and the amount of Compensating Interest paid with respect thereto by the Master Servicer pursuant to Section
         6.05 and (B) one month's interest thereon at the Remittance Rate; provided, however, that to the extent any such interest is included in the amount computed pursuant to clause (i) above, such amount of interest shall be deducted from the amount computed pursuant to this clause (ii);

                  (iii) with respect to each Mortgage Loan in Mortgage Group Two not described in (iv) below, the Non-PO Class IIA Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Certificate Account pursuant to Section 5.08(iv) and
         (v), which were received during the related Principal Prepayment Period plus the Non-PO Class IIA Percentage of the interest portion thereof, adjusted to the Remittance Rate, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Remittance Date (together with accrued and unpaid interest on such net Insurance Proceeds, condemnation awards and other cash proceeds at the Remittance Rate);

                  (iv) with respect to each Mortgage Loan in Mortgage Group Two which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the least of (A) the Non-PO Class IIA Percentage of applicable Non-PO Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan plus the Non-PO Class IIA Percentage of one-month's interest thereon at the Remittance Rate, (B) the Non-PO Class IIA Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances) plus the Non-PO Class IIA Percentage of one month's interest thereon at the Remittance Rate, and (C) in the case of a Discount Mortgage Loan, the Non-PO Class IIA Prepayment Percentage of the Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) exclusive of amounts distributable to the Class IIA-P Certificates, plus the Non-PO Class IIA Percentage of one month's interest thereon at the Remittance Rate.

                  (v) with respect to each Mortgage Loan in Mortgage Group Two repurchased during the related Principal Prepayment Period pursuant to
         Section 2.02, 3.01, 5.21 or 11.01, an amount equal to the Non-PO Class IIA Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price plus the Non-PO Class IIA Percentage of the interest portion of the Purchase Price, adjusted to the Remittance Rate (net of amounts with respect to which a distribution of principal and interest has previously been made to the Non-PO Class IIA Certificateholders); provided, however, that with respect to any repurchase pursuant to Section 11.01, an amount not less than the then Outstanding Certificate Principal Balance of the Non-PO Class IIA Certificates, together with accrued and unpaid interest thereon at the Remittance Rate;

                  (vi) during such time as the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates equals zero, the excess of the Non-PO Class IIA Principal Balance over the Non-PO Allocated Amount, if any, as of the preceding Remittance Date plus one month's interest thereon at the Remittance Rate;

                  (vii) if the Cross Support Date has occurred and the Non-PO Class IIA Principal Balance is greater than zero, the Class IIA Support Percentage of the principal portion of the amounts referred to in paragraphs (b)(ii), (b)(iv) and (b)(v) of the definition of the Non-PO Class IA Distribution Amount; and

                  (viii) any funds (other than those included in (i) - (vii) above with respect to such Remittance Date) which were not distributed to the Non-PO Class IIA Certificateholders on any prior Remittance Date which would have constituted part of the Non-PO Class IIA Distribution Amount had they been so distributed on such Remittance Date, together with interest thereon at the Remittance Rate.

                  NON-PO CLASS A PERCENTAGE: As of any Remittance Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class A Principal Balance and the denominator of which is the Non-PO Allocated Amount as of the immediately preceding Due Date.

                  NON-PO CLASS IA PERCENTAGE: As of any Remittance Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class IA Principal Balance and the denominator of which is the Mortgage Group One Non-PO Allocated Amount as of the immediately preceding Due Date.

                  NON-PO CLASS IIA PERCENTAGE: As of any Remittance Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class IIA Principal Balance and the denominator of which is the Mortgage Group Two Non-PO Allocated Amount as of the immediately preceding Due Date.

                  NON-PO CLASS IA PREPAYMENT PERCENTAGE: As of any Remittance Date up to and including the Class IA Step-down Date, 100%; as of any Remittance Date during the first year thereafter, the Class IA Percentage plus 70% of the Mortgage Group One Subordinated Percentage for such Remittance Date; as of any Remittance Date during the second year thereafter, the Class IA Percentage plus 60% of the Mortgage Group One Subordinated Percentage for such Remittance Date; as of any Remittance Date during the third year thereafter, the Class IA Percentage plus 40% of the Mortgage Group One Subordinated Percentage for such Remittance Date; as of any Remittance Date during the fourth year thereafter, the Class IA Percentage plus 20% of the Mortgage Group One Subordinated Percentage for such Remittance Date; and as of any Remittance Date after the fourth year thereafter, the Class IA Percentage; provided that if either the Class IA Percentage or Class IIA Percentage as of any such Remittance Date is greater than the Class IA Percentage or Class IIA Percentage, respectively, on the first

Remittance Date, the Class IA Prepayment Percentage shall be 100%; and provided further that no reduction in the Class IA Prepayment Percentage shall take place in any year following the first year after the Class IA Step-down Date unless the conditions set forth in the definition of Class IA Step-down Date and Class IIA Step-down Date are met on the first Remittance Date of such year; and provided further that whenever the Class IA Percentage equals 0%, the Class IA Prepayment Percentage shall equal 0%.

                  NON-PO CLASS IIA PREPAYMENT PERCENTAGE: As of any Remittance Date up to and including the Class IIA Step-down Date, 100%; as of any Remittance Date during the first year thereafter, the Class IIA Percentage plus 70% of the Mortgage Group Two Subordinated Percentage for such Remittance Date; as of any Remittance Date during the second year thereafter, the Class IIA Percentage plus 60% of the Mortgage Group Two Subordinated Percentage for such Remittance Date; as of any Remittance Date during the third year thereafter, the Class IIA Percentage plus 40% of the Mortgage Group Two Subordinated Percentage for such Remittance Date; as of any Remittance Date during the fourth year thereafter, the Class IIA Percentage plus 20% of the Mortgage Group Two Subordinated Percentage for such Remittance Date; and as of any Remittance Date after the fourth year thereafter, the Class IIA Percentage; provided that if either the Class IIA Percentage or Class IA Percentage as of any such Remittance Date is greater than the Class IIA Percentage or Class IA Percentage, respectively, on the first Remittance Date, the Class IIA Prepayment Percentage shall be 100%; and provided further that no reduction in the Class IIA Prepayment Percentage shall take place in any year following the first year after the Class IIA Step-down Date unless the conditions set forth in the definition of Class IIA Step-down Date and Class IA Step-down Date are met on the first Remittance Date of such year; and provided further that whenever the Class IIA Percentage equals 0%, the Class IIA Prepayment Percentage shall equal 0%.

                  NON-PO CLASS A PRINCIPAL BALANCE: As of any Remittance Date,
(a) the Non-PO Class A Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Non-PO Class A Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Non-PO Class A Certificates pursuant to Sections 6.04, 6.01(b)(I)(v) and 6.01(b)(II)(iv)) plus (c) the Class A Interest Shortfall, if any, for the preceding Remittance Date; provided that the Non-PO Class A Principal Balance on the first Remittance Date shall be the Original Non-PO Class A Principal Balance.

                  NON-PO CLASS IA PRINCIPAL BALANCE: As of any Remittance Date,
(a) the Non-PO Class IA Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Non-PO Class IA Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Non-PO Class IA Certificates pursuant to Sections 6.04 and 6.01(b)(I)(v) plus (c) the Class IA Interest Shortfall, if any, for the preceding Remittance Date; provided that the Non-PO Class IA Principal Balance on the first Remittance Date shall be the Original Non-PO Class IA Principal Balance.

                  NON-PO CLASS IIA PRINCIPAL BALANCE: As of any Remittance Date,
(a) the Non-PO Class IIA Principal Balance for the immediately preceding Remittance Date less (b) amounts distributed (or deemed distributed) to the Non-PO Class IIA Certificateholders on such preceding Remittance Date allocable to principal (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Non-PO Class IIA Certificates pursuant to Sections 6.04 and 6.01(b)(II)(iv)) plus (c) the Class IIA Interest Shortfall, if any, for the preceding Remittance Date; provided that the Non-PO Class IIA Principal Balance on the first Remittance Date shall be the Original Non-PO Class IIA Principal Balance.

                  NON-PO CLASS IA PRINCIPAL DISTRIBUTION AMOUNT:  As defined in
Section 6.01(a)(ii)(A).

                  NON-PO CLASS IIA PRINCIPAL DISTRIBUTION AMOUNT:  As defined in
Section 6.01(a)(iv)(A).

                  NON-PO PERCENTAGE: With respect to each Mortgage Loan, the fraction, expressed as a percentage (but not greater than 100%), the numerator of which equals the applicable Net Mortgage Rate and the denominator of which equals the Remittance Rate.

                  NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made in respect of a Mortgage Loan by the Master Servicer pursuant to Section 6.03 which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not, ultimately be recoverable by the Master Servicer from Late Collections or otherwise. The determination by the Master Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, any co-trustee and the Company and detailing the reasons for such determination.

                  OFFICERS' CERTIFICATE: A certificate signed by two of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Company or the Master Servicer, and delivered to the Trustee.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Company or the Master Servicer and who is reasonably acceptable to the Trustee.

                  ORIGINAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Class of Certificates, the amount specified for such Class in Section 4.01(d).

                  ORIGINAL CLASS A PRINCIPAL BALANCE:   $195,144,604.00

                  ORIGINAL CLASS IA PRINCIPAL BALANCE:  $158,121,152.00

                  ORIGINAL CLASS IIA PRINCIPAL BALANCE: $ 37,023,452.00

                  ORIGINAL CLASS M PRINCIPAL BALANCE:         $  4,658,626.00

                  ORIGINAL CLASS B PRINCIPAL BALANCE:         $  7,246,751.19

                  ORIGINAL NON-PO CLASS A PRINCIPAL
                  BALANCE:                                    $194,151,982.00

                  ORIGINAL NON-PO CLASS IA
                  PRINCIPAL BALANCE:                          $157,630,390.00

                  ORIGINAL NON-PO CLASS IIA
                  PRINCIPAL BALANCE:                          $ 36,521,592.00

                  ORIGINAL CREDIT SUPPORT: With respect to any Class of Subordinated Certificates (other than the Class B-5 Certificates), the level of Credit Support indicated below:

                  Class M:                           3.50%
                  Class B-1:                         2.50%
                  Class B-2:                         1.75%
                  Class B-3:                         0.90%
                  Class B-4:                         0.45%

                  OUTSTANDING CERTIFICATE PRINCIPAL BALANCE: With respect to any Class (other than the Class R Certificates) of Certificates and any Remittance Date, the sum of (a) the Original Certificate Principal Balance of such Class and (b) (except with respect to (I) the Class of Class B Certificates then outstanding having the highest numerical class designation and (II) during such time as the aggregate Outstanding Certificate Principal Balance of the Class B Certificates equals zero, the Class M Certificates) any Interest Shortfalls with respect to such Class prior to such Remittance Date, minus the sum of (i) any distributions of principal made on such Class prior to such Remittance Date and
(ii) any Realized Losses allocated to such Class prior to such Remittance Date; provided, however, that (I) with respect to the Class of Class B Certificates then outstanding having the highest numerical class designation, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the sum of the Outstanding Certificate Principal Balances of all Classes of Certificates (other than the Class of Class B Certificates then outstanding having the highest numerical class designation); and (II) during such time as the Outstanding Certificate Principal Balance of the Class B-1 Certificates equals zero, with respect to the Class M Certificates, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool Principal Balance (together with the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

                  OUTSTANDING MORTGAGE LOAN: As to any Remittance Date, a Mortgage Loan which was not paid in full during the related or any previous Principal Prepayment Period, which did not become a Liquidated Mortgage Loan during the related or any previous Principal Prepayment Period and which was not repurchased under Section 2.02, 3.01, 5.21 or 11.01 during the related or any previous Principal Prepayment Period.

                  PASS-THRU ENTITY: A "Pass-Thru Entity" as defined in Section 860E(e)(6) of the Code.

                  PAYING AGENT: The Person appointed by the Trustee as Paying Agent pursuant to Section 4.05.

                  PAYING AGENT ACCOUNT: The account created and maintained pursuant to Section 4.05.

                  PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made hereunder, such percentage interest being equal, with respect to any Class, to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all the Certificates of such Class and with respect to all Certificates, the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all the Certificates.

                  PERSON: Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PO PERCENTAGE: The PO Percentage with respect to each Mortgage Loan as identified on the Mortgage Loan Schedule, such percentage being equal to the fraction, expressed as a percentage (but not less than 0%), the numerator of which equals the excess of the Remittance Rate over the applicable Net Mortgage Rate and the denominator of which equals the Remittance Rate.

                  PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section
5.15 hereof.

                  PRINCIPAL BALANCE: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) (or, in the case of a substitute Mortgage Loan included in the Trust Fund pursuant to Section 3.05, the close of business as of the date of substitution) reduced by all amounts previously distributed to Certificateholders that are allocable to payments of principal on such Mortgage Loan (including the principal portion of Advances of the Master Servicer made pursuant to Section 6.03).

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan (other than Late Collections) which is received other than as part of a Monthly Payment; provided, however, that the term Principal Prepayment does not include Insurance Proceeds, Liquidation Proceeds, condemnation awards or other cash proceeds from a source other than the applicable Mortgagor.

                  PRINCIPAL PREPAYMENT PERIOD: With respect to any Remittance Date, the period beginning on the first day of the month preceding the month in which such Remittance Date occurs and ending on the last day of such month.

                  PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased on any date pursuant to Section 2.02, 3.01, 5.21 or 11.01, an amount equal to the sum of (a) 100% of the Principal Balance thereof, (b) unpaid accrued interest at the Mortgage Rate thereon from the Due Date on which interest was last paid by the Mortgagor or Advanced by the Master Servicer to the Due Date next following the date of repurchase and (c) the aggregate of any unreimbursed Advances.

                  RATE ADJUSTMENT DATE: With respect to any Remittance Date, the second London Banking Day preceding the related Floating Rate Interest Accrual Period.

                  RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated one or more Classes of Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the two highest long-term debt rating categories of a Rating Agency shall mean AA or better in the case of S&P and Aa3 or better in the case of Moody's.

                  REALIZED LOSS: With respect to (i) a Liquidated Mortgage Loan, the amount, if any, by which the unpaid Principal Balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Master Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Mortgage Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

                  RECORD DATE: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

                  REFERENCE BANKS: With respect to each Rate Adjustment Date, four leading banks engaged in transactions in United States dollar deposits in the London interbank market (i) with an established place of business in London,
(ii) whose quotations appear on the Reuters

Screen LIBO Page on such Rate Adjustment Date and (iii) which have been designated as such by the Master Servicer and are able and willing to provide such quotations to the Master Servicer on each Rate Adjustment Date.

                  REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

                  REMIC POOL: Either of the Master REMIC or the Subsidiary
REMIC.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations and rulings promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

                  REMIC REPORTING AGENT: The person so designated in Section 7.02(b).

                  REMITTANCE DATE: The 25th day of any month, or if such 25th day is not a Business Day, the first Business Day immediately following, beginning with September 25, 1996.

                  REMITTANCE RATE: The portion of the annual rate of interest borne by each Mortgage Loan accruing for the benefit of the Certificateholders, which rate shall equal 7.25%.

                  REPURCHASE PROCEEDS: All proceeds of any Mortgage Loan or property acquired in respect thereof repurchased pursuant to Section 2.02, 3.01,
5.21 or 11.01.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any other officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer in its Corporate Trust Office to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  REUTERS SCREEN LIBO PAGE: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered quotations of major banks).

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

                  SALE AGREEMENT: The Mortgage Loan Sale Agreement dated as of August 27, 1996 between the Company and Chase.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations and which are "unanticipated expenses" of the REMIC, as defined in the REMIC Provisions, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (iv) taxes and assessments on the Mortgaged Properties subject to the Mortgage Loans and (v) compliance with the obligations under Section 5.21.

                  SERVICING FEE: The amount of the monthly fee paid for the servicing of the Mortgage Loans, equal to, as of any Remittance Date, the total of, with respect to each Mortgage Loan (other than a Mortgage Loan having a Mortgage Rate of less than 7.500% per annum), one-twelfth of 0.25% per annum of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in Section 6.05. The Servicing Fee with respect to each Mortgage Loan having a Mortgage Rate of less than 7.500% per annum is equal to one-twelfth of 0.20% per annum of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in Section 6.05. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payments that shall have come due and only at the time such Monthly Payment shall be made. The right to receive the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payments collected by the Master Servicer, or as otherwise provided under Section 5.09 or 5.23.

                  SERVICING OFFICER: Any officer of the Master Servicer or any Sub-servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written certificate listing servicing officers furnished to the Trustee by the Master Servicer on or prior to the Closing Date, and signed on behalf of the Master Servicer or any Sub-servicer by its President, any Vice President or its Treasurer, as such certificate may from time to time be amended.

                  SHORTFALL: With respect to any Remittance Date, the amount equal to the excess, if any, of the Non-PO Class A Distribution Amount over the amount actually distributed to Non-PO Class A Certificateholders on such Remittance Date.

                  SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible original denomination for such Class of Certificates as specified in Section 4.01(d).

                  STANDARD HAZARD POLICY: Each standard hazard insurance policy or replacement therefor referred to in Section 5.16.

                  SUBORDINATED CERTIFICATES: The Class M and Class B Certificates, referred to collectively.

                  SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date, an amount equal to the portion of the Available Distribution Amount relating to payments of principal of the Mortgage Loans remaining after all distributions of principal and interest to the Class A Certificateholders (but without giving effect to any amounts in respect of the Class IA-P Deferred Amount and Class IIA-P Deferred Amount with respect to such Remittance Date which may be distributable pursuant to Section 6.0(b)(I)(ii)(C) or Section 6.01(b)(II)(ii)(C)) pursuant to Section 6.01(b) with respect to such Remittance Date have been made.

                  SUB-SERVICER: Any Person with whom the Master Servicer enters into a Sub-Servicing Agreement.

                  SUB-SERVICING AGREEMENT: Any agreement between the Master Servicer and any Sub-Servicer, relating to servicing or administration of certain Mortgage Loans as provided in Section 5.02, in such form as has been approved by the Master Servicer and the Company.

                  SUBSIDIARY REGULAR INTEREST: There shall be five Subsidiary Regular Interests. The first subsidiary regular interest (the "First Subsidiary Regular Interest") shall have the same characteristics as the Class IA-1, Class IA-2 and Class IA-3 Certificates, and shall have the right to receive distributions from Mortgage Pool in the amounts necessary to make all required distributions with respect to such Certificates. The second subsidiary regular interest (the "Second Subsidiary Regular Interest") shall have the same characteristics as the Class IA-4, Class IIA-1, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to the Class IA-4, Class IIA-1, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. The third subsidiary regular interest (the "Third Subsidiary Regular Interest") shall have the same characteristics as the Class IA-P Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to the Class IA-P Certificates. The fourth subsidiary regular interest (the "Fourth Subsidiary Regular Interest") shall have the same characteristics as the Class IIA-P Certificates, and shall have the right to receive distributions from the Mortgage Pool in the amounts necessary to make all required distributions with respect to the Class IIA-P Certificates. The fifth subsidiary regular interest (the "Fifth Subsidiary Regular Interest") shall have the same characteristics as the Chase Interest, and shall have the right to receive distributions of Excess Interest from the Mortgage Loans.

                  SUBSIDIARY REMIC: The pool of assets consisting of the Trust Fund.

                  SUBSIDIARY RESIDUAL INTEREST: The interest in the Subsidiary REMIC consisting of Excess Proceeds and Substitute Excess Interest, and with respect to each Mortgage Loan, any amounts payable or received with respect to such Mortgage Loan after payment in full of the Subsidiary Regular Interests.

                  SUBSTITUTE EXCESS INTEREST:  As defined in Section 3.05.

                  TRUST FUND: The corpus of the trust created by this Agreement consisting of (i) the Mortgage Loans, (ii) such assets as shall from time to time be identified as deposited in the Certificate Account, (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, (iv) Standard Hazard Policies and any other insurance policies, and the proceeds thereof, (v) certain rights of the Company under the Sale Agreement, as more particularly set forth in the last paragraph of Section
2.01 and as described in Sections 2.02 or 3.01 hereof and (vi) any proceeds of any of the foregoing.

                  TRUSTEE: Citibank, N.A., a national banking association organized under the laws of the United States, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor trustee at the time serving as successor trustee hereunder, appointed as herein provided.

                  U.S. PERSON: A "United States Person" as defined in Section 7701(a)(30) of the Code.

                               [End of Article I]

                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; TRUST FUND

                  Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Monthly Payments due on the Mortgage Loans on or before the Cut-off Date).

                  In connection with such assignment, the Company does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

         (i)  With respect to each Mortgage Loan which is not a Co-op Loan:

                  (A)(I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed (by facsimile if so authorized by the Company), "Pay to the order of Citibank, N.A., as trustee, under that certain Pooling and Servicing Agreement dated as of August 1, 1996 for Multi-Class Mortgage Pass-Through Certificates, Series 1996-2 (MorServ, Inc.) without recourse" and signed in the name of the Mortgage Loan Seller by an authorized person and showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

                  (B) Original (or a court-certified copy of the original) recorded Mortgage with evidence of recording thereon, or if such original has been delivered to the appropriate public recording office, a certified copy thereof certified true and complete by the Mortgage Loan Seller, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (C) Original Assignment of Mortgage (or copy thereof) by the Mortgage Loan Seller or its agent in recordable form to "Citibank, N.A., as trustee." Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) Original (or a court-certified copy of the original) recorded Assignments of Mortgage (or copies thereof) showing a complete chain of assignment from the originator of the related Mortgage Loan to the Mortgage Loan Seller, and, if copies are delivered, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (E) Originals (or lost note affidavit, including copies of the originals) of all assumption, consolidation and modification agreements, with evidence of recording thereon, to the extent required by applicable law, relating to the Mortgage or the Mortgage Note, if any, or, if such original has been delivered to the appropriate public recording office, a certified copy thereof certified true and complete by the applicable Mortgage Loan Seller, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (F) The original title policy or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified true and complete by the title insurance policy company, with the original title policy to be delivered by the Company within 270 days of the Closing Date.

                  (G)      Copy of Primary Insurance Policy, if any.

          (ii) With respect to each Co-op Loan:

                  (A)(I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement)), in either case endorsed (by facsimile if so authorized by the Company), "Pay to the order of Citibank, N.A. as trustee, under that certain Pooling and Servicing Agreement dated as of August 1, 1996 for Multi-Class Mortgage Pass-Through Certificates, Series 1996-2 (MorServ, Inc.) without recourse" and signed in the name of the Mortgage Loan Seller by an authorized person and showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

                  (B) Original Mortgage entered into by the Mortgagor with respect to such Mortgage Loan.

                  (C) Copy of Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Mortgage Loan.

                  (D) Form UCC-3 (or copy thereof) by the Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to "Citibank, N.A. as trustee", together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Mortgage Loan Seller, with evidence of recording thereon.

                  (E) Stock certificate representing the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged with respect to such Co-op Loan with a stock power in blank attached (each, a "Stock Certificate").

                  (F)      Original proprietary lease.

                  (G) Original assignment of proprietary lease, to the Trustee, and all intervening assignments thereof.

                  (H) Original recognition agreement (or copy thereof) of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged in respect of such Co-op Loan.

                  (I) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (D) above with respect to such Co-op Loan.

                  With respect to the Mortgage Loans listed on Schedule I, the documents specified in (i)(A) and (i)(B) above may be contained in a single instrument. If in connection with any Mortgage Loan the Company cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement, or within the 270 days permitted in (i)(B), (i)(D) and (i)(E) above, solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Master Servicer shall cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office. In any event, the Master Servicer shall use all reasonable efforts to cause each original Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

                  With respect to any Mortgage Loans which are not Co-op Loans, the Master Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. With respect to Co-op Loans, the Master Servicer shall cause to be recorded in the appropriate recording office the Form UCC-3 referred to in this Section 2.01 as soon as practicable. While each Assignment of Mortgage or Form UCC-3 to be recorded is being recorded, the Master Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage or Form UCC-3 is returned unrecorded to the Master Servicer because of any defect therein, the Master Servicer shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The Master Servicer shall deliver or cause to be delivered each original recorded Assignment of Mortgage and intermediate assignment or Form UCC-3 to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Master Servicer shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

                  The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Company nor the Master Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Company and the Master Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Master Servicer or any Sub-Servicer, for the benefit of the Trustee as the owner thereof, and the Master Servicer's or such

Sub-Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Master Servicer or such Sub-Servicer is in a custodial capacity only. The Company agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans. Each Mortgage File and the mortgage documents relating to the Mortgage Loans contain proprietary business information of the Mortgage Loan Seller and its customers. The Trustee and the Company agree that they will not use such information for business purposes without the express written consent of the Mortgage Loan Seller and that all such information shall be kept strictly confidential.

                  It is the intention of this Agreement that the conveyance of the Company's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Mortgage Loan Seller to the Company is characterized as a pledge and not a sale, then the Company shall be deemed to have transferred to the Trustee all of the Company's right, title and interest in, to and under the obligations of the Mortgage Loan Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Company shall also be deemed to have granted to the Trustee a first priority security interest in all of the Company's right, title, and interest in, to and under the obligations of the Mortgage Loan Seller to the Company deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Company. If the conveyance of the Mortgage Loans from the Company to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Company shall be deemed to have granted to the Trustee a first priority security interest in all of the Company's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

                  In addition to the conveyance made in the first paragraph of this Section 2.01, the Company does hereby convey, assign and set over to the Trustee all of its right, title and interest in that portion of the Trust Fund described in items (ii), (iii), (iv) and (vi) of the definition thereof and further assigns to the Trustee for the benefit of the Certificateholders those representations and warranties of the Mortgage Loan Seller contained in the Sale Agreement and described in Section 3.01 hereof and the benefit of the repurchase obligations of the Mortgage Loan Seller described in Sections 2.02 and 3.01 hereof and the obligations of the Mortgage Loan Seller contained in the Sale Agreement to take, at the request of the Company or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

                  Section 2.02. Acceptance by Trustee. Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Company will cause the Mortgage Loan Seller to repurchase the Mortgage Loans sold by it to the Company to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within ten Business Days of the Closing Date (or such other period as is agreed by the Company and the Trustee but not more than 60 days from the Closing Date).

                  The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit A that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Master Servicer, the Mortgage Loan Seller and the Company. In addition, the Trustee shall also notify the Master Servicer, the Company and the Mortgage Loan Seller, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored,
(iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date. The Trustee shall request that the Mortgage Loan Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 3.05, within 60 days from the date the Mortgage Loan Seller was notified of such omission or defect and, if the Mortgage Loan Seller does not correct or cure such omission or defect within such period, that the Mortgage Loan Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Mortgage Loan Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Master Servicer and deposited by the Master Servicer in the Certificate Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Mortgage Loan Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Mortgage Loan Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan.

                  Within 270 days of the Closing Date, the Trustee shall deliver to the Company and the Master Servicer the Trustee's Certification, substantially in the form of Exhibit E attached hereto, setting forth the status of the Mortgage Files as of such date.

                  Section 2.03. Trust Fund; Authentication of Certificates. The Trustee acknowledges and accepts the assignment to it of the Trust Fund created pursuant to this Agreement in trust for the use and benefit of all present and future Certificateholders. The Trustee acknowledges the assignment to it for the benefit of the Trust Fund of the Mortgage Loans and has caused to be authenticated and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund.

                  Section 2.04.  REMIC Election.

                  (a) The Company hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Subsidiary REMIC and the Master REMIC as a REMIC. This Agreement shall be construed so as to carry out the intention of the parties that each REMIC Pool be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Master REMIC shall consist of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Chase Interest, and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Master REMIC shall consist of the Master Residual Interest, and all such interests shall be designated as such on the startup day. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Regular Interests and the "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Subsidiary REMIC shall consist of the Subsidiary Residual Interest and all such interests shall be designated as such on the startup day. The regular interests in the Subsidiary REMIC shall be held by the Master REMIC at all times and shall not be transferable under any circumstances.

                  (b) All payments with respect to the Class IA-1, Class IA-2 and Class IA-3 Certificates shall be considered to have been made solely from the First Subsidiary Regular Interest. All payments with respect to the Class IA-4, Class IIA-1, Class M, Class B-1, Class B- 2, Class B-3, Class B-4 and Class B-5 Certificates shall be considered to have been made solely from the Second Subsidiary Regular Interest. All payments with respect to the Class IA-P Certificates shall be considered to have been made solely from the Third Subsidiary Regular Interest. All payments with respect to the Class IIA-P Certificates shall be considered to have been made solely from the Fourth Subsidiary Regular Interest. All payments with respect to the

Chase Interest shall be considered to have been made solely from the Fifth Subsidiary Regular Interest.

         The principal amount of the regular interests in the Master REMIC is equal to the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The original principal balance of the First Subsidiary Regular Interest is equal to the aggregate principal balances of the Class IA-1, Class IA-2 and Class IA-3 Certificates. The original principal balance of the Second Subsidiary Regular Interest is equal to the principal balance of the Class IA-4, Class IIA-1, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. The original principal balance of the Third Subsidiary Regular Interest is equal to the principal balance of the Class IA-P Certificates. The original principal balance of the Fourth Subsidiary Regular Interest is equal to the principal balance of the Class IIA-P Certificates. The original balance of the Fifth Subsidiary Regular Interest is zero.

         The interest rate on the First Subsidiary Regular Interest and the Second Subsidiary Regular Interest is 7.250%. The interest rate on the Third Subsidiary Regular Interest and the Fourth Subsidiary Regular Interest is 0.000%. The interest rate on the Fifth Subsidiary Interest is equal to the aggregate of the Net Mortgage Rates borne by the Mortgage Loans over 7.250%.

                  (c) The assets of the Subsidiary REMIC shall consist of the pool of assets consisting of the Trust Fund. The assets of the Master REMIC shall consist of the pool of assets consisting of the Subsidiary Regular Interests and all payments or principal or interest on or with respect to the Subsidiary Regular Interests after the Cut-off Date.

                  (d) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" of any regular interest in either REMIC Pool is December 25, 2025, which is the Remittance Date immediately following the latest scheduled maturity of any Mortgage Loan.

                               [End of Article II]

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                THE MASTER SERVICER; REPURCHASE OF MORTGAGE LOANS

                  Section 3.01. Representations and Warranties of the Company with respect to the Mortgage Loans. The Company hereby represents and warrants to the Trustee that on the Closing Date it has entered into the Sale Agreement with respect to the Mortgage Loans with Chase as Mortgage Loan Seller, that the Mortgage Loan Seller has made the following representations and warranties in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Company and the Trustee, and as to which the Company has assigned to the Trustee, pursuant to Section 2.01 hereof, the right to cause the Mortgage Loan Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement. References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties refer, in each case, to the percentages of expected aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence).

                  (a)      With respect to the Mortgage Loan Seller:

                           (i) The Mortgage Loan Seller is a banking corporation
                  validly existing and in good standing under the laws of the State of New York;

                           (ii) The Mortgage Loan Seller has the full power and
                  authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by the Sale Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of the Sale Agreement, has duly executed and delivered the Sale Agreement, and the Sale Agreement and each Assignment of Mortgage to the Company constitutes a legal, valid and binding obligation of the Mortgage Loan Seller, enforceable against it in accordance with its terms;

                           (iii) None of the execution and delivery of the Sale
                  Agreement, the acquisition of the Mortgage Loans by the Mortgage Loan Seller, the sale of the Mortgage Loans to the Company, the consummation of the transactions contemplated thereby or the fulfillment of or compliance with the terms and conditions of the Sale Agreement will conflict with any of the terms, conditions or provisions of the Mortgage Loan Seller's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Mortgage Loan Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Mortgage Loan Seller or its property is subject;

                           (iv) Each Mortgage Note, each Mortgage, each
                  Assignment of Mortgage and any other documents required pursuant to the Sale Agreement to be delivered to the Company or its assignee for each Mortgage Loan have been, on or before the Closing Date, delivered to the Company or its assignee, except for such documents as are noted in the Exception Report;

                           (v) There is no litigation pending or threatened with
                  respect to the Mortgage Loan Seller which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans or which is reasonably likely to have a material adverse effect on the financial condition of the Mortgage Loan Seller;

                           (vi) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with the Sale Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Sale Agreement except for consents, approvals, authorizations and orders which have been obtained;

                           (vii) The consummation of the transactions
                  contemplated by the Sale Agreement is in the ordinary course of business of the Mortgage Loan Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Mortgage Loan Seller pursuant to the Sale Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                           (viii) The origination and collection practices used
                  by the Mortgage Loan Seller with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments that the Mortgage Loan Seller collects, all such payments are in the possession of, or under the control of, the Mortgage Loan Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note; and

                           (ix) The Mortgage Loan Seller will treat the sale of
                  the Mortgage Loans to the Company as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes.

                  (b)      With respect to each Mortgage Loan:

                           (i) With respect to a Mortgage Loan which is not a
                  Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Coop Loan, the Mortgage creates a first perfected security interest in the stock in the residential cooperative housing corporation and the Co-op Lease which were pledged to secure such Co-op Loan. The information set forth in the Mortgage Loan Schedule is true and correct in all material respects;

                           (ii) All payments due prior to the Cut-off Date for
                  such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; and the Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency in excess of 30 days in any payment by the Mortgagor thereunder during the preceding twelve-month period;

                           (iii) To the best of the Mortgage Loan Seller's
                  knowledge, there are no delinquent taxes which are due and payable or other outstanding charges affecting the related Mortgaged Property which would permit a taxing authority to initiate foreclosure proceedings against the Mortgaged Property;

                           (iv) The terms of the Mortgage Note and the Mortgage
                  have not been impaired, waived, altered or modified in any respect, except by written instruments. No Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

                           (v) The Mortgage Note and the Mortgage are not
                  subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (vi) All buildings upon the Mortgaged Property are
                  insured by a generally acceptable insurer pursuant to Standard Hazard Policies conforming to the requirements of Section 5.16 hereof. To the best of the Mortgage Loan Seller's knowledge, all such Standard Hazard Policies are in effect and on the date of origination contained a standard mortgagee clause naming the Mortgage Loan Seller and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, as of the date of origination, such Mortgaged Property was covered by flood insurance in an amount not less than that set forth in
                  Section 5.16. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                           (vii) To the best of the Mortgage Loan Seller's
                  knowledge, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                           (viii) The Mortgage has not been satisfied as of the
                  Cut-off Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                           (ix) With respect to a Mortgage Loan which is not a
                  Co-op Loan, the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or
                  (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

                           (x) The Mortgage Note and the related Mortgage are
                  original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Mortgage Loan Seller has taken all action necessary to transfer such rights of enforceability to the Company or the Trustee. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

                           (xi) Immediately prior to the transfer and assignment
                  to the Company, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Mortgage Loan Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Company free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                           (xii) With respect to a Mortgage Loan which is not a
                  Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(1), (2) and (3) above) the Mortgage Loan Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Mortgage Loan Seller is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Trustee or the assignment to the Trustee of the Mortgage Loan Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                           (xiii) To the best of the Mortgage Loan Seller's
                  knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Mortgage Loan Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

                           (xiv) There are no mechanics' or similar liens or
                  claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

                           (xv) With respect to a Mortgage Loan which is not a
                  Co-op Loan, all improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

                           (xvi) The Mortgage Loan complied in all material
                  respects with all the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages are on forms generally acceptable in the industry. The Mortgage Loan bears interest at a fixed rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the Mortgage Loan Seller at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                           (xvii) The Mortgaged Property at origination of the
                  Mortgage Loan was, and to the best of the Mortgage Loan Seller's knowledge currently is, free of material damage and waste and at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation thereof;

                           (xviii) The related Mortgage contains enforceable
                  provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (xix) If the Mortgage constitutes a deed of trust, a
                  trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

                           (xx) The Mortgage File contains an appraisal of the
                  related Mortgaged Property signed by a qualified appraiser, approved by the Mortgage Loan Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form generally acceptable in the industry;

                           (xxi) All parties which have had any interest in the
                  Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and
                  (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank having principal offices in such state, or (4) not doing business in such state;

                           (xxii) The related Mortgage Note is not and has not
                  been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

                           (xxiii) The Mortgage Loan does not contain "buydown"
                  or "graduated payment" features that are currently in effect;

                           (xxiv) To the best of the Mortgage Loan Seller's
                  knowledge, the Mortgagor is not insolvent or in bankruptcy and the Mortgage Loan Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan; and

                           (xxv) With respect to a Mortgage Loan that is a Co-op
                  Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

                  (c)      With respect to the Mortgage Loans:

                           (i) The Mortgage Loans in Mortgage Group One were
                  originated between January, 1991 and October, 1995. All of the Mortgage Loans had original terms to stated maturity of approximately 30 years or less. The Mortgage Loans in Mortgage Group One had remaining terms to stated maturity calculated as of the Cut-off Date of between 200 months and 351 months and a weighted average term to stated maturity of approximately 320 months;

                           (ii) Approximately 41.28% of the Mortgaged Properties
                  related to Mortgage Loans in Mortgage Group One related to Mortgage Loans are located in New York. The remainder are located in Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Missouri, North Carolina, New Jersey, Nevada, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin. No more than approximately 1.87% of such Mortgaged Properties are located in any one zip code area;

                           (iii) The Mortgage Rates borne by the Mortgage Loans
                  in Mortgage Group One as of the Cut-off Date ranged from 6.750% per annum to 10.00% per annum and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Group One as of the Cut-off Date was approximately 8.204% per annum;

                           (iv) The original principal balances of the Mortgage
                  Loans in Mortgage Group One ranged from $207,860 to $1,300,000. The maximum outstanding principal balance of any Mortgage Loan in Mortgage Group One as of the Cut-off Date was approximately $1,251,278 and the average outstanding principal balance on the Mortgage Loans in Mortgage Group One was approximately $310,107;

                           (v) As of the Cut-off Date, approximately 52.20% of
                  the Mortgage Loans in Mortgage Group One were made to refinance the related Mortgaged Properties (including approximately 11.21% "cash-out" refinancing). As of the Cut-off Date, approximately 47.80% of the Mortgage Loans in Mortgage Group One were made to purchase the related Mortgaged Properties. Approximately 83.80% of the Mortgage Loans in Mortgage Group One measured by aggregate unpaid Principal Balances are secured by a single family residence; approximately 8.86% of the Mortgage Loans in Mortgage Group One (similarly measured) are secured by an individual condominium unit; approximately 4.81% of the Mortgage Loans in Mortgage Group One (similarly measured) are secured by a two-to four-family dwelling unit; approximately 0.20% of the Mortgage Loans in Mortgage Group One are secured by a unit in a planned unit development; and no such residence is a mobile home or manufactured dwelling. Approximately 2.33% of the Mortgage Loans in Mortgage Group One are Co-op Loans.

                           (vi) With respect to approximately 29.99% of the
                  Mortgage Loans in Mortgage Group One, upon origination, the Loan-to-Value Ratio was less than or equal to 70%; with respect to approximately 52.90% of the Mortgage Loans in Mortgage Group One, the Loan-to-Value Ratio was greater than 70% but not greater than 80%; with respect to approximately 2.28% of the Mortgage Loans in Mortgage Group One, the Loan-to-Value Ratio was greater than 80% but not greater than 85%; with respect to approximately 13.27% of the Mortgage Loans in

                  Mortgage Group One, the Loan-to-Value Ratio was greater than 85% but not greater than 90%; with respect to approximately 1.56% of the Mortgage Loans in Mortgage Group One, the Loan-to-Value Ratio was greater than 90% but not greater than 95%; and none of the Mortgage Loans in Mortgage Group One had a Loan-to-Value Ratio greater than 95%. Approximately 16.96% of the Mortgage Loans in Mortgage Group One are insured under Primary Insurance Policies;

                           (vii) With respect to approximately 96.41% of the
                  Mortgage Loans in Mortgage Group One, measured by aggregate unpaid Principal Balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the related Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as Mortgagor's primary residence. With respect to 3.17% and 0.42% of the Mortgage Loans in Mortgage Group One (similarly measured) at the time that the Mortgage Loan was made, the related Mortgagor represented that the Mortgaged Property was a second home or "investor property", respectively. To the best of the Mortgage Loan Seller's knowledge, each Mortgaged Property is lawfully occupied under applicable law;

                           (viii) The Mortgage Loans in Mortgage Group Two were
                  originated between March, 1991 and December, 1994. All of the Mortgage Loans had original terms to stated maturity of approximately 15 years or less. The Mortgage Loans in Mortgage Group Two had remaining terms to stated maturity calculated as of the Cut-off Date of between 81 months and 161 months and a weighted average term to stated maturity of approximately 140 months;

                           (ix) Approximately 43.04% of the Mortgaged Properties
                  related to Mortgage Loans in Mortgage Group Two related to Mortgage Loans are located in New York. The remainder are located in Arkansas, Arizona, California, Connecticut, Delaware, Florida, Illinois, Louisiana, Maryland, Michigan, Missouri, New Jersey, Nevada, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Texas, Utah and Virginia. No more than approximately 4.23% of such Mortgaged Properties are located in any one zip code area;

                           (x) The Mortgage Rates borne by the Mortgage Loans in
                  Mortgage Group Two as of the Cut-off Date ranged from 6.625% per annum to 9.750% per annum and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Group Two as of the Cut-off Date was approximately 7.868% per annum;

                           (xi) The original principal balances of the Mortgage
                  Loans in Mortgage Group Two ranged from $210,000 to $1,100,000. The maximum outstanding principal balance of any Mortgage Loan in Mortgage Group Two as of the Cut-off Date was approximately $1,042,047 and the average outstanding principal balance on the Mortgage Loans in Mortgage Group Two was approximately $304,513;

                           (xii) As of the Cut-off Date, approximately 74.78% of
                  the Mortgage Loans in Mortgage Group Two were made to refinance the related Mortgaged Properties (including approximately 18.37% "cash-out" refinancing). As of the Cut-off Date, approximately 25.23% of the Mortgage Loans in Mortgage Group Two were made to purchase the related Mortgaged Properties. Approximately 88.47% of the Mortgage Loans in Mortgage Group Two measured by aggregate unpaid Principal Balances are secured by a single family residence; approximately 3.28% of the Mortgage Loans in Mortgage Group Two (similarly measured) are secured by an individual condominium unit; approximately 5.07% of the Mortgage Loans in Mortgage Group Two (similarly measured) are secured by a two-to four-family dwelling unit; approximately 0.76% of the Mortgage Loans in Mortgage Group Two are secured by a unit in a planned unit development; and no such residence is a mobile home or manufactured dwelling. Approximately 2.41% of the Mortgage Loans in Mortgage Group Two are Co-op Loans.

                           (xiii) With respect to approximately 46.62% of the
                  Mortgage Loans in Mortgage Group Two, upon origination, the Loan-to-Value Ratio was less than or equal to 70%; with respect to approximately 52.74% of the Mortgage Loans in Mortgage Group Two, the Loan-to-Value Ratio was greater than 70% but not greater than 80%; with respect to none of the Mortgage Loans in Mortgage Group Two, the Loan-to-Value Ratio was greater than 80% but not greater than 85%; with respect to approximately 0.64% of the Mortgage Loans in Mortgage Group Two, the Loan-to-Value Ratio was greater than 85% but not greater than 90%; and none of the Mortgage Loans in Mortgage Group Two had a Loan-to-Value Ratio greater than 90%. Approximately 0.64% of the Mortgage Loans in Mortgage Group Two are insured under Primary Insurance Policies;

                           (xiv) With respect to approximately 94.87% of the
                  Mortgage Loans in Mortgage Group Two, measured by aggregate unpaid Principal Balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the related Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as Mortgagor's primary residence. With respect to 5.13% of the Mortgage Loans in Mortgage Group Two (similarly measured) at the time that the Mortgage Loan was made, the related Mortgagor represented that the Mortgaged Property was a second home. To the best of the Mortgage Loan Seller's knowledge, each Mortgaged Property is lawfully occupied under applicable law;

                           (xv) All of the Mortgage Loans provide for scheduled
                  monthly installments due on the first day of each month, with interest payable in arrears, in an amount sufficient to fully amortize the original principal balance thereof over its term to stated maturity;

                           (xvi) The Mortgage Loans were originated in the
                  manner described in the Prospectus Supplement dated August 23, 1996.

                  The Sale Agreement provides that the representations and warranties described in this Section 3.01 shall survive the delivery of the respective Mortgage Files to the Trustee and shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated.

                  Upon discovery by any of the Company, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties, irrespective of any limitation in such representation or warranty regarding the knowledge of the Mortgage Loan Seller, which materially and adversely affects the value of a Mortgage Loan or the interest of the Certificateholders (or which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties and to the Mortgage Loan Seller, which notice shall specify the date of discovery. The Master Servicer shall in any event notify the Mortgage Loan Seller of such breach, which notice shall also specify the date of discovery. Pursuant to the Sale Agreement, the Mortgage Loan Seller shall within 90 days from the earlier of (i) the date specified in the notice as the date of discovery of such breach or (ii) the date the Mortgage Loan Seller otherwise discovers such breach, cure such breach, substitute a Mortgage Loan pursuant to the provisions of Section 3.05 or, if the breach relates to a particular Mortgage Loan, purchase such Mortgage Loan from the Trustee at the Purchase Price or, if the breach relates to a representation or warranty regarding the Mortgage Loans as a whole, repurchase Mortgage Loans selected by the Company such that the representations and warranties with respect to the Mortgage Loans are materially correct (without using any selection procedures to identify Mortgage Loans to remain in the Trust Fund as being less valuable than the Mortgage Loans to be repurchased, but, in the case of a repurchase of any obligation pursuant to a breach of a representation or warranty in Section 3.01(c), using selection procedures to identify loans to be repurchased that will not give rise to the tax imposed by Section 860F(a)(1) of the Code either because no net income would be recognized or because, as set forth in an Opinion of Counsel, which shall not be an expense of the Trust Fund, delivered by the Mortgage Loan Seller to the Master Servicer, the transaction is not a "prohibited transaction" within the meaning of Section 860F(a)(2) of the
Code). The Purchase Price for the purchased Mortgage Loan shall be paid to the Master Servicer and shall be deposited by the Master Servicer in the Certificate Account promptly upon receipt and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment as may be provided to it by the Master Servicer, without recourse, as shall be necessary to vest in the Mortgage Loan Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Mortgage Loan Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. The Trustee shall notify each Rating Agency of any repurchase or substitution of a Mortgage Loan pursuant to this Section 3.01.

                  Section 3.02.  [Reserved]

                  Section 3.03.  [Reserved]

                  Section 3.04. Representations and Warranties of the Master Servicer. The Master Servicer represents and warrants to, and covenants with, the Trustee that as of the Closing Date:

                  (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is not required under applicable law to effect such qualification, and in any event the Master Servicer is, or will be, in compliance with the laws of such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                  (b) The Master Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms;

                  (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Master Servicer's charter or by-laws or any agreement or instrument to which the Master Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (d) There is no litigation pending or, to the Master Servicer's knowledge, threatened, which would materially and adversely affect the execution, delivery or enforceability of this Agreement, or the ability of the Master Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof; and

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.04 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.

                  Section 3.05. Option to Substitute. If the Mortgage Loan Seller is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 3.01, the Mortgage Loan Seller may, at its option, within two years from the Closing Date (or, in any case to which Section 3.01(c) applies, within three months from the Closing Date), remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall (a) have a Principal Balance at the time of substitution not in excess of the Principal Balance of the defective Mortgage Loan (the amount of any difference, plus one month's interest thereon at the Mortgage Rate borne by the defective Mortgage Loan, being paid by the Mortgage Loan Seller and deemed to be a Principal Prepayment to be credited to or deposited by the Master Servicer in the Certificate Account), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the removed Mortgage Loan (provided, however, that if the Mortgage Rate on the substitute Mortgage Loan exceeds the Mortgage Rate on the removed Mortgage Loan, the amount of that excess interest (the "Substitute Excess Interest") shall be payable to the Residual Interest), (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan,
(d) be, in the reasonable determination of the Master Servicer, of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio at origination no greater than that of the removed Mortgage Loan and (f) be, in the reasonable determination of the Master Servicer, in material compliance with the representations and warranties contained in the Sale Agreement and described in Section 3.01 as the case may be, as of the date of substitution.

                  The Master Servicer shall amend the Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. The Sale Agreement provides that upon such amendment the Mortgage Loan Seller shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 3.01 as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 3.01. Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 3.05 (other than the two-year and three-month periods specified in the first sentence of this Section ), such time shall be measured from the date of the applicable substitution. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Trust Fund.

                              [End of Article III]

                                   ARTICLE IV

                                THE CERTIFICATES

                  Section 4.01. The Certificates. (a) The Class A, Class M, Class B and Class R Certificates shall be substantially in the forms thereof included within Exhibits C and D and shall, on original issue, be executed by the Company and authenticated by the Trustee upon receipt by the Trustee of the documents specified in Section 2.01, delivered to or upon the order of the Company.

                  (b) The Depository, the Company and the Trustee have entered into a Depository Agreement dated as of August 27, 1996 (the "Depository Agreement"). Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Trustee except to a successor to the Depository;
(ii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of such Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners. The Depository Agreement provides that the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (c) If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Company are unable after exercise of their reasonable best efforts to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository for registration and receipt by the Trustee of an adequate supply of certificates from the Company, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                  (d) The Certificates shall be issuable in the minimum original dollar denominations (and integral multiples of $1,000 in excess of such amount) and aggregate original dollar denominations per Class as set forth in the following table (except that one Certificate of each Class may be issued in a different denomination).

                                                  Aggregate Original Certificate
                          Minimum                    Principal Balance of all
                          Original                      Certificates of the             CUSIP
Class                   Denomination                      Indicated Class               Number
- - -----                   ------------                      ---------------               ------
 IA-1                     $  1,000                        $114,282,033.00              619087 BM0
 IA-2                     $100,000                              (1)                    619087 BN8
 IA-3                     $  1,000                        $ 27,585,318.00              619087 BP3
 IA-4                     $  1,000                        $ 15,763,039.00              619087 BQ1
 IA-P                     $  1,000                        $    490,762.00              619087 BR9
IIA-1                     $  1,000                        $ 36,521,592.00              619087 BS7
IIA-P                     $  1,000                        $    501,860.00              619087 CB3
  M                       $  1,000                        $  4,658,626.00              619087 BU2
  B-1                     $  1,000                        $  2,070,499.00              619087 BV0
  B-2                     $  1,000                        $  1,552,875.00              619087 BW8
  B-3                     $100,000                        $  1,759,925.00              619087 BX6
  B-4                     $100,000                        $    931,725.00              619087 BY4
  B-5                     $100,000                        $    931,727.19              619087 BZ1
 R(2)                        (2)                                (2)                    N/A

- - ---------------

(1) The Class IA-2 Certificates have no principal balance, but are issuable in minimum denominations of $100,000 of the Class IA-2 Notional Amount (initially $114,282,033.00), except one Class IA-2 Certificate may be issued in any denomination greater than $100,000.

(2) The Class R Certificate represents the Master Residual Interest and the Subsidiary Residual Interest and has no stated principal amount.

                  The Certificates shall be signed by manual or facsimile signature on behalf of the Company by its President or one of its Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were at the time of signature proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual authentication by a Responsible Officer of the Trustee and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Section 4.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at its Corporate Trust Office, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the Chase Interest and of transfers and exchanges of Certificates and the Chase Interest as herein provided. The Trustee will notify the Paying Agent within five Business Days after each Record Date of any transfer of Certificates or the Chase Interest on or prior to such Record Date.

                  (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication by the Trustee.

                  (c) No transfer of a Class B-3, Class B-4 or Class B-5 Certificate or the Chase Interest shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act of 1933, as amended. If such a transfer is to be made in reliance upon an exemption from said Act, (i) the Trustee or the Company shall require (except with respect to the initial transfer of a Class B-3, Class B-4 or Class B-5 Certificate from Donaldson, Lufkin & Jenrette Securities Corporation and except if the transferee executes a certificate substantially in the form of Exhibit J-1 hereto) a written opinion of independent counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Company or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a certification substantially in the form of Exhibit J or Exhibit J-1. The Trustee shall notify each Rating Agency upon any transfer of a Class B Certificate.

                  (d) No transfer of a Subordinated Certificate or the Chase Interest shall be made to any employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of such plan or using the assets of such plan. No transfer of a Subordinated Certificate or the Chase Interest shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate or interest, acceptable to and in form and substance satisfactory to the Trustee and the Company (or in the case of a Class M, Class B-1 or Class B-2 Certificate, a representation letter, substantially in the form of Exhibit K hereto), to the effect that (A) such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan or using the assets of such plan, or, alternatively, in the case of an insurance company, the assets of any separate accounts to effect such acquisition, or alternatively, (B) the source of funds for the purchase of such Certificate is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of such Certificate, which representation letter shall not be an expense of the Trustee, the Company or the Master Servicer, or (ii) in the case of a Subordinated Certificate or the Chase Interest presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a trustee of any such plan or any other Person who is using the assets of any such plan to effect such acquisition, an Opinion of Counsel satisfactory to the Trustee and the Company to the effect that the purchase or holding of such Subordinated Certificate or the Chase Interest will not result in the assets of the Trust Fund being deemed to be "plan assets" pursuant to the Department of Labor Plan Asset Regulations set forth in 29 C.F.R. Section 2510.3-101 and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer.

                  (e) At the option of a Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of authorized denominations of a like Class, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (f) No service charge shall be made to the Holder for any transfer or exchange of a Certificate, but the Trustee may require payment by the Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such Certificate.

                  (g) All Certificates surrendered for transfer or exchange shall be destroyed by the Trustee in accordance with the Trustee's standard procedures.

                  (h) At the option of the Holder of the Class R Certificate, the Subsidiary Residual Interest and the Master Residual Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Master Servicer receives an Opinion of Counsel (with a copy to the Trustee) to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC; and provided further, that the provisions of Sections 4.02(c), 4.02(d), 4.02(i) and 7.02(b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of either REMIC Pool, the Subsidiary Residual Interest and the Master Residual Interest shall be severed and represented by separate certificates.

                  (i) A Disqualified Organization is prohibited from acquiring beneficial ownership of a Class R Certificate. Notwithstanding anything to the contrary contained herein, unless and until the Master Servicer shall have received an Opinion of Counsel, satisfactory in form and substance to the Master Servicer, to the effect that the absence of the conditions contained in this
Section 4.02(i) would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC, no transfer, sale or other disposition of the Class R Certificate (including for purposes of this section any beneficial interest therein) may be made without the express written consent of the Master Servicer, which consent is to be granted in the sole discretion of the Master Servicer and a copy of which written consent shall be supplied to the Trustee.

                  As a condition to the granting of the consent referred to in this Section 4.02(i), prior to the transfer, sale, pledge, hypothecation or other disposition of the Class R Certificate or any interest therein, the Master Servicer shall require that the proposed transferee deliver to the Master Servicer and the Trustee its taxpayer identification number and state, under penalties of perjury that such number is the social security number of the transferee or an affidavit under penalties of perjury stating that as of the date of such transfer such transferee is not and has no intention of becoming a Disqualified Organization, and, in either case, an affidavit stating (i) that such transferee is not acquiring such Class R Certificate as an agent, broker, nominee, or middleman for a Disqualified Organization, (ii) if the Residual Interest is a "non-economic residual interest" within the meaning of Treas. Reg.
Section 1.860E-1(c)(2),(I) that no purpose of the acquisition of the Class R Certificate is to avoid or impede the assessment or collection of tax, (II) that such transferee has historically paid its debts as they came due and will continue to pay its debts as they come due and (III) that such transferee represents that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest and (iii) unless the Master Servicer consents to the transfer of the Class R Certificate to a Person who is not a U.S. Person, that it is a U.S. Person. The Master Servicer shall not grant the consent referred to in this Section 4.02(i) if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any purported transfer, sale or other disposition of the Class R Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Class R Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. If any purported transfer shall be in violation of the provisions of this Section 4.02(i) then the prior holder of the Class R Certificate shall, upon discovery that the transfer of such Class R Certificate was not in fact permitted by this Section 4.02(i), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer of such Class R Certificate. The Trustee and the Master Servicer shall be under no liability to any Person for any registration or transfer of a Class R Certificate that is not permitted by this Section 4.02(i) or for making payments due on such Class R Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the transfer was not registered under the written certification of the Master Servicer as described in this Section 4.02(i). The prior Holder shall be entitled to recover from any purported Holder of a Class R Certificate that was in fact not a permitted purported transferee under this
Section 4.02(i) at the time it became a purported Holder all payments made to such purported Holder on such Class R Certificate; provided that the Master Servicer shall not be responsible for such recovery. Each Class R Certificateholder, by the acceptance of the Class R Certificate, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(i) and to any amendment to this Agreement deemed necessary by counsel of the Master Servicer to ensure that the Class R Certificate is not transferred to a Disqualified Organization and that any transfer of such Class R Certificate will not cause the imposition of a tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC. The restrictions on transfer of the Class R Certificate will cease to apply and be void upon receipt by the Trustee of a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel to the effect that such restrictions on transfer are no longer necessary to avoid the risk of material federal taxation to either REMIC Pool or prevent either REMIC Pool from qualifying as a REMIC.

                  Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Class. Upon the issuance of any new Certificate under this Section , the Trustee may require of the Certificateholder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate of any Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time, and such mutilated, destroyed, lost or stolen Certificate shall be of no force or effect under this Agreement, to the extent permitted by law.

                  Section 4.04. Persons Deemed Owners. Prior to due presentation of a Certificate of any Class for registration of transfer, the Company, the Master Servicer and the Trustee may treat the person in whose name any Certificate is registered on the Record Date as the owner of such Certificate and the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled on the relevant date as the Holder of such Certificate and the Percentage Interest represented by such Certificate for the purpose of receiving remittances pursuant to Section 6.01 and for all other purposes whatsoever, and neither the Company, the Master Servicer nor the Trustee shall be affected by notice to the contrary.

                  Section 4.05. Appointment of Paying Agent. The Trustee may appoint a Paying Agent hereunder, which Paying Agent shall not be the Company, any Mortgage Loan Seller, or an affiliate of the Company or any Mortgage Loan Seller unless such Paying Agent is the Corporate Trust Department of Chase. In the event of any such appointment, on the Business Day prior to each Remittance Date, the Master Servicer (or, if the Master Servicer's right to withdraw funds from the Certificate Account has been revoked by the Trustee pursuant to Section 5.09, the Trustee) shall deposit or cause to be deposited with the Paying Agent from funds on deposit in the Certificate Account a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in
Section 6.01, such sum to be held in trust for the benefit of Certificateholders in a segregated account (the "Paying Agent Account") which shall be an Eligible Account in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, MorServ, Inc., Series 1996-2 - Paying Agent Account". The Master Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Trustee designates the Corporate Trust Department of Chase as the initial Paying Agent. Only the Trustee may remove the Paying Agent, and may do so at will. The Trustee may withdraw funds from the Paying Agent Account, although it is recognized and understood that for purposes of administrative efficiency, in the ordinary course the Paying Agent and not the Trustee will make all withdrawals from the Paying Agent Account necessary to make payments to Certificateholders. It is recognized and understood that the Trustee and not the Master Servicer possesses the funds in the Paying Agent Account.

                  If, on any Remittance Date, the Paying Agent fails to distribute to Certificateholders the amounts then on deposit in the Paying Agent Account for the purposes specified herein, the Trustee shall be obligated promptly upon its knowledge thereof to distribute such amounts to Certificateholders in the manner and in such amounts based upon information provided by the Master Servicer; provided that in no event shall the Trustee be obligated for purposes of this paragraph to distribute to Certificateholders any amounts other than those on deposit in the Paying Agent Account or expend any funds not reimbursable pursuant to Section 10.05 hereof, except as otherwise provided herein. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be liable to the Master Servicer and the Certificateholders only for its negligence, in connection with the withdrawal of funds from the Paying Agent Account by the Trustee and the distribution of such funds by the Trustee to Certificateholders pursuant to this paragraph.

                  The Master Servicer shall cause each Paying Agent other than the Trustee to execute and deliver to the Master Servicer and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the


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
benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                  Section 4.06. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 4.06, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 4.06. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Company, the Master Servicer or the Trust Fund.

                               [End of Article IV]


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                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Section 5.01. Master Servicer to Service Mortgage Loans. The Master Servicer shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 5.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer shall in each instance request the consent and authorization of the Trustee when the Master Servicer or the Sub-Servicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, however, that except as otherwise set forth in this Agreement, the Master Servicer may allow a modification with respect to a Mortgage Loan if the Master Servicer would take such action in the ordinary course of its business if it were the owner of the Mortgage Loan; provided further, however, that the Master Servicer will not allow any of the following modifications: (i) an extension of the maturity of the related Mortgage Note, (ii) a change in the interest rate of the related Mortgage Note or (iii) an increase or decrease in the principal amount of the related Mortgage Note. The Master Servicer shall furnish to the Trustee for execution and redelivery to the Master Servicer or, at the request of the Master Servicer, a Sub-Servicer, such documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans and the Trustee shall not be responsible for the Master Servicer's application thereof. The Master Servicer agrees to remain eligible as either a FNMA or FHLMC seller/servicer, or both, for so long as it is Master Servicer.

                  All Servicing Advances made by the Master Servicer in effecting the timely payment of taxes, insurance and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such Servicing Advances shall be recoverable by the Master Servicer to the extent permitted by Sections 5.09 and 5.23.

                  Section 5.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers; Enforcement of Sub-Servicer's Obligations. (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of all or part of the Mortgage Loans. References in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer. Each Sub-Servicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Master Servicer and the Sub-Servicer have agreed. The Master Servicer shall notify the Trustee in writing promptly upon the appointment of any Sub-Servicer. For purposes of this Agreement, the receipt by the Sub-Servicer of any amount with respect to a Mortgage Loan (other than amounts representing


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
servicing compensation or reimbursement for an advance) shall be treated as the receipt by the Master Servicer of such amount. The Sub-Servicer shall deposit all such funds in an Eligible Account.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements as appropriate, and the pursuit of other remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  Section 5.03. Successor Sub-Servicers. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement.

                  Section 5.04. Liability of the Master Servicer. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer or the Mortgage Loan Seller and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Section 5.05. No Contractual Relationship Between Sub-Servicer and Trustee or Certificateholders. Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer.

                  Section 5.06. Termination of Sub-Servicing Agreement. If the Master Servicer shall for any reason no longer be the master servicer hereunder (including by reason of any Event of Default), the Master Servicer shall thereupon terminate each Sub-Servicing Agreement that


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may have been entered into and the Trustee, its designee or the successor servicer and the Trustee shall not be deemed to have assumed any of the Master Servicer's interest therein or to have replaced the Master Servicer as a party to any such Sub-Servicing Agreement.

                  Section 5.07. Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans held in its own portfolio. Any such arrangements shall not diminish or otherwise affect the Master Servicer's obligation to make Advances pursuant to Section 6.03.

                  Section 5.08. Establishment of Certificate Account; Deposit in Certificate Account. With respect to all of the Mortgage Loans, the Master Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Certificate Accounts for the benefit of the Certificateholders (collectively, the "Certificate Account") which are Eligible Accounts, in the form of a trust account, in the name of "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, MorServ, Inc., Series 1996-2 - Certificate Account." Such Certificate Account shall be established with a commercial bank, a savings bank or a savings and loan association. The Master Servicer may invest, or cause the institution maintaining the Certificate Account to invest, moneys in the Certificate Account in Eligible Investments, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains the Certificate Account, then, subject to Section 4.05, such Eligible Investment shall mature not later than the related Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee and shall be held by the Trustee or its agent, which agent shall not be an affiliate of the Company or any Mortgage Loan Seller unless such agent is the Corporate Trust Department of Chase and is rated at least Baa3 or P-3 by Moody's; provided, however, that all original documentation (including account statements and confirmations) regarding any investments in the Fund shall be sent by the Fund directly to the Trustee (and not an agent of the Trustee) and shall be maintained in the possession of the Trustee (and not an agent of the Trustee). All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments (to the extent not offset by income from other such investments) shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized; provided, however, that if the Trustee becomes Master Servicer, the Trustee shall not be required to deposit the amount of any loss incurred prior to it becoming Master Servicer. The creation of any Certificate Account shall be evidenced by a certification or letter agreement in the form of Exhibit F or Exhibit G, respectively. A copy of such certification or letter agreement shall be furnished to the Trustee.


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                  The Master Servicer shall deposit or cause to be deposited in the Certificate Account on a daily basis (and not later than the Business Day following receipt), and retain therein:

                  (i) All payments which were received after the Cut-off Date on account of principal of the Mortgage Loans (other than the principal portion of Monthly Payments due on or before the Cut-off Date), and all Principal Prepayments collected on or after the Cut-off Date;

                  (ii) All payments which were received after the Cut-off Date on account of interest on the Mortgage Loans (net of the Servicing
         Fee)(other than the interest portion of Monthly Payments due on or before the Cut-off Date);

                  (iii)    Net Liquidation Proceeds;

                  (iv) All Insurance Proceeds received by the Master Servicer under any title, hazard or other insurance policy, including amounts required to be deposited pursuant to Sections 5.16 and 5.20, other than proceeds to be held in the Escrow Account or applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or otherwise applied or held as required by applicable law;

                  (v) All awards or settlements in respect of condemnation proceedings affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (vi) All Repurchase Proceeds;

                  (vii) All Advances made by the Master Servicer pursuant to
         Section 6.03;

                  (viii) All amounts representing revenues under the insurance provided pursuant to Section 5.19 to the extent of any losses borne by any Certificateholder;

                  (ix) All revenues from any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure net of any Servicing Advances with respect to such Mortgaged Property; and

                  (x) Any other amounts required to be deposited therein pursuant to this Agreement.

                  The Master Servicer shall maintain accounting records on a loan-by-loan basis with respect to the Certificate Account. The Master Servicer shall give notice to the Trustee and the Company and each Rating Agency of any change in the location of the Certificate Account, prior to the use thereof. Notwithstanding anything to the contrary herein, no Monthly Payment or any


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
portion thereof shall be permitted to remain in the Certificate Account for more than 12 months. Any Monthly Payment or any portion thereof that has remained in the Certificate Account for 12 months shall be deemed a Principal Prepayment and distributed to Certificateholders pursuant to the provisions of this Agreement on the Remittance Date immediately following the end of such 12 month period.

                  Section 5.09. Permitted Withdrawals from the Certificate Account. The Master Servicer and the Trustee may, from time to time, withdraw funds from the Certificate Account for the following purposes:

                  (i) to make payments in the amounts and in the manner provided for in Section 6.01;

                  (ii) to reimburse the Master Servicer for Advances made pursuant to Section 6.03 (including amounts to reimburse the related Sub-Servicer for advances made pursuant to the applicable Sub-Servicing Agreement), the Master Servicer's and the Sub-Servicer's right to receive reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loans which represent Late Collections (net of the Servicing Fees) with respect to those particular Mortgage Loans;

                  (iii) to pay the Master Servicer the Servicing Fee;

                  (iv) to reimburse the Master Servicer for unreimbursed Servicing Advances, or to pay the related Sub-Servicer any unreimbursed Servicing Advances, the Master Servicer's right to receive reimbursement or make payments to the Sub-Servicer pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Insurance Proceeds, and condemnation awards;

                  (v) to reimburse the Master Servicer (or the related Sub-Servicer) or the Company for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 5.01, 5.16 or 8.03;

                  (vi) to reimburse the Master Servicer (or the related Sub-Servicer) for any Nonrecoverable Advances;

                  (vii) to pay to the Master Servicer (or the related Sub-Servicer) income earned on the investment of funds deposited in the Certificate Account;

                  (viii) to make payments to the Master Servicer or others pursuant to any provision of this Agreement, and to clear and terminate the Certificate Account upon the termination of this Agreement;

                  (ix) to withdraw amounts deposited in error; and


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
                  (x) in the case of the Master Servicer, if requested by the Trustee, to withdraw funds for any purpose contemplated by this Section 5.09.

                  It is recognized and understood that for purposes of administrative efficiency, in the ordinary course the Master Servicer and not the Trustee will make all withdrawals from the Certificate Account pursuant to this Section 5.09.

                  The Trustee may revoke the right of the Master Servicer to withdraw funds from the Certificate Account pursuant to this Section 5.09; provided, however, that upon any such revocation the Trustee shall become obligated to make any necessary withdrawals from the Certificate Account. It is expressly understood that the Trustee shall have no liability whatsoever to any Person, including but not limited to the Company, the Master Servicer and the Certificateholders, in connection with any decision by it to revoke or not to revoke the Master Servicer's right to withdraw funds from the Certificate Account, but shall be liable for the performance or nonperformance of any obligation, once expressly undertaken, to withdraw funds from the Certificate Account pursuant to this paragraph. Nothing in this paragraph shall be construed to alter the provisions of Section 9.01. It is recognized and understood that the Trustee and not the Master Servicer possesses the funds in the Certificate Account.

                  Section 5.10. Establishment of Escrow Account; Deposits in Escrow Account. With respect to those Mortgage Loans on which the Master Servicer or any Sub-Servicer collects Escrow Payments, if any, the Master Servicer shall, and shall cause the Sub-Servicer to, segregate and hold all funds collected and received pursuant to each such Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of trust accounts. Such Escrow Accounts shall be established with a commercial bank, a mutual savings bank or a savings and loan association the deposits of which are insured by the FDIC in a manner which shall provide maximum available insurance thereunder, and which may be drawn on by the Master Servicer. The Master Servicer shall give notice to the Trustee of the location of any Escrow Account, and of any change thereof, prior to the use thereof. The creation of any Escrow Account shall be evidenced by a certification or letter agreement in the form of Exhibit H or Exhibit I, respectively. Nothing in this paragraph shall be deemed to require the Master Servicer to collect Escrow Payments in the absence of a provision in the related Mortgage requiring such collection.

                  The Master Servicer shall deposit, or cause to be deposited, in any Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of any Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Master Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as are set forth in Section 5.11. The Master Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the related Mortgagor and, to the extent required by law, the Master Servicer shall pay


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
interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account is non-interest-bearing or that interest paid thereon is insufficient for such purposes.

                  Section 5.11. Permitted Withdrawals from Escrow Account. Withdrawals from any Escrow Account or Accounts may be made by the Master Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums, or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Master Servicer for any Servicing Advance made by the Master Servicer, with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or under applicable law, (iv) for application to restoration or repair of the property subject to the related Mortgage, (v) to pay to the Master Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(vi) to clear and terminate the Escrow Account on the termination of this Agreement or (vii) to withdraw amounts deposited in error.

                  Section 5.12. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained, accurate records reflecting any delinquencies or nonpayments with regard to taxes, assessments and Standard Hazard Policy premiums. The Master Servicer assumes full responsibility for ensuring the payment of all such bills and shall effect payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  Section 5.13. Transfer of Accounts. The Master Servicer may transfer the Certificate Account or Escrow Account to an Eligible Account maintained with a different depository institution from time to time. Such transfer shall be made by the Master Servicer only upon obtaining the consent of the Trustee, which consent shall not be unreasonably withheld. The Master Servicer shall notify each Rating Agency upon any such transfer.

                  Section 5.14.  [Reserved]

                  Section 5.15. Maintenance of the Primary Insurance Policies. The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80%, in an amount equal to the amount by which the unpaid principal balance of the related Mortgage Loan exceeds 75% of the value (as described in the definition of Loan-to-Value Ratio) of the related Mortgaged Property. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy or consent to any Sub-Servicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is


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
in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is rated at least as high as the original insurer or is acceptable to each Rating Agency as confirmed in writing by each such Rating Agency, unless otherwise required by law.

                  Section 5.16. Maintenance of Standard Hazard Policies. (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Co-op Loan) a Standard Hazard Policy with extended coverage as is prudent in the area where the Mortgaged Property is located in an amount which is equal to the greater of (i) the lesser of (A) 100% of the maximum insurable value of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan, or (ii) such amount required to prevent the Mortgagor or mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified at the time of origination in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding Principal Balance of the Mortgage Loan, (ii) the full insurable value or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value of the improvements which are a part of such property, liability insurance, and, to the extent available, flood insurance in an amount as provided above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited, subject to applicable law, in the Certificate Account. It is understood and agreed that no earthquake or other additional insurance need be required by the Master Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such Standard Hazard Policies and other policies shall be endorsed with standard mortgagee clauses with loss payable to the Master Servicer or its designee. Any such Standard Hazard Policies or other policies may be in the form of blanket policies; provided, however, that in the event of any claim arising in connection with a hazard loss the Master Servicer shall be obligated, in the case of blanket insurance policies, to deposit in the Certificate Account any amount not payable under such blanket policy because of a deductible clause in such policy and not otherwise payable under an individual policy. The Master Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Master Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable insurers in the discretion of the Master Servicer.


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
                  (b) Any cost incurred by the Master Servicer in maintaining any of the foregoing insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs (other than the costs of maintaining a blanket hazard insurance policy not attributable to a specific Mortgaged Property) shall be recoverable by the Master Servicer from the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or to the extent permitted by Section 5.09.

                  Section 5.17.  [Reserved]

                  Section 5.18.  [Reserved]

                  Section 5.19. Fidelity Bond and Errors and Omissions Insurance. The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Master Servicer in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained at a level acceptable to FNMA. No provision of this Section 5.19 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon request of the Trustee, the Master Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or modified in a materially adverse manner, the Master Servicer shall notify the Trustee and each Rating Agency of any such termination or modification.

                  Section 5.20. Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Standard Hazard Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any insurance policies. Pursuant to Section 5.08, the Master Servicer shall deposit Insurance Proceeds in the Certificate Account.

                  (b) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it.


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                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

                  (c) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the effect set forth in Section 5.20(b), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage, the Master Servicer shall so notify the Trustee by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption, modification agreement or substitution agreement, the interest rate of the related Mortgage Note shall not be changed, the principal amount of the Mortgage Note shall not be increased or decreased and the maturity of the Mortgage Note shall not be extended, nor shall it be shortened by more than one year. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement with respect to such Mortgage Loan shall be retained by the Master Servicer as additional servicing compensation.

                  Section 5.21. Income and Realization from Defaulted Mortgage Loans. The Master Servicer, on behalf of the Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.07, shall manage, conserve, protect and operate such Mortgaged Properties for the purposes of their prompt disposition and sale, and shall dispose of such Mortgaged Properties on such terms and conditions as it deems in the best interests of the Certificateholders. The Master Servicer shall sell such property within two years from such foreclosure or conversion or such longer period as would not prevent such Mortgaged Property from constituting "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. In connection with such activities, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, including its management of foreclosed properties for a temporary period as contemplated herein. The foregoing is subject to the provisions of Section 5.28 of this Agreement and to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any management, foreclosure or towards the restoration of any property unless it shall determine that such management, restoration or foreclosure will increase the Liquidation Proceeds of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 5.09). The income earned from the management of such Mortgaged Properties, net of reimbursement to the Master Servicer for expenses (including any taxes) incurred in connection with such management, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing and principal amortizing


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
as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received is in excess of the amount attributable to amortizing principal and accrued interest at the Remittance Rate on the related Mortgage Loan, such excess shall be deposited in the Certificate Account. In lieu of foreclosure, the Master Servicer may (but is not obligated to) purchase any defaulted Mortgage Loan at the Purchase Price. In the event of such purchase, the Purchase Price for the purchased Mortgage Loan shall be paid by the Master Servicer and shall be deposited by the Master Servicer in the Certificate Account promptly upon receipt and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment as may be provided to it by the Master Servicer, without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan.

                  Section 5.22. Trustee to Cooperate; Release of Mortgage Files.
(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be made in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee (if the Trustee holds the related Mortgage File) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 5.08 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, within five Business Days the Trustee shall release the related Mortgage File to the Master Servicer and execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such other instruments releasing the lien of the Mortgage as have been provided by the Master Servicer to the Trustee, together with the Mortgage Note with written evidence of cancellation thereon, and the Trustee shall have no further responsibility with respect to said Mortgage File. Upon any such payment in full, or the receipt of such notification, the Master Servicer is authorized to procure from the Trustee under the deed of trust which secured the Mortgage Note, if any, a deed of full reconveyance covering the property encumbered by such deed of trust, which assignment of deed of trust, except as otherwise provided by any applicable law, shall be recorded by the Master Servicer in the appropriate land records in the jurisdiction in which the assignment of deed of trust is recorded, or, as the case may be, to procure from the Trustee an instrument of satisfaction or, if the Mortgagor so requests, an assignment without recourse, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Master Servicer to the Person or Persons entitled thereto. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or to the Trustee.

                  (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Mortgage File


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
be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the insurance policies required by this Agreement. With such certificate, the Master Servicer shall require that the Trustee release the Mortgage File, and, within five Business Days, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  (c) Upon written request of the Master Servicer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by and delivered by the Master Servicer to the Trustee necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under the insurance policies required under this Agreement or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  Section 5.23. Servicing and Other Compensation. The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive, on or prior to each Remittance Date, the amounts provided for as the Servicing Fee and as reimbursement for Nonrecoverable Advances, Servicing Advances and reimbursement for Advances, all as specified by Section 5.09. The amount of compensation or reimbursement provided for shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.

                  Additional servicing compensation in the form of assumption fees, prepayment fees and late payment charges shall be retained by the Master Servicer, to the extent permitted by applicable law. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees and expenses of the Trustee and any Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 5.09 and 5.21.


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
                  Section 5.24.  [Reserved]

                  Section 5.25. Annual Statement as to Compliance. The Master Servicer will deliver to the Company and the Trustee on or before April 15 of each year, beginning with the first April 15 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such officers and the nature and status thereof. Copies of such statement shall be provided to each Rating Agency. Copies of such statement shall also be provided by the Master Servicer to any Certificateholder upon request. If the Master Servicer shall fail to provide such copies and a Responsible Officer of the Trustee is aware that the Master Servicer has not so provided copies, the Trustee shall provide such copies at the Master Servicer's expense if the Trustee has received such statement.

                  Section 5.26. Annual Independent Public Accountants' Servicing Report. On or before April 15 of each year, beginning with the first April 15 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, such servicing has been conducted in compliance with the manner of servicing set forth in pooling and servicing agreements substantially similar to this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided to each Rating Agency, and, upon request, to the Certificateholders, by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Trustee has received such statement and the Master Servicer shall fail to provide such copies and the Trustee is aware that the Master Servicer has not so provided copies.

                  Section 5.27. Access to Certain Documentation; Rights of the Company in Respect of the Master Servicer. The Master Servicer shall provide access to the Trustee, Certificateholders which are savings and loan associations, banks or insurance companies or examiners of any federal or state banking or insurance regulatory authority to the documentation regarding the Mortgage Loans if so required by applicable regulations of any regulatory authority, such access to be afforded subject to reimbursement for expenses without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. The Company may, but is not obligated to, enforce the obligations of the Master


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
Servicer under this Agreement and may, but is not obligated to, appoint and cause a designee to perform, any defaulted obligations of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of the appointment of a designee by the Company or its designee. The Company shall not assume any responsibility or liability for any action or failure to take action by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  Section 5.28. REMIC-Related Covenants. For as long as either REMIC Pool shall exist, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of each REMIC Pool as a REMIC. In particular:

                  (a) The Master Servicer shall not create, or permit the creation of, any "interests" in either REMIC Pool within the meaning of Section 860G(a) of the Code other than the "regular interests" in the Master REMIC and the Subsidiary REMIC designated as such in Section 2.04(a), the Subsidiary Residual Interest and the Master Residual Interest;

                  (b) As of all times as may be required by the Code, the Master Servicer will ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in section 860G(a)(3) of the Code and "permitted investments" as defined in section 860G(a)(5) of the Code. The Master Servicer and the Trustee, upon the direction of the Master Servicer, also will maintain records that are sufficient to indicate each REMIC Pool's compliance with applicable requirements of the Code (and applicable Proposed, Temporary or final Treasury Regulations) relating to the assets held by the Trust Fund. Further, the Master Servicer shall not permit and the Trustee shall not accept the transfer or substitution of any Mortgage Loan other than pursuant to Section 3.05 of this Agreement and the Master Servicer shall, in any case, not permit substitution later than two years from the Closing Date unless the Master Servicer and the Trustee have received an Opinion of Counsel, which will not be an expense of the Trust Fund, that such transfer or substitution would not adversely affect the REMIC status of either REMIC Pool or would not otherwise be prohibited by this Agreement;

                  (c) The Master Servicer shall ensure that neither REMIC Pool receives a fee or other compensation for services and that neither REMIC Pool receives any income from assets other than "qualified mortgages" within the meaning of section 860G(a)(3) of the Code or "permitted investments" within the meaning of section 860G(a)(5) of the Code, and shall take whatever action it deems necessary to avoid any material tax imposed by the Code on either REMIC Pool; provided, however, that the neither REMIC Pool shall be prohibited from recognizing its "net income from foreclosure property," as provided in section 860G(c) of the Code with respect to any Mortgage Loan foreclosed upon as provided in Section 5.21;

                  (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans or of any Eligible Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel, which will not be an expense of the Trust Fund, to the effect that such sale (i) is pursuant to a


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
"qualified liquidation" as defined in section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a "prohibited transaction" within the meaning of section 860F(a)(2) of the Code that results in the realization of a material amount of gain or loss for federal income tax purposes;

                  (e) The Trustee shall not accept any contribution to either REMIC Pool after the Startup Day without an Opinion of Counsel that such contribution is included within the exceptions provided in Section 860G(d)(2) of the Code and, therefore, will not be subject to the tax imposed by Section 860G(d)(1) of the Code; and

                  (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer and the Trustee, at the direction of the Master Servicer, shall take any other action or refuse to take any action otherwise required (including adjusting the Purchase Price for any Mortgage Loan) where the Master Servicer deems such action or inaction reasonably necessary to ensure the REMIC status of each REMIC Pool under the Code and applicable regulations or to avoid the imposition of any material tax liability on the Trust Fund that will affect amounts distributable to the Certificateholders.

                               [End of Article V]

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

                  Section 6.01. Distributions. (a) On each Remittance Date, the Paying Agent shall apply an amount equal to the Available Distribution Amount, the amount, if any, of Advances of the Master Servicer pursuant to Section 6.03 and amounts deposited into the Certificate Account pursuant to Section 6.05, in the following order of priority:

                  (i) to the Non-PO Class IA Certificateholders, solely from the Available Distribution Amount and Advances with respect to Mortgage Group One and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of any Excess Interest to the extent collected), all distributable amounts up to the amount distributable pursuant to (b)(I)(i) below, but in no event in excess of the Non-PO Class IA Distribution Amount;

                  (ii) the balance, if any, of the Available Distribution Amount and Advances with respect to Mortgage Group One and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of any Excess Interest to the extent collected) shall be allocated, pro rata (in accordance with the maximum amounts distributable in accordance with this clause (ii)) between (A) the Non-PO Class IA Certificateholders, the amounts distributable pursuant to (b)(I)(iii) below, up to the amount, if any, equal to the difference between (x) Non-PO Class IA Distribution Amount


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
         and (y) the amount distributable to the Non-PO Class IA Certificates pursuant to (a)(i) above (such amount, the "Non-PO Class IA Principal Distribution Amount"), and (B) the Class IA-P Certificateholders, the Class IA-P Amount, in accordance with (b)(I)(ii) below;

                  (iii) to the Non-PO Class IIA Certificateholders, solely from the Available Distribution Amount and Advances with respect to Mortgage Group Two and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of any Excess Interest to the extent collected), all distributable amounts up to the amount distributable pursuant to (b)(II)(i) below, but in no event in excess of the Non-PO Class IIA Distribution Amount;

                  (iv) the balance, if any, of the Available Distribution Amount and Advances with respect to Mortgage Group Two and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of any Excess Interest to the extent collected) shall be allocated, pro rata (in accordance with the maximum amounts distributable in accordance with this clause (iv)) between (A) the Non-PO Class IIA Certificateholders, the amounts distributable pursuant to (b)(II)(iii) below, up to the amount, if any, equal to the difference between (x) Non-PO Class IIA Distribution Amount and (y) the amount distributable to the Non-PO Class IIA Certificates pursuant to
         (a)(iii) above (such amount, the "Non-PO Class IIA Principal Distribution Amount"), and (B) the Class IIA-P Certificateholders, the Class IIA-P Amount, in accordance with (b)(II)(ii) below;

                  (v) to the extent that the Available Distribution Amount and Advances with respect to Mortgage Group One and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of Excess Interest to the extent collected) is insufficient to distribute in full the amounts described in paragraphs (i) and (ii) above (such shortfall, the "Class IA Deficiency Amount"), and the Available Distribution Amount and Advances with respect to Mortgage Group Two and any amounts deposited in the Certificate Account pursuant to Section
         6.05 (exclusive of Excess Interest to the extent collected) exceeds the amount required to distribute in full the amounts described in paragraphs (iii) and (iv) above, such excess shall be distributed, to the extent of available funds, in reduction of the Class IA Deficiency Amount;

                  (vi) to the extent that the Available Distribution Amount and Advances with respect to Mortgage Group Two and any amounts deposited in the Certificate Account pursuant to Section 6.05 (exclusive of Excess Interest to the extent collected) is insufficient to distribute in full the amounts described in paragraphs (iii) and (iv) above (such shortfall, the "Class IIA Deficiency Amount"), and the Available Distribution Amount and Advances with respect to Mortgage Group One and any amounts deposited in the Certificate Account pursuant to Section
         6.05 (exclusive of Excess Interest to the extent collected) exceeds the amount required to distribute in full the amounts described in paragraphs (i) and (ii) above, such excess shall be distributed, to the extent of available funds, in reduction of the Class IIA Deficiency Amount;


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
                  (vii) to the Class M Certificateholders, the balance, if any, of the Available Distribution Amount and Advances (exclusive of any Excess Interest to the extent collected) and any amounts deposited in the Certificate Account pursuant to Section 6.05 after making the distributions provided for in paragraphs (i) through (vi) above, in accordance with, and up to the amount calculated pursuant to, Section 6.01(c) below;

                  (viii) to the Class B Certificateholders, the balance, if any, of the Available Distribution Amount and Advances (exclusive of any Excess Interest to the extent collected) and any amounts deposited in the Certificate Account pursuant to Section 6.05 after making the distributions provided for in paragraphs (i) through (vii) above, in accordance with, and up to the amounts calculated pursuant to, Section 6.01(d) below;

                  (ix) to the Class R Certificateholders the balance, if any, of the Available Distribution Amount and Advances (exclusive of any Excess Interest to the extent collected) remaining after the distributions provided for in paragraphs (i) through (viii) above; and

                  (x) to the Holders of the Chase Interest, Excess Interest.

                  (b)(I) Amounts payable to the Class IA Certificateholders on any Remittance Date shall be distributed as follows:

                  (i) to the extent the amount available for distribution pursuant to (a)(i) and (a)(v) is sufficient and subject to Section 6.05(b):

                                    (A) to the Class IA-1 Certificateholders,
                  (1) one month's interest on the Outstanding Certificate Principal Balance of the Class IA-1 Certificates at the Certificate Rate plus (2) the Class IA-1 Shortfall from the preceding Remittance Date;

                                    (B) to the Class IA-2 Certificateholders,
                  (1) one month's interest on the Class A-2 Notional Amount at the Certificate Rate plus (2) the Class IA-2 Shortfall from the preceding Remittance Date; and

                                    (C) to the Class IA-4 Certificateholders,
                  (1) one month's interest on the Outstanding Certificate Principal Balance of the Class IA-4 Certificates at the Certificate Rate plus (2) the Class IA-4 Shortfall from the preceding Remittance Date;

                  (ii) to the Class IA-P Certificates, an amount (the "Class IA-P Amount") equal to the sum of (A) the difference between (1) the Mortgage Group One PO Allocated Amount as of the first day of the related Due Period and (2) the Mortgage Group One PO Allocated Amount as of the last day of the related Due Period (after application of payments on Mortgage Loans in Mortgage Group One which were received or were the


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
         subject of an Advance applicable to such Due Period), (B) the Class IA-P Shortfall from the preceding Remittance Date and (C) any Class IA-P Deferred Amount which has not been previously distributed to the Class IA-P Certificateholders (provided, however, that no amounts in respect of Class IA-P Deferred Amounts shall be distributed to the Class IA-P Certificateholders except from Available Amounts), but in no event more than the Outstanding Certificate Principal Balance of the Class IA-P Certificates; and

            (iii) The Non-PO Class IA Principal Distribution Amount shall be distributed as follows:

                           (A) During such time as the aggregate Outstanding
                  Certificate Principal Balance of the Subordinated Certificates is greater than zero:

                  first, to the Class IA-4 Certificates, up to the Class IA-4 Priority Amount;

                  second, to the Class IA-1 and Class IA-3 Certificates, pro rata based upon their Outstanding Certificate Principal Balances, until their Outstanding Certificate Principal
         Balances have been reduced to zero; and

                  third, to the Class IA-4 Certificates, until their Outstanding Certificate Principal Balance has been reduced to zero.

                           (B) During such time as the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates equals zero, distributions pursuant to this Section 6.01(b)(I)(iii) shall be made pro rata among the outstanding Classes of Non-PO Class IA Certificates in relation to the respective Outstanding Certificate Principal Balances of such outstanding Classes, and not in accordance with the sequence of payments among such Classes set forth in Section 6.01(b)(I)(iii)(A).

                  (iv) If the amount available for distribution to the Non-PO Class IA Certificateholders pursuant to (a)(i) and (a)(v) above is insufficient to make the distributions set forth in (b)(I)(i) above, the Paying Agent shall distribute the available amounts to the Non-PO Class IA Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to (b)(I)(ii)(A)-(C) above.

                  (v) During such time as the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates equals zero, if any Realized Loss with respect to a Mortgage Loan in Mortgage Group One has occurred, the amount of such Realized Loss shall be deemed a principal distribution to the Holders of the outstanding Classes of Class IA Certificates as follows. The Class IA-P Certificates shall bear the portion, if any, of such Realized Loss equal to the product of (A) the PO Percentage with respect to the applicable Mortgage Loan and (B) the amount of the principal portion of the Realized Loss; and the remaining Class IA Certificates shall bear the remaining portion of such Realized Loss pro rata by reference to the Outstanding Certificate Principal Balances of their Certificates and the Outstanding Certificate Principal Balances of such Certificates shall be reduced accordingly until such Outstanding Certificate Principal Balances have been reduced to zero. In the event that a recovery is made with respect to any such Realized Loss, the amount of such recovery shall be distributed on the next Remittance Date to the Class IA Certificateholders pro rata in relation to the amount by which the Outstanding Certificate Principal Balances of their Certificates were reduced pursuant to the preceding sentence. To the extent a Realized Loss with respect to a Mortgage Loan in Mortgage Group One results in a reduction in the aggregate Outstanding Certificate Principal Balance of the Class M and Class B Certificates to zero, any amounts of such Realized Loss in excess of the amount necessary to reduce the aggregate Outstanding Certificate Principal Balance of the Class M and Class B Certificates to zero shall be subject to the provisions of this paragraph.

                  (b)(II) Amounts payable to the Class IIA Certificateholders on any Remittance Date shall be distributed as follows:

             (i) to the extent the amount available for distribution pursuant to
         (a)(ii) and (a)(vi) is sufficient and subject to Section 6.05(b):

                                    (A) to the Class IIA-1 Certificateholders,
                  (1) one month's interest on the Outstanding Certificate Principal Balance of the Class IIA-1 Certificates at the Certificate Rate plus (2) the Class IIA-1 Shortfall from the preceding Remittance Date.

                  (ii) to the Class IIA-P Certificates, an amount (the "Class IIA-P Amount") equal to the sum of (A) the difference between (1) the Mortgage Group Two PO Allocated Amount as of the first day of the related Due Period and (2) the Mortgage Group Two PO Allocated Amount as of the last day of the related Due Period (after application of payments on Mortgage Loans in Mortgage Group Two which were received or were the subject of an Advance applicable to such Due Period), (B) the Class IIA-P Shortfall from the preceding Remittance Date and (C) any Class IIA-P Deferred Amount which has not been previously distributed to the Class IIA-P Certificateholders (provided, however, that no amounts in respect of Class IIA-P Deferred Amounts shall be distributed to the Class IIA-P Certificateholders except from Available Amounts), but in no event more than the Outstanding Certificate Principal Balance of the Class IIA-P Certificates; and

                  (iii) The Non-PO Class IIA Principal Distribution Amount shall be distributed to the Class IIA-1 Certificates until their Outstanding Certificate Principal Balance has been reduced to zero.

                  (iv) During such time as the aggregate Outstanding Certificate Principal Balance of the Subordinated Certificates equals zero, if any Realized Loss with respect to a Mortgage Loan in Mortgage Group Two has occurred, the amount of such Realized Loss shall be deemed a principal distribution to the Holders of the outstanding Classes of Class IIA Certificates as follows. The Class IIA-P Certificates shall bear the portion, if any, of such Realized Loss equal to the product of (A) the PO Percentage with respect to the applicable Mortgage Loan and (B) the amount of the principal portion of the Realized


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         Loss; and the Class IIA-1 Certificates shall bear the remaining portion of such Realized Loss and the Outstanding Certificate Principal
         Balances of such Certificates shall be reduced accordingly until such Outstanding Certificate Principal Balances have been reduced to zero.
         In the event that a recovery is made with respect to any such Realized Loss, the amount of such recovery shall be distributed on the next Remittance Date to the Class IIA Certificateholders pro rata in relation to the amount by which the Outstanding Certificate Principal Balances of their Certificates were reduced pursuant to the preceding sentence. To the extent a Realized Loss results in a reduction in the aggregate Outstanding Certificate Principal Balance of the Class M and Class B Certificates to zero, any amounts of such Realized Loss in excess of the amount necessary to reduce the aggregate Outstanding Certificate Principal Balance of the Class M and Class B Certificates to zero shall be subject to the provisions of this paragraph.


         (c)(i) Subject to Section 6.05(b), amounts payable on any Remittance Date to the Class M Certificateholders pursuant to Section 6.01(a)(vii) shall be distributed up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class M Certificates at the Certificate Rate plus (B) the Class M Shortfall from the preceding Remittance Date plus (C) the portion of the Subordinated Principal Distribution Amount allocable (pursuant to Section 6.01(e)) to the Class M Certificates plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class M Certificates.

           (ii) During such time as the aggregate Outstanding Certificate Principal Balance of the Class B Certificates equals zero, if a Realized Loss has occurred with respect to a Liquidated Mortgage Loan, the amount of such Realized Loss shall be borne entirely by the Class M Certificates and the Outstanding Certificate Principal Balance of the Class M Certificates shall be reduced accordingly. In the event that a recovery is made with respect to any such Realized Loss, the amount of such recovery shall be distributed on the next Remittance Date to the Class M Certificateholders pro rata in relation to the amount by which the Outstanding Certificate Principal Balances of their Certificates were reduced pursuant to the preceding sentence; provided, however, that the amount of any such recovery shall be distributed first to the Class A Certificateholders up to the amount, if any, to which such Realized Loss was allocated to the Class A Certificateholders. To the extent a Realized Loss results in a decrease in the aggregate Outstanding Certificate Principal Balance of the Class B Certificates to zero, any amount of Realized Loss in excess of the amount necessary to decrease the aggregate Outstanding Certificate Principal Balance of the Class B Certificates to zero shall be subject to the provisions of this paragraph.

         (d)(i) Subject to Section 6.05(b), amounts payable on any Remittance Date to the Class B Certificateholders pursuant to Section 6.01(a)(viii) shall be distributed in the following priority:

                  (1) first, to the Class B-1 Certificateholders, up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class B-1 Certificates at the Certificate Rate plus (B) the Class B-1 Shortfall from the preceding Remittance Date plus (C) the pro rata portion, if any, of the Subordinated Principal Distribution Amount allocable to the Class B-1 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated


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
Principal Amounts with respect to the Class B-1 Certificates plus (E) any portion of the Subordinated Principal Distribution Amount allocated to the Class M Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                  (2) second, to the Class B-2 Certificateholders, up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class B-2 Certificates at the Certificate Rate plus (B) the Class B-2 Shortfall from the preceding Remittance Date plus (C) the pro rata portion, if any, of the Subordinated Principal Distribution Amount allocable to the Class B-2 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-2 Certificates plus (E) any portion of the Subordinated Principal Distribution Amount allocated to the Class B-1 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                  (3) third, to the Class B-3 Certificateholders, up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class B-3 Certificates at the Certificate Rate plus (B) the Class B-3 Shortfall from the preceding Remittance Date plus (C) the pro rata portion, if any, of the Subordinated Principal Distribution Amount allocable to the Class B-3 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-3 Certificates plus (E) any portion of the Subordinated Principal Distribution Amount allocated to the Class B-2 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;

                  (4) fourth, to the Class B-4 Certificateholders, up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class B-4 Certificates at the Certificate Rate plus (B) the Class B-4 Shortfall from the preceding Remittance Date plus (C) the pro rata portion, if any, of the Subordinated Principal Distribution Amount allocable to the Class B-4 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-4 Certificates plus (E) any portion of the Subordinated Principal Distribution Amount allocated to the Class B-3 Certificates in excess of the Outstanding Certificate Principal Balance of such Class; and

                  (5) fifth, to the Class B-5 Certificateholders, up to an amount equal to (A) one month's interest on the Outstanding Certificate Principal Balance of the Class B-5 Certificates at the Certificate Rate plus (B) the Class B-5 Shortfall from the preceding Remittance Date plus (C) the pro rata portion, if any, of the Subordinated Principal Distribution Amount allocable to the Class B-5 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-5 Certificates plus (E) any portion of the Subordinated Principal Distribution Amount allocated to the Class B-4 Certificates in excess of the Outstanding Certificate Principal Balance of such Class.

                    (ii) During such time as the Class B Percentage is greater than 0%, if any Realized Loss has occurred with respect to a Liquidated Mortgage Loan, the amount of such Realized Loss shall be borne entirely by the Class B Certificates, and their Outstanding Certificate Principal Balance shall be reduced, accordingly, in the following order of priority: first, by the Class B-5 Certificates until their Outstanding Certificate Principal Balance has been reduced to zero; second, by the Class B-4 Certificates until their Outstanding Certificate Principal Balance


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
has been reduced to zero; third, by the Class B-3 Certificates until their Outstanding Certificate Principal Balance has been reduced to zero; fourth, by the Class B-2 Certificates until their Outstanding Certificate Principal Balance has been reduced to zero; and fifth, by the Class B-1 Certificates until their Outstanding Certificate Principal Balance has been reduced to zero.

                  (e) On each Remittance Date, the Subordinated Principal Distribution Amount shall be allocated among the Classes of Subordinated Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Remittance Date pro rata based upon the Outstanding Certificate Principal Balances of all such Classes so entitled. With respect to the Subordinated Certificates, on each Remittance Date, principal shall be distributable to (1) any Class of Subordinated Certificates which has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Remittance Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (1) above; and (3) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (1) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates shall receive any distributions of principal if any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above. For purposes of this paragraph, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates.

                  (f) As between (i) any Class or Classes of Subordinated Certificates (a "Reduced Class") with respect to which a reduction in the Outstanding Certificate Principal Balance of such Class or Classes has occurred pursuant to the proviso in the definition of "Outstanding Certificate Principal Balance" (a "Reduction") and (ii) the Class R Certificates, if any recovery is made with respect to any amounts the prior nonreceipt of which resulted in a Reduction, to the extent not otherwise distributable to the Class A Certificates, such amounts will be distributed to the Reduced Classes then outstanding, in accordance with their respective payment priorities, in each case up to the amount of any Reduction with respect to such Class.

                  (g) The Master Servicer shall provide the Paying Agent (with a copy simultaneously delivered to the Trustee) with the above calculation to make the distribution to Certificateholders, and shall specify, with respect to each Certificateholder, the manner in which payment shall be effected, on each Remittance Date and the Paying Agent shall have no responsibility for such calculation. All distributions made to Certificateholders of any Class on each Remittance Date will be made to the Certificateholders of the respective Class of record on the next preceding Record Date, except that the final distribution with respect to each Class shall be made as provided in the forms of Certificates. All distributions made to Certificateholders shall be based on the Percentage Interest of the Class represented by their respective Certificates, and shall be made either by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Master Servicer in writing at least 10 Business Days prior to the first Remittance Date for which distribution by wire transfer is to be made and such Holder's Certificates of such Class in the aggregate evidence an original denomination of not less than $5,000,000 in principal amount (or, in the case of the Class IA-2 Certificates, the Class IA-2


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
Notional Amount) or such Holder holds a 100% Percentage Interest of such Class or, if not, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office or such other agency of the Trustee specified in the final distribution notice to Certificateholders. If on any Determination Date, the Master Servicer determines that there are no Mortgage Loans outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send the final distribution notice to each Certificateholder specifying the manner in which the final distribution will be made.

                  Section 6.02. Statements to the Certificateholders. (a) Not later than the second Business Day prior to each Remittance Date, the Master Servicer shall send to the Paying Agent and the Trustee the relevant information for purposes of this Section 6.02. Not later than each Remittance Date, the Paying Agent shall send to each Certificateholder, the Company, the Trustee (if other than the Paying Agent), any co-trustee, the holder of the Chase Interest and each Rating Agency a statement setting forth the following information, after giving effect to the distributions to be made by the Paying Agent pursuant to Section 6.01 on or as of such Remittance Date:

                  (i) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to principal;

                  (ii) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to interest;

                  (iii) the aggregate amount of any Principal Prepayments and Repurchase Proceeds included in the distributions to Certificateholders, in each case, both in the aggregate and by Mortgage Group;

                  (iv) the amount of any Advances by the Master Servicer pursuant to Section 6.03, both in the aggregate and by Mortgage Group;

                  (v) the number of Outstanding Mortgage Loans, both in the aggregate and by Mortgage Group, and the Mortgage Pool Principal Balance, both in the aggregate and by Mortgage Group, as of the close of business as of the end of the related Principal Prepayment Period;

                  (vi) the related amount of the Servicing Fees (as adjusted pursuant to Section 6.05) retained or withdrawn from the Certificate Account by the Master Servicer;

                  (vii) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (1) one Monthly Payment, (2) two Monthly Payments and (3) three or more Monthly Payments and (B) in foreclosure, in each case, as of the end of the related Principal Prepayment Period, in each case, both in the aggregate and by Mortgage Group;


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
                  (viii) the book value (as determined by the Master Servicer), the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, in each case, both in the aggregate and by Mortgage Group;

                  (ix) all Advances recovered during the related Due Period;

                  (x) with respect to the following Remittance Date, the Class A Percentage, the Class IA Percentage, the Class IIA Percentage, the Class M Percentage, the Class B Percentage, the Class A Principal Balance, the Class IA Principal Balance, the Class IIA Principal Balance, the Class M Principal Balance, the Class B Principal Balance, the Non- PO Class A Percentage, the Non-PO Class IA Percentage, the Non-PO Class IIA Percentage, the Non-PO Class A Prepayment Percentage, the Non-PO Class IA Prepayment Percentage, the Non-PO Class IIA Prepayment Percentage and the level of Credit Support, if any, with respect to each Class of Subordinated Certificates;

                  (xi) the aggregate amount of Realized Losses during the related Due Period, the allocation thereof to each Class of Certificates and the aggregate amount of Realized Losses since the Cut-off Date, both in the aggregate and by Mortgage Group;

                  (xii) the Outstanding Certificate Principal Balance of each Class of Certificates after giving effect to the distributions to each Class on such Remittance Date; and

                  (xiii) the amount of Compensating Interest Shortfalls on such Remittance Date.

                  The Paying Agent's responsibility for sending the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer.

                  Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of regulatory authorities with respect to investment in the Certificates; provided, that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder for the Master Servicer's actual expenses incurred in providing such reports and access.

                  (b) The Master Servicer shall cause to be prepared, and the Master Servicer or the Trustee, as required by applicable law, shall file, any and all tax returns, information statements or other filings required to be delivered to Certificateholders and any governmental taxing authority pursuant to any applicable law with respect to the Trust Fund and the transactions contemplated hereby (the Master Servicer or the Trustee may, at its option but with the consent of the other, which consent shall not be unreasonably withheld, appoint an organization which regularly engages in the preparation and filing of such documents on a continuous basis for profit and which represents itself to be expert in such matters) and the Master

Servicer shall maintain a record of the information necessary for the application of Section 860E(e) of the Code and shall make such information available as required by Section 860D(a)(6) of the Code; provided, however, that the Master Servicer shall notify the Trustee of the Trustee's obligation to make any such filings and that any fees of the organization appointed as provided above shall be paid by the Master Servicer; and provided further that if an organization is employed, as described above, to prepare and file any such filings, neither the Trustee nor the Master Servicer shall be liable for any errors by such organization.

                  Section 6.03. Advances by the Master Servicer. If, on any Determination Date, the Master Servicer determines that any Monthly Payments due on the immediately preceding Due Date have not been received, the Master Servicer shall, unless it determines in its sole discretion that such amounts will not be recoverable from Late Collections, Liquidation Proceeds or otherwise, make an Advance on or before the related Remittance Date in an amount equal to the amount of such delinquent Monthly Payments, after adjustment of any delinquent interest payment for the Servicing Fee. For purposes of this Section 6.03, the delinquent Monthly Payments referred to in the preceding sentence shall be deemed to include an amount equal to the Monthly Payments that would have been due on Mortgage Loans which have been foreclosed or otherwise terminated and in connection with which the Master Servicer acquired and continues to own the Mortgaged Properties on behalf of the Certificateholders. If the Master Servicer makes an Advance, it shall on or prior to such Remittance Date either (i) deposit in the Certificate Account an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 6.03, used by the Master Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Certificate Account for future distribution to Certificateholders and so used pursuant to clause (ii) or (iii) above shall be replaced by the Master Servicer from its own funds by deposit into the Certificate Account on or before any subsequent Remittance Date to the extent that funds in the Certificate Account on such Remittance Date shall be less than the amount of payments required to be made to Certificateholders on such Remittance Date. Any such Advance shall be included with the distribution to the Certificateholders on the related Remittance Date. If the Master Servicer determines not to make a Nonrecoverable Advance, it shall on the related Determination Date furnish to the Trustee, any co-trustee, and each Rating Agency notice of such determination. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances and Nonrecoverable Advances as provided in Section 5.09. In the event that the Master Servicer determines not to make an Advance required by this Section on any Remittance Date it shall provide the Trustee and any co-trustee with notice of such determination no later than three Business Days prior to such Remittance Date.

                  Section 6.04. Allocation of Realized Losses. (a) Prior to each Determination Date, the Master Servicer shall determine (i) the total amount of Realized Losses, if any, incurred during the related Principal Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and to principal.

                  (b) The principal portion of any Realized Losses shall be allocated as follows: first, to the Class B Certificates, in accordance with
Section 6.01(d)(ii), second to the Class M


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
Certificates (in each case until the Outstanding Certificate Principal Balance thereof has been reduced to zero) and third, the remainder thereof shall be allocated to the Class A Certificates, in accordance with Sections 6.01(b)(I)(v) and Section 6.01(b)(II)(iv).

                  (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then Outstanding Certificate Principal Balances, prior to giving effect to distributions to be made on such Remittance Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  Section 6.05. Compensating Interest; Allocation of Certain Interest Shortfalls.

                  (a) Upon a Principal Prepayment of a Mortgage Loan, the Master Servicer shall deposit into the Certificate Account from its own funds, as a reduction of its servicing compensation hereunder, an amount, if any, by which the amount of the interest that would otherwise accrue with respect to such Mortgage Loan from the date of prepayment to the Due Date in the related Due Period at the Remittance Rate exceeds the amount of the interest (adjusted to the Remittance Rate) collected from the Mortgagor with respect to such period (such amount, "Compensating Interest"); provided, however, that the Master Servicer's obligation to deposit any such amount is limited to the aggregate Servicing Fees (without regard to the entitlement of the Master Servicer to a Servicing Fee with respect to the Mortgage Loan being prepaid) received by the Master Servicer for the related Remittance Date.

                  (b) On any Remittance Date, if the amount deposited in the Certificate Account pursuant to (a) above for such Remittance Date is less than the Compensating Interest for such Remittance Date, the amount of interest payable to Class A, Class M and Class B Certificateholders on such Remittance Date pursuant to Sections 6.01(b)(I)(i), 6.01(b)(II)(i), 6.01(c)(i)(A),
6.01(d)(i)(1)(A), 6.01(d)(i)(2)(A), 6.01(d)(ii)(3)(A), 6.01(d)(i)(4)(A) and
6.01(d)(i)(5)(A) shall be reduced by the amount of such difference (any such difference, a "Compensating Interest Shortfall"). On any Remittance Date, Compensating Interest Shortfalls shall be allocated pro rata among the outstanding Classes of Class A, Class M and Class B Certificates based on the amount of interest to which each such Class would otherwise be paid on such Remittance Date had there been no such Compensating Interest Shortfall.

                  (c) The interest portion of any Realized Losses ("Realized Loss Interest Shortfall") shall be allocated as follows: first, to the Class B-5 Certificates, second, to the Class B-4 Certificates, third, to the Class B-3 Certificates, fourth, to the Class B-2 Certificates, fifth, to the Class B-1 Certificates, sixth, to the Class M Certificates, in each case until the Outstanding Certificate Principal Balance thereof has been reduced to zero, and seventh, the remainder thereof shall be allocated to the Non-PO Class IA Certificates (in the case of a Realized Loss with respect to a Mortgage Loan in Mortgage Group One) or the Non-PO Class IIA Certificates (in the case of a Realized Loss with respect to a Mortgage Loan in Mortgage Group Two).


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                  Section 6.06. Subordination. The rights of the Class B
Certificateholders to receive distributions in respect of the Class B Certificates on any Remittance Date shall be subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates. The rights of the Class M Certificateholders to receive distributions in respect of the Class M Certificates on any Remittance Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The rights of the Class B-1 Certificateholders to receive distributions in respect of the Class B-1 Certificates on any Remittance Date shall be subordinate to the rights of the Class A and Class M Certificateholders to receive distributions in respect of such Class A and Class M Certificates. Each Class of Class B Certificates (other than the Class B-1 Certificates) is subordinated to the Class A Certificates, the Class M Certificates and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates. Neither the rights of the Master Servicer, as servicer, to receive funds from the Certificate Account, pursuant to Section 5.09, on account of the Servicing Fee (except as provided in Section 6.05) in respect of each Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise, nor the rights of the holders of the Chase Interest to receive Excess Interest, shall be subordinated to the rights of the Class A, Class M or Class B Certificateholders. Amounts held by the Master Servicer or the Trustee for future distribution to the Class M or Class B Certificateholders, including, without limitation, in the Certificate Account, shall not be distributed in respect of the Class M or Class B Certificates except in accordance with the terms of this Agreement. The Class B Certificateholders are deemed to have granted a security interest in such amounts to the Class A and Class M Certificateholders to secure the rights of the Class A and Class M Certificateholders to receive distributions in priority over the Class B Certificateholders. The Class M Certificateholders are deemed to have granted a security interest in such amounts to the Class A Certificateholders to secure the rights of the Class A Certificateholders to receive distributions in priority over the Class A Certificateholders.

                                   ARTICLE VII

                    REPORTS TO BE PREPARED BY MASTER SERVICER

                  Section 7.01. Master Servicer Shall Provide Information as Reasonably Required. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate in respect to the Trustee, or otherwise in respect to the purposes of this Agreement, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require.

                  Section 7.02. Federal Information Returns and Reports to Certificateholders.

                  (a) For Federal income tax purposes, the taxable year of the Trust Fund shall be a calendar year and the Master Servicer shall maintain or cause the maintenance of the books of the Trust Fund on the accrual method of accounting.


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                  (b) The Master Servicer shall prepare and file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust Fund and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. Without limitation on any other requirement of this Section 7.02, the Master Servicer shall make available the information necessary for the application of Section 860E(e) of the Code within 60 days of such request. With respect to the Class R Certificate, the Master Servicer shall provide such information or cause such information to be provided to (i) the Internal Revenue Service, (ii) the transferor of a Class R Certificate to a Disqualified Organization and (iii) a Pass-Thru Entity that holds a Class R Certificate with one or more record holders that are Disqualified Organizations. The Master Servicer also shall provide or cause to be provided promptly the above described computation and information relating to the tax on transfers to Disqualified Organizations or holdings by Pass-Thru Entities within 60 days after becoming aware of the transfer to a Disqualified Organization or Pass-Thru Entity with one or more Disqualified Organization owners, as the case may be. In addition, except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Thru Entity as a nominee for another will, with respect to such interest, be treated as a Pass- Thru Entity. In connection with the foregoing, the Master Servicer shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in either REMIC Pool (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee hereby designates Michael D. Katz to serve as the REMIC Reporting Agent. The Master Servicer shall indicate the elections to treat each REMIC Pool as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section 7.02 and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Master Servicer. The Master Servicer is hereby designated as the "tax matters person" (within the meaning of Treas. Reg. Section 1.860F-4(d)) for each REMIC Pool. Any Holder of a Class R Certificate will by acceptance thereof so appoint the Master Servicer as agent and attorney-in-fact for the purpose of acting as tax matters person. In the event that the Code or applicable Treasury Regulations prohibit the Trustee from signing tax or information returns or other statements, or the Master Servicer from acting as tax matters person (as an agent or otherwise), the Trustee or the Master Servicer, as the case may be, shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class R Certificate to sign such returns or act as tax matters person. Each Holder of a Class R Certificate shall be bound by this Section 7.02 by virtue of its acceptance of a Class R Certificate.

                              [End of Article VII]


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
                                  ARTICLE VIII

                       THE COMPANY AND THE MASTER SERVICER

                  Section 8.01. Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Company and the Trustee and hold the Company and the Trustee, their officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Company or the Trustee may sustain in any way related to failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided that no such indemnification shall be required with respect to acts of a prior Master Servicer. The Master Servicer shall immediately notify the Company and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Company and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Company or the Trustee in respect of such claim. This right to indemnification shall survive the termination of this Agreement.

                  Section 8.02. Merger or Consolidation of the Company or the Master Servicer. The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will not sell all or substantially all of its assets without the prior written consent of the Company and the Trustee.

                  Any person into which the Company or the Master Servicer may be merged or consolidated, or to whom the Company or the Master Servicer has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall satisfy the requirements of Section 8.05 with respect to the qualifications of a successor to the Master Servicer.

                  Notwithstanding anything else in this Section 8.02 and Section
8.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is approved in advance in writing by the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of any of the Classes of Certificates that have been rated in effect

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immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations as Master Servicer under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

                  Section 8.03. Limitation on Liability of the Company, the Master Servicer, the Trustee and Others. Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company, the Master Servicer, the Trustee, and any director, officer, employee or agent of the Company, the Master Servicer or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Company, the Trustee nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may cause it to incur any expenses or liability; provided, however, that the Company, the Trustee or the Master Servicer may in its discretion (and with the consent of the Trustee, which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Company or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 5.09; provided that no such right of reimbursement shall exist with respect to the Master Servicer when such claim relates to the failure of the Master Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or to a breach of a representation or warranty made by the Master Servicer hereunder or as Mortgage Loan Seller under the Sale Agreement.

                  Section 8.04. Company and Master Servicer Not to Resign. Except as described in Section 8.02, neither the Company nor the Master Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company, the Master Servicer and all of the Certificateholders unless the determination is made that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company or the Master Servicer. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an opinion of independent counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. Upon any such assignment or resignation, the Company or the Master Servicer, as appropriate, shall send notice to all Certificateholders of the effect of such assignment or resignation upon the then current rating of the Class of Certificates by each Rating Agency whose rating on such Class is then in effect. No such resignation shall

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become effective until a successor shall have assumed the Company's or the
Master Servicer's responsibilities and obligations hereunder in the manner provided in Section 8.05. Any purported assignment or resignation which does not comply with the requirements of this Section shall be of no effect.

                  Section 8.05. Successor to the Master Servicer. In connection with the termination of the Master Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04 or 9.01, the Trustee shall (i) succeed to and assume all of the Master Servicer's responsibilities, rights, duties and obligations as Master Servicer (but not in any other capacity) under this Agreement (except that the Trustee shall not be obligated to make Advances if prohibited by applicable law nor to effectuate repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 and except that the Trustee makes no representations and warranties pursuant to Sections 3.01, 3.02 and 3.03). Prior to the termination of the Master Servicer's responsibilities, duties and liabilities under this Agreement, the Trustee may appoint a successor having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement, except as aforesaid, if the Trustee receives a letter from each Rating Agency that such appointment would not result in a reduction or withdrawal of the current rating of any Class of Certificates that is rated by a Rating Agency. Any co-trustee appointed pursuant to Section 10.10 for purposes of this Section 8.05 shall have an obligation to make Advances pursuant to Section 6.03 during such time as the Trustee is the Master Servicer, which obligation shall be joint and several with that of the Trustee as Master Servicer. If the Trustee has become the successor to the Master Servicer in accordance with this Section or Section 9.03, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree or such court shall determine; provided, however, that no such compensation shall be in excess of that permitted under this Agreement without the consent of all of the Certificateholders. If the Master Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 8.02,
8.04 or 9.01, the Master Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor or the Trust Fund. The resignation or removal of the Master Servicer pursuant to Section 8.02, 8.04 or 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Master Servicer of liability for breach of the representations and warranties made pursuant to Section 3.04.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment,

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whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any termination or resignation of the Master Servicer or this Agreement pursuant to Section 8.02, 8.04, 9.01 or 11.01 shall not affect any claims that the Trustee may have against the Master Servicer for events or actions taken or not taken by the Master Servicer arising prior to any such termination or resignation.

                  The Master Servicer shall timely deliver to the successor the funds that were, or were required to be, in the Certificate Account and the Escrow Account, if any, and all Mortgage Files and related documents, statements and recordkeeping held by it hereunder and the Master Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer.

                  Upon a successor's acceptance of appointment as such, the Master Servicer shall notify, in writing, the Trustee, the Certificateholders and each Rating Agency of such appointment.

                  Section 8.06. Maintenance of Ratings. The Master Servicer shall cooperate with the Company and take any action that may be reasonably necessary to maintain the current rating or ratings on the Certificates.

                              [End of Article VIII]


                                   ARTICLE IX

                                     DEFAULT

                  Section 9.01. Events of Default. If one or more of the following Events of Default shall occur and be continuing, that is to say:

                  (i) any failure by the Master Servicer to remit to the Trustee or the Paying Agent, as the case may be, or to cause the Paying Agent to make, any payment required to be made or distributed under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Trustee and the Company by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (ii) a breach by the Master Servicer in a material respect of any representation or warranty set forth in Section 3.04, or failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer set forth in this Agreement, which continues unremedied

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         for a period of 60 days after the date on which written notice of such breach or failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Trustee and the Company by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer to make an Advance required to be made under Section 6.03 which continues unremedied for a period of five days; or

                  (vii) the Master Servicer shall have notified the Trustee of its determination not to make an Advance required to be made under
         Section 6.03;

then, and in each and every such case (except where such event has occurred as a result of the revocation by the Trustee, pursuant to Section 5.09, of the Master Servicer's right to withdraw funds from the Certificate Account), so long as an Event of Default shall not have been remedied, the Trustee shall notify any co-trustee (and include in any such notice the amount of Advances for the following Remittance Date, unless the Trustee cannot ascertain such amount) and the Trustee and, if the Trustee fails to do so, any co-trustee, shall notify the Certificateholders and each Rating Agency of such Event of Default. The Trustee may, and at the written direction of the Holders of Certificates evidencing Percentage Interests aggregating more than 50%, or in the case of paragraph (vi) or (vii) above, shall, by notice in writing, to be received on the same day, to the Master Servicer in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. The obligation of the Trustee referred to in the preceding sentence relating to the written notice with respect to (vi) or (vii) above shall also be an obligation of any co-trustee appointed pursuant to Section 10.10. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to

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Section 8.05. Upon written request from the Trustee, the Master Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Master Servicer's sole expense. The Master Servicer agrees to cooperate with the Trustee and any co-trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited or should have been credited by the Master Servicer to the Certificate Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

                  Section 9.02. Waiver of Defaults. The Trustee may waive any default, other than the default referred to in Sections 9.01(vi) and 9.01(vii), by the Master Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 9.03. Trustee to Act; Appointment of Successor. On and after the time the Master Servicer receives a notice of termination pursuant to
Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer to the extent provided in Section 8.05.

                  Section 9.04. Notification to Certificateholders and the Rating Agencies.

                  (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                  (b) Within 60 days of a Responsible Officer of the Trustee having received written notice of the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                               [End of Article IX]


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                                    ARTICLE X

                             CONCERNING THE TRUSTEE

                  Section 10.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee as enumerated in this Agreement shall not be construed as a duty; provided that in case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, and, if the Trustee is acting as the successor Master Servicer pursuant to Section 8.05 or 9.03, its own willful misconduct with respect to its servicing obligations; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  Section 10.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:

                  (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order,

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
         appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

                  (d) Neither the Trustee nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Agreement;

                  (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder or Certificateholders requesting the investigation;

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and


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
                  (g) Nothing in this Agreement shall be construed to require the Trustee (acting in its capacity as Trustee) to expend its own funds.

                  Section 10.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Certificates by an authorized signatory of the Trustee) shall be taken as the statements of the Company or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly authenticated by it) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company or the Master Servicer. The Trustee, in its capacity as trustee hereunder, shall have no responsibility for the timeliness or the amount of payments made by the Paying Agent to the Certificateholders.

                  Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  Section 10.05. Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Notwithstanding anything to the contrary in this Agreement, this Section shall survive the termination of this Agreement.

                  Section 10.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not be an affiliate of any Mortgage Loan Seller or the Company. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this

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
Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

                  Section 10.07. Resignation and Removal of the Trustee. The Trustee, and any co-trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or co-trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee; provided that such appointment does not result in a reduction or withdrawal of the rating of any of the Classes of Certificates that have been rated. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Holders of Certificates evidencing in the aggregate more than 50% of Percentage Interest may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  Any resignation or removal of the Trustee or any resignation of any co-trustee and appointment of a successor trustee or co-trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08, or upon acceptance of appointment by a co-trustee, as applicable, unless with respect to a co-trustee, the Trustee receives written notice from each Rating Agency that the failure to appoint a successor co-trustee would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the resignation of any co-trustee shall be effective upon receipt of such written notice. Any co-trustee may not be removed unless the Company and the Trustee each receive written notice from each Rating Agency that such removal would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the removal of any co-trustee shall be effective upon receipt of such written notice.

                  Section 10.08. Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become

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effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06. Prior to the appointment of any successor trustee becoming effective, the Company shall have received from each Rating Agency written confirmation that such appointment would not result in a reduction of the rating of the Class A or Class M Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Master Servicer, any Sub-Servicer and to each Rating Agency. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 10.10. Appointment of Co-Trustee or Separate Trustee. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.

                  Section 10.11. Appointment of Office or Agency. The Trustee may appoint an office or agency in The City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 12.07 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served.

                               [End of Article X]


                                   ARTICLE XI

                                   TERMINATION

                  Section 11.01. Termination. The respective obligations and responsibilities of the Company, the Master Servicer (except the duty to pay the Trustee's fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due hereunder; or (ii) at the option of the Master Servicer, on any Remittance Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Master Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Remittance Date (and provides notice to the Trustee of its intention to so deposit on or before the 20th day of such Principal Prepayment Period) an amount equal to the Purchase Price for each Outstanding Mortgage Loan, less any unreimbursed

Advances made with respect to any Mortgage Loan (which amount shall offset completely any unreimbursed Advances for which the Master Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the aggregate purchase price of the Mortgage Loans and other property purchased pursuant to this Section
11.01 be less than the then aggregate Outstanding Certificate Principal Balance of the Class A and Class M Certificates, together with accrued interest thereon at the Net Mortgage Rate and provided further, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. Notwithstanding the foregoing, a termination may be effected by the making of such optional repurchases only if the Trustee has received an Opinion of Counsel that the termination of the Trust Fund will constitute a "qualified liquidation" of the Trust Fund within the meaning of Section 860F(a)(4) of the Code and that the purchases of the Outstanding Mortgage Loans pursuant to the
Section 11.01 will not constitute "prohibited transactions" within the meaning of Section 860F(a)(2) of the Code.

                  Notice of any termination, specifying the Remittance Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Trustee (upon direction by the Company 10 days prior to the date such notice is to be mailed) by signed letter to Certificateholders and each Rating Agency mailed no later than the 25th day of the month preceding the month of such final distribution specifying
(i) the Remittance Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Master Servicer shall indicate the date of adoption of the plan of qualified liquidation in a statement attached to the final federal income tax return of the Trust Fund. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Master Servicer's election to purchase the Outstanding Mortgage Loans, the Master Servicer shall deposit in the Certificate Account after adoption of the plan during the applicable Principal Prepayment Period an amount equal to the purchase price as determined as provided in clause (ii) of the preceding paragraph and on the Remittance Date on which such termination is to occur, Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates, the Trustee shall notify the Master Servicer and the Master Servicer shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Remittance Date, if not in connection with a purchase; or (b) if the Master Servicer elected to so purchase, the purchase price determined as provided in clause (ii) of the preceding paragraph. Following such final deposit the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer and shall have no further responsibility with regard to said Mortgage Files.

                  If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, at the close of the 90 day period beginning after the written notice is given, each remaining Certificateholder will be credited with an amount that would have been otherwise distributed to such Certificateholder, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall appoint an agent to take appropriate and reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Trust Fund hereunder.

                               [End of Article XI]



                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 12.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the Percentage Interests of such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request) and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 12.03. Amendment. This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to ensure continuing treatment of each REMIC Pool as a REMIC, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such actions shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder of a Class having an Outstanding Certificate Principal Balance of greater than zero.

                  This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interest of each Class of Certificates having an Outstanding Certificate Principal Balance greater than zero and affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01, without the consent of the Holders of all Certificates of such Class then outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.03 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 12.04. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 12.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

                  Section 12.06. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 12.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Company, MorServ, Inc., c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention: President, (ii) in the case of the Master Servicer, Chase Manhattan Mortgage Corporation, 200 Old Wilson Bridge Road, Worthington, Ohio 43085-8500, Attention: Investor Relations (with a copy to Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
Structured Finance), (iii) in the case of the Trustee, Citibank, N.A., 120 Wall Street, New York, New York 10043, telecopy number (212) 480-1615, Attention:
Corporate Trust Department, (iv) in the case of S&P, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York, 10004, (v) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Surveillance, and (vi) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.

                  Section 12.08. Further Assurances. The Mortgage Loan Seller and the Master Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements and the preparation for execution by the Trustee of any continuation statements relating to the Co-op Loans for filing under the provisions of the Uniform Commercial Code as in effect in the jurisdiction in which the mortgaged Property related to the affected Co-op Loan is located. The Trustee agrees that it shall promptly execute and redeliver to the Mortgage Loan Seller or the Master Servicer for filing any such continuation statement so prepared by the Mortgage Loan Seller relating to the Co-op Loans.

                              [End of Article XII]

                  IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                    MORSERV, INC.


                                    By:  /s/ MICHAEL D. KATZ
                                        -------------------------
                                    Name:   Michael D. Katz
                                    Title:  Senior Vice President


                                    CHASE MANHATTAN MORTGAGE
                                      CORPORATION


                                    By:  /s/ ROBERT J. KENT
                                        -------------------------
                                    Name:   Robert J. Kent
                                    Title:  Senior Vice President


                                    CITIBANK, N.A.,
                                      as Trustee


                                    By:  /s/ DENISE BANASZEK
                                        -------------------------
                                    Name:  Denise Banaszek
                                    Title: Senior Trust Officer

                                    EXHIBIT A
                             MORTGAGE LOAN SCHEDULE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One       1     3586800    500,000.00    482,466.84   360  9.875  4,341.75  300  TOM WARD                1431 SOUTH
                                                                                                           CHERRYVALE RD
One       2     3590341    240,000.00    229,724.85   360    9.5  2,018.05  296  JOHN E. STROUD          15750 SIESTA GROVE
One       3     3592529    247,400.00    235,890.27   360      9  1,984.02  298  DAVID C. KNECHT         25372 ELDERWOOD
One       4     3603716    333,000.00    320,386.12   360  8.875  2,649.50  305  HARMAN CADIS            1465 E. SILVERWOOD
                                                                                                           DRIVE
One       5     3604151    272,250.00    261,936.99   360  8.875  2,166.15  305  JAMES GUYER             4701 E. VALLEY VISTA LANE
One       6     3606394    268,125.00    257,377.52   360  9.375  2,230.13  298  ROBERT W. WALTER        7945 SO. EUDORA CIRCLE
One       7     3607820    244,800.00    232,341.09   360    8.5  1,878.24  297  BRENT L. BROWNING       983 #B LA MESA TERRACE
One       8     3626802    251,250.00    238,153.64   360  9.125  2,044.26  304  BRUCE A. DAVIS          700 TALON DRIVE
One       9     3680466    285,750.00    275,674.12   360    9.5  2,402.75  303  LYNN S. KIEHNE          1200 MONTICELLO BLVD
One      10     3683384    215,000.00    204,926.68   360   8.25  1,595.93  313  JOHN A. GATTO           3350 CEDAR HEIGHTS DRIVE
One      11     3693130    235,000.00    226,409.06   360  9.875  2,040.62  298  DARELL L. IMLER         780 OLD WESTBURY ROAD
One      12     3705192    208,000.00    200,999.73   360   9.75  1,787.05  303  PAUL C. CURTIS          894 CORDERO LANE
One      13     3711800    210,000.00    202,045.01   360  8.875  1,670.86  305  LOWELL M. SALTER        12736 SHINNECOCK WAY
One      14     3714580    300,000.00    287,550.04   360  8.375  2,280.22  305  CRAIG STREIT            7701 S. PITKIN COURT
One      15     3963857    220,700.00    212,464.84   360  9.875  1,916.45  297  NANCY K. PECHT          2239 DRYDEN ROAD
One      16     3975801    286,850.00    276,391.44   360     10  2,517.32  297  KEVIN B. FINKEL         2130 NORTH BLVD
One      17     4018948    209,250.00    201,013.99   360   9.25  1,721.45  300  JORGE A. HERNANDEZ      871 VIA ALEGRE LANE
One      18     4053086    309,500.00    297,620.98   360    9.5  2,602.45  299  RAMAN B. KALIDAS        14312 HUGHES LANE
One      19     4160665    270,000.00    259,558.20   360      9  2,172.49  303  ROBERT A. HUME          14220 HOGAN DRIVE
One      20     4161930    218,000.00    203,696.15   360      8  1,568.25  305  JAMES C. GINN II        973 INNSWOOD COURT
One      21     4161941    220,000.00    211,666.51   360  8.875  1,750.42  305  ALEXANDER               219 SHADY OAKS CIRCLE
                                                                                  NICHOLAS, III
One      22     4164258    269,600.00    259,642.85   360   9.25  2,217.94  303  DAVID T. MILTON         42 HILLTOP ROAD
One      23     4167267    260,000.00    251,074.34   360  9.875  2,257.71  301  DAVID J. LENDERMAN      505 N LAKE SHORE DR #5902
One      24     4172336    219,000.00    211,183.09   360    9.5  1,841.48  303  VERNON D. NADEN, JR.    16571 APPLE LANE
One      25     4173929    500,000.00    478,794.20   360  8.375  3,800.37  304  ALLAN P. HANSBERGER     1755 PERSIMMON DRIVE
One      26     4175630    250,000.00    240,781.12   360  9.375  2,079.38  302  JAY W. WAGER            10305 WALAVISTA ROAD
One      27     4175877    300,000.00    288,543.82   360   9.25  2,468.03  303  MICHAEL McHALE          1949 PORT CARDIGAN PLACE
One      28     4176086    228,750.00    220,301.99   360   9.25  1,881.87  303  STEVEN M. WYATT         25322 POSADA LANE
One      29     4181610    210,000.00    200,900.56   360  8.375  1,596.16  303  ANDREW N. BERAN         2155 HUMPHRIES COURT
One      30     4189248    650,000.00    625,403.15   360      9  5,230.05  304  ROGER L. WHITING        697 N. SAN ANTONIO ROAD
One      31     4189849    230,400.00    220,231.40   360      9  1,853.86  305  LAWRENCE R. HANNA       141 KINGSWOOD CIRCLE
One      32     4190178    277,500.00    266,744.21   360   8.75  2,183.10  305  ROBERT J. GLOVER JR.    16590 COLUMBIA DRIVE
One      33     4198307    220,000.00    211,472.63   360   8.75  1,730.75  305  WILLIAM L. BISHOP       489 PINEWOODS DR
One      34     4206904    249,000.00    240,451.97   360  9.875  2,162.19  301  GEORGE HORTON           LOT 5 CHRISTOPHER LANE
One      35     4222241    295,200.00    284,464.12   360  9.625  2,509.17  301  JAMES HOLTZ             12134 RIP VAN WINKLE DR
One      36     4224065    239,400.00    229,091.56   360      9  1,926.27  302  JONATHAN E. PARKER      13319 HAVERSHIRE LANE
One      37     4226639    750,000.00    720,959.93   360  8.875  5,967.34  304  EDWARD C. BAILEY        2405 COLONIOL DR

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One      38     4226774    250,000.00    239,599.71   360   8.75  1,966.76  308  JACK SCOGGINS, JR       3 MILE LANE SHARY RD
One      39     4227642    218,950.00    210,463.33   360   8.75  1,722.49  305  P. STAUBUS              2209 CHAD'S CREEK
One      40     4334846    222,000.00    214,714.12   360     10  1,948.21  302  RICHARD COOPER          DINGEE ROAD
One      41     4347575    228,000.00    220,339.37   360  9.875  1,979.84  302  RICHARD E. SWIFT,JR     NORTH LINK STREET ROAD
One      42     4613307    224,000.00    215,707.84   360      9  1,802.36  305  ROBERT W. WRIGHT        31935 AVENIDA EVITA
One      43     4614751    277,500.00    267,472.37   360   9.25  2,282.93  304  ROBERT T. JOHNSON       25141 VIA PLAYA
One      44     4614944    224,800.00    216,486.86   360  9.125  1,829.05  304  JOHN T. HOGAN           26491 SAN TORINI ROAD
One      45     4615110    310,000.00    294,692.11   360   8.25  2,312.07  305  VICTOR J. LAPORTA       5845 SW 107TH STREET
One      46     4617749    236,449.00    227,669.50   360  8.875  1,881.30  306  RICHARD M. HEATH        2470 SOUTH COLUMBINE STRE
One      47     4618967    231,950.00    222,534.03   360  8.375  1,762.99  306  TRACY W. SCHULIS        4806 CULBREATH ISLES WAY
One      48     4620936    209,000.00    194,353.70   360   8.25  1,517.63  310  DANIEL R. ALLAN         7352 HUNT CLUB LANE
One      49     4630601    260,000.00    249,920.59   360   8.75  2,045.43  305  ERIC S. MINTZ           4331 KESTER AVENUE
One      50     4630951    580,000.00    558,513.60   360  8.875  4,614.75  306  JOHN W. GETZ            402 21ST PLACE
One      51     4631910    274,500.00    264,558.40   360  8.875  2,184.05  307  HAROLD V. HALL          24992 EATON LANE
One      52     4632731    310,000.00    297,031.13   360    9.5  2,606.65  307  HELEN CHOI              442 NORTH GARDNER #201
One      53     4633643    330,000.00    317,209.26   360   8.75  2,596.12  305  EDWARD J. RAND          1326 PRESERVE CIRCLE
One      54     4639661    256,200.00    242,837.87   360    8.5  1,969.96  308  JAMES H. COX III        5710 THOUSAND OAKS DRIVE
One      55     4639672    250,000.00    240,299.51   360    8.5  1,922.29  307  DOMINIC V. CONSORTE     6611 BUBBLINGWELL PLACE
One      56     4646645    300,000.00    288,358.81   360  8.375  2,280.22  308  DONALD J. ARENSON       . WOODCREEK ROAD
One      57     4647852    302,000.00    288,877.57   360   7.75  2,163.57  308  JERRY FEIG              2040 KIPLING CT
One      58     4649326    550,000.00    530,077.83   360   8.75  4,326.86  308  CHARLES D. DEAN III     4256 CLOUDMONT DR
One      59     4654097    265,000.00    234,587.74   360    8.5  1,879.84  307  ROBERT K. JONES         360 HIDDEN CREEK
One      60     4654654    225,000.00    216,067.96   360  8.375  1,710.17  307  DONALD S. GILLESPIE     4842 FOREST HILL DRIVE
One      61     4658757    388,000.00    369,091.03   360  7.625  2,730.74  309  MARK A. SITARIK         5836 OXFORD ROAD
One      62     4661230    220,000.00    210,151.42   360  7.875  1,595.16  307  PETER J. CONWAY         5608 ASHEFORDE LANE
One      63     4666620    280,000.00    269,622.46   360   8.75  2,202.77  307  LYNN D. DUNN            2807 REGNER ROAD
One      64     4716650    637,500.00    620,016.13   360  7.875  4,622.32  325  MARK BLUM               17 CROSS GATE
One      65     4718203    834,000.00    808,108.40   360  8.375  6,339.00  317  NANCY J. GELTMAN        RED GATE ROAD
One      66     4725560    280,000.00    269,254.13   360  7.375  1,933.89  319  MATTHEW GALLAGHER       132 COTTAGE PLACE
One      67     4731507    270,000.00    259,285.90   360    8.5  2,076.07  306  IRA T. KING             4225 STANFORD AVE.
One      68     4731722    314,750.00    301,476.72   360    8.5  2,420.16  308  ALLEN J. ROGERS         3314 SUNSET BLVD.
One      69     4731813    259,900.00    249,582.02   360   8.25  1,952.55  308  MICHAEL E. STANKY       1125 ASHINGTON PLACE
One      70     4732430    253,350.00    243,741.00   360    8.5  1,948.05  308  GARY L. ROSE            9410 WINDRUSH  DR.
One      71     4733488    226,050.00    218,412.39   360  9.125  1,839.22  308  ALAN S. PENNINGTON      13314 ST MARYS STREET
One      72     4733659    230,000.00    218,902.84   360  7.875  1,656.22  310  MICHAEL P. COSTELLO     7015 HILLGREEN CIRCLE
One      73     4733976    280,000.00    269,621.14   360  8.625  2,177.82  308  JAMES P. STAAB          205 MADISON SQUARE
One      74     4734731    264,000.00    251,015.91   360   7.75  1,880.00  308  J M. WALKER             5326 BEAVER LODGE DRIVE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One      75     4734753    236,300.00    228,500.96   360  9.125  1,922.62  309  LARRY J. MC BRIDE       3409 LOUIS DRIVE
One      76     4735235    468,000.00    453,214.83   360   9.25  3,850.13  310  GEORGE L. SHERMAN       2211 GOLDEN POND DRIVE
One      77     4735359    367,650.00    356,605.61   360  9.625  3,124.99  309  WILLIAM D. KERFOOT      3522 DURNESS WAY
One      78     4735869    231,200.00    220,144.25   360  8.125  1,702.12  309  DAVID A. ARCHER         2322 DUNSTAN
One      79     4750986    390,000.00    376,257.41   360   8.25  2,929.94  313  DAVID W. WILSON         2003 VIA TUSCANY
One      80     4755028    275,000.00    265,922.93   360   9.25  2,262.36  308  KARL G. SCHNELLINGER    19919 STOUGH FARM ROAD
One      81     4768610  1,000,000.00    966,301.13   360  8.625  7,777.90  312  DENNIS M. NIGRO         304 LA COSTA AVENUE
One      82     4769328    235,000.00    227,157.26   360    9.5  1,976.01  309  MICHAEL ELLIOT          4444 WILSHIRE BLVD N #302
One      83     4769690    244,500.00    235,347.97   360    9.5  2,041.74  309  RON GLICKMAN            2020 PULLMAN LANE #1
One      84     4772377    400,000.00    385,577.12   360  8.125  2,969.99  313  ANTHONY B. POST         28550 SETTLERS LANE
One      85     4778599    220,050.00    210,427.73   360      8  1,604.73  312  ROBERT ALLEN            9723 BROKEN BOW RD
One      86     4778657    268,200.00    259,397.84   360      9  2,158.00  312  DONALD R. MARTIN        257 MAYERLING
One      87     4778941    239,500.00    231,046.37   360  8.375  1,820.38  312  MYRON G. BLALOCK III    5315 DOLIVER DR
One      88     4779820    425,000.00    409,999.36   360  8.375  3,230.31  312  WILLIAM A. PHILLIPS     15823 SYLVAN LAKE
One      89     4780524    226,000.00    216,696.49   360    8.5  1,737.75  314  PAUL A. MESSINA         3127 IVY FALLS DR
One      90     4780965    230,000.00    222,276.96   360  8.375  1,748.17  314  CARL J. RICHE           5104 CANYONGATE DRIVE
One      91     4781174    248,400.00    239,471.31   360      8  1,822.68  315  WILLIAM J. KLISH        12523 BOHEME ST
One      92     4781210    369,100.00    355,172.66   360   7.75  2,644.28  314  TED C. FULLERTON        5713 BROKEN WOOD COURT
One      93     4781243    256,000.00    246,599.23   360   7.75  1,834.02  315  JOHN P. HARVELL         6502 EMERALD DRIVE
One      94     4781276    236,250.00    227,731.46   360  8.125  1,754.15  313  HERMAN CHARLTON         7046 NORTHAVEN RD
One      95     4781786    209,700.00    202,154.33   360      8  1,538.71  314  JEFFREY M. SHKOLNICK    709 COUNTRY LANE
One      96     4781822    292,500.00    282,229.05   360      8  2,146.47  315  ROBERT BOYER            4428 HOLLOW OAK DRIVE
One      97     4782188    245,000.00    236,183.85   360      8  1,797.73  314  JAMES D. BROWN          5 HILSHIRE GROVE
One      98     4788661    800,000.00    774,986.74   360   7.25  5,457.41  324  JOHN D. BURKE JR        6 AVENUE TWO RIVERS SOUTH
One      99     4818660    277,200.00    270,007.37   360  7.375  1,914.55  329  GREGORY S. BISACCHI     130 MOUNTAIN ROAD
One     100     4819404    260,750.00    253,838.17   360   7.25  1,778.77  329  LINDA M. ROHRER         3835 CENTRAL AVENUE
One     101     4819878    452,000.00    442,623.02   360   7.75  3,238.18  333  THOMAS N. SALZANO       339 RIDGEWOOD AVENUE
One     102     4919023    518,000.00    500,088.95   360  8.875  4,121.44  309  EUGENE A. TOLEN         1855 SIERRA SAGE LN
One     103     4934446    261,000.00    251,390.85   360  7.875  1,892.44  314  JOHN R. SMITH           3710 HAZEL LANE
One     104     4941339    211,000.00    200,184.11   360      8  1,539.67  312  SPENCER E. GILLEON      2535 NOBLE COURT
One     105     4944144    600,000.00    579,902.70   360   8.25  4,507.60  315  D P. SEIERSEN           0060 WILDWOOD LANE
One     106     4944938    279,000.00    266,283.52   360  8.125  2,051.10  313  STEVEN D. MCDANIEL      1829 LINDEN LAKE ROAD
One     107     4961198    220,116.00    210,636.32   360    8.5  1,676.01  313  PATRICK B. CARNEY       1215 SYDNEY AVENUE
One     108     4969495    300,000.00    288,176.47   360    7.5  2,097.65  314  RONALD J. PETRUS        W303 N1551 ARBOR DRIVE
One     109     4972354    284,800.00    274,293.66   360  7.875  2,065.00  314  JAMES R. MCADORY III    113 RAPID RIVER TRAIL
One     110     4973448    341,200.00    329,770.90   360   8.25  2,563.33  315  JOE H. FARRAR           1075 SCHEPPERGRELL DRIVE
One     111     4979772    219,500.00    210,338.74   360   8.25  1,634.97  315  JEFFREY A. FORTIER      2523 CHERRYVALE COURT

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     112     4994958    500,000.00    478,442.38   360  8.875  3,978.23  317  ROBERT B. GROSSMAN      601 CHAROLAIS CIRCLE
One     113     4995881    304,000.00    290,438.31   360  8.125  2,233.05  315  DANNY C. MCLEMORE SR    3334 CARNEGIE LANE
One     114     4996385    315,000.00    304,597.17   360   8.25  2,366.49  316  JOSEPH W. HOLLIDAY      211 ROCKINGHAM ROAD
One     115     5097950    250,000.00    244,523.73   360  7.875  1,812.68  331  DENNIS L. BROWN         14028 S 24TH WAY
One     116     5211091    257,600.00    245,582.69   360    7.5  1,801.18  324  DONNIE BRAUNSTEIN       7 HORIZONS ROAD
One     117     5317128    400,000.00    388,793.01   360    7.5  2,796.86  326  THOMAS WALSH            160 COMMODORE DRIVE
One     118     5639204    252,000.00    217,491.98   360      8  1,655.08  317  ALFRED V. PAPIERSKI     4220 NE 23 AVENUE
One     119     5708657    250,000.00    241,291.31   360  7.625  1,769.49  318  MICHAEL T. MCMAHON      7606 FOXFIRE DR
One     120     5790228    336,000.00    326,504.98   360  8.875  2,673.37  317  MATTHEW H. GREENBAUM    4800 BEAU LAC LANE
One     121     5803421    280,000.00    270,589.47   360    7.5  1,957.81  320  BARDEN T. FRANKEL       11839 PORTER VALLEY DRIVE
One     122     5805879    280,000.00    271,542.52   360  7.625  1,981.83  325  JOHN ANDRUSKA           846-848 N. SIERRA BONITA
One     123     5807808    553,000.00    536,999.03   360    7.5  3,866.66  325  MARK COPPOS             24632 MALIBU ROAD
One     124     5808593    263,500.00    255,514.84   360   7.25  1,797.54  325  PAUL E. SOLL            17624 CORINTHIAN DRIVE
One     125     5808899    860,000.00    834,762.27   360   7.25  5,866.72  326  JEFFREY M. SCHULEIN     15 LINDA ISLE
One     126     5809381    588,750.00    571,742.17   360   7.25  4,016.32  327  RONALD J. NELSON        603 OCEAN AVE #2N
One     127     5820089    236,700.00    228,147.17   360  8.125  1,751.05  317  ALAN J. CULVERHOUSE     9035 N. 100TH PLACE
One     128     5824228    492,000.00    478,091.12   360  7.625  3,482.35  325  MARK D. MAKLIN          55 E. CALLE ENCANTO
One     129     5828896    352,000.00    342,883.81   360  7.375  2,431.18  329  RICHARD D. SABA         8010 N. VIA DE LAGO
One     130     5850793    272,000.00    262,557.41   360  7.625  1,925.20  318  ALEXANDER T. MCMAHON    5010 BLACKBIRD WAY
One     131     5853929    211,900.00    205,223.89   360  7.375  1,463.55  323  JOHN W. GIBSON          4623 NASSAU COURT
One     132     5854987    382,000.00    370,456.92   360  7.625  2,703.78  324  BARBARA L. FULLER       999 GREEN ST #1404
One     133     5855811    330,000.00    320,434.00   360  7.375  2,279.23  326  MARK P. VAN NIEKERK     5 ABBOTT COURT
One     134     5857577    400,000.00    389,519.99   360    7.5  2,796.86  328  JOEL D. TALCOTT         406 E EDITH AVE
One     135     5857985    365,000.00    354,473.28   360   7.25  2,489.95  327  R. K. JOERGER           1160 EUREKA AVENUE
One     136     5896320    236,500.00    227,580.11   360   7.75  1,694.32  323  JAMES K. GOLDSTON       4409 CLINCH VIEW LANE
One     137     5904510    300,000.00    293,179.77   360   7.75  2,149.24  331  JUANITO K. PUNG         EDWARDS LANE
One     138     5993906    233,000.00    227,241.89   360  7.625  1,649.16  329  SHELBY M BRUNS          340 EAST ACRE DRIVE
One     139     6367416    300,000.00    286,056.00   360   8.75  2,367.42  294  FRED QUELLER            WILKES LANE & HEDGES LANE
One     140     6376122    264,000.00    244,785.24   360   7.75  1,859.25  295  ERIC S. PETERSEN        51 FOREST AVENUE #43
One     141     6382431    348,000.00    330,420.64   360    7.5  2,460.61  296  KENNETH R. SONENCLAR    172 SYCAMORE LANE
One     142     6396753    310,000.00    298,638.92   360   9.75  2,663.38  299  WILLIAM J. BALDIE       303 EAST 43RD STREET #2B
One     143     6407962    240,000.00    228,951.89   360  8.875  1,903.54  299  RICHARD ROBINSON        90 CLAIRMONT DRIVE
One     144     6412281    492,000.00    465,838.52   360  7.875  3,556.93  300  DAVID BRADLEY           17 HEWITT AVE.
One     145     6415202    213,000.00    173,394.02   360      8  1,335.51  302  CHRISTINE BIELSKI       230 CENTRE STREET
One     146     6417944    240,000.00    228,186.37   360  7.375  1,667.77  300  ERIC BOBER              8 OLD OAK ROAD
One     147     6423110    230,000.00    219,466.00   360  8.625  1,782.39  302  EWA GUTMAN              35 OVERLOOK ROAD
One     148     6424305    300,000.00    282,718.87   360   7.75  2,135.51  303  PHILIP PALAZZO          188 RANGE RD.

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     149     6424611    243,000.00    233,288.07   360  9.125  1,976.04  301  PAUL H. BROOMFIELD      40 STONEHURST LANE
One     150     6426694    268,000.00    257,608.08   360   9.25  2,204.78  301  STEVEN B. ABRAMS        17 JEFFERSON LANE
One     151     6431140    337,600.00    324,242.03   360  8.875  2,686.10  303  SHLOMO ARON-BAYOF       16 SOUTH DRIVE
One     152     6433292    439,800.00    421,880.66   360    8.5  3,381.69  306  JAMES M. STUART         62 LINCOLN AVENUE
One     153     6434717    270,000.00    260,256.12   360  9.375  2,245.73  303  B T. BENEZET            40 ASHLEY RD
One     154     6438729    257,000.00    247,032.25   360  8.625  1,998.92  306  JOSEPH H. DONOVAN       3298 TIERNEY PLACE
One     155     6441891    400,000.00    386,129.26   360    9.5  3,363.42  304  ALBERT ESPOSITO         935 ESPLANADE AVENUE
One     156     6443401    380,000.00    359,377.64   360  8.625  2,915.96  303  FRANK T. HAU            145 EILEEN DR
One     157     6444878    208,000.00    198,655.08   360  8.625  1,611.88  303  M B. CICATELLI          110 W 86TH ST #17B
One     158     6449420    305,000.00    284,080.79   360  7.875  2,157.77  305  ELLEN O. GOODMAN        320 HAMILTON ROAD
One     159     6451670    278,000.00    267,636.59   360  9.125  2,261.91  304  LEONARD AUBREY          727 SHORE ACRES DRIVE
One     160     6452231    405,000.00    390,042.58   360   9.25  3,331.84  303  VANN BRUNSON            37 EAMES BLVD.
One     161     6455182    500,000.00    478,942.10   360   9.25  4,077.89  307  KENNETH C. WILLIG       16 E 96TH ST APT 6E
One     162     6456684    255,000.00    245,747.91   360  8.875  2,028.90  307  SHLOMO LANG             RR#2 BOX 142 GRANITE SPRI
One     163     6457290    250,000.00    240,859.83   360  9.125  2,034.09  305  MARK E. GOLDBERG        137 BOULDER RIDGE ROAD
One     164     6457949    340,000.00    328,712.96   360  9.375  2,827.95  307  JODEY SILLS             11 RIVERSIDE DR #12T-E
One     165     6459570    218,800.00    208,158.71   360   8.75  1,721.31  305  VITAS MARTINENAS        90 HILL DRIVE
One     166     6460863    224,000.00    215,514.74   360  8.875  1,782.25  305  RICHARD L. FRIEDLANDER  22 SUNNYSIDE PLACE #22
One     167     6461040    216,500.00    207,914.49   360  8.625  1,683.92  305  ARON GORNISH            509 BOWNE ROAD
One     168     6461301    240,000.00    231,510.96   360  9.125  1,952.72  306  KIM LING                39 ROLLINGWOOD DRIVE
One     169     6461935    400,000.00    380,183.52   360      9  3,218.50  308  JOHN P. EDDY            164 GLEN AVE.
One     170     6463861    500,000.00    477,296.86   360  7.875  3,625.35  305  DANIEL SCHWARTZ         47 LENAPE DR
One     171     6464977    308,000.00    294,234.18   360  8.875  2,450.59  305  MICHAEL J. MC BRIDE     2 DEEPWELL FARMS ROAD
One     172     6465700    350,000.00    336,220.14   360  8.875  2,784.76  305  ARTHUR FRIED            6 NORTHVIEW COURT
One     173     6465743    345,000.00    333,789.20   360   9.75  2,964.09  305  KAREN COX               247 CORLIES AVENUE
One     174     6465970    275,400.00    266,094.83   360  9.125  2,240.75  308  MAX KATZ                23 E 10TH ST #226 & #227
One     175     6468173    300,000.00    288,635.91   360  8.875  2,386.94  305  SUSAN RUSSO             163 BOULDER RIDGE RD
One     176     6469008    400,000.00    384,485.91   360  8.625  3,111.16  306  EDWARD PINELES MD       84-26 AVON STREET
One     177     6469143    225,000.00    215,662.15   360  8.375  1,710.17  305  NORMAN BLOCK            3 SANFORD STREET
One     178     6470812    280,000.00    270,163.50   360      9  2,252.95  308  ROBERT G. WASP          JUNE ROAD RR#1
One     179     6471167    444,000.00    424,711.87   360      8  3,257.92  306  STEPHEN J. APPLE        260 SUNNY RIDGE RD
One     180     6471371    250,000.00    241,354.23   360      9  2,011.56  308  JACOB FRIESEL           191 ROUND SWAMP ROAD
One     181     6472080    770,000.00    741,970.83   360   9.25  6,334.61  304  CHRISTIAN BOEGNER       120 EAST 87TH ST. R/24A
One     182     6474121    310,500.00    298,924.02   360  8.875  2,470.48  306  KEVIN J. STIMPSON       6 HIGHLAND AVE
One     183     6475510    300,000.00    287,550.04   360  8.375  2,280.22  305  PAUL R. LEVENSON        74 HICKORY GROVE DRIVE WE
One     184     6475929    240,000.00    231,516.96   360   9.25  1,974.43  305  JEANNE R. WEITZEL       131 MORNINGSIDE DRIVE
One     185     6477550    235,000.00    225,674.78   360    8.5  1,806.95  306  ARTHUR AHL              53 NORWOOD AVE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     186     6480769    210,000.00    198,971.08   360  8.125  1,559.25  305  MITCHELL R. BLOCH       5 SUSAN COURT
One     187     6481852    450,000.00    432,136.65   360  8.375  3,420.33  307  GEOFFREY HEAL           335 RIVERSIDE DRIVE
One     188     6482764    470,000.00    453,367.22   360   8.75  3,697.50  309  JAMES F. HURLEY         18 PINE GLEN DR
One     189     6485139    333,000.00    318,864.51   360   8.25  2,501.72  305  DAVID FEHER             45 STEPHENSON TERRACE
One     190     6486164    399,000.00    384,886.87   360  8.625  3,103.39  310  KENNETH HEYMAN JR       52 MARTINDALE ROAD
One     191     6486335    250,000.00    241,242.47   360  9.125  2,034.09  307  JOHN M. IOANNOU         418 EAST 59TH ST. APT THB
One     192     6486845    240,000.00    229,105.51   360  8.875  1,888.17  309  ARI R. RAGHUNATHAN      1 NATHANS DRIVE
One     193     6487837    275,000.00    264,569.95   360    8.5  2,114.52  308  RICHARD S. ROSEN        259-03 57TH AVENUE
One     194     6489435    324,000.00    310,841.93   360  8.125  2,405.70  308  ERNEST O'DIERNO         38 BEECHWOOD LA
One     195     6491700    214,000.00    206,214.14   360   8.75  1,683.54  308  RICHARD H. MALONE       25 WOODLAND ROAD
One     196     6492600    225,000.00    216,466.34   360    8.5  1,730.06  308  JEFFREY COTUGNO         22 ALICE AVENUE
One     197     6494173    215,000.00    207,395.34   360  8.625  1,672.25  310  RICHARD GOLDSTEIN       16 BERGEN AVENUE
One     198     6497149    371,250.00    355,308.23   360  8.375  2,810.13  308  HARUO YOSHIDA           68 MILL BROOK ROAD WEST
One     199     6497852    296,600.00    283,261.80   360   7.75  2,115.05  311  CRAIG BRUSH             241 BAY WALK
One     200     6497863    400,000.00    385,514.10   360  8.625  3,111.16  309  STANLEY BERNSTEIN       11 TALLEY RD
One     201     6498630    230,000.00    221,278.81   360  8.375  1,748.17  309  DAVID B. BROWN          41 HAMILTON DR
One     202     6498651    280,000.00    268,887.22   360  8.125  2,079.00  309  CLYDE M. OLIVER         24 RENWICK AVE
One     203     6499188    338,000.00    325,032.94   360    8.5  2,598.93  308  LUCIAN TOMA             2 WEYBRIDGE ROAD
One     204     6499905    270,000.00    262,401.70   360  9.875  2,344.55  310  JOSEPH DELLICARPINI     14 DEER TRAIL ROAD
One     205     6500800    440,000.00    423,325.60   360   8.25  3,305.58  310  C. RAFFAELI             1795 SHIPPAN AVENUE
One     206     6501009    285,000.00    274,023.94   360  8.625  2,216.71  310  MICHAEL FERRARO         1066 WESTOVER ROAD
One     207     6501381    337,500.00    323,480.34   360      8  2,476.46  308  DAVID L. SOBILOFF       36 OLD POND ROAD
One     208     6501406    215,000.00    206,467.28   360  8.125  1,596.37  309  CHARLES SKOP            2030 CORNELL PLACE
One     209     6501417    470,000.00    453,769.77   360  8.625  3,655.62  311  AARON E. MILLER         55 EAST 86TH ST. APT #7B
One     210     6502792    255,000.00    244,866.71   360  8.125  1,893.37  309  JOHN R. DEATS           52 BUTTERWOOD LANE WEST
One     211     6502828    420,000.00    402,553.13   360      8  3,081.82  308  FRED R. EHRLICH         7 ERNST PLACE
One     212     6504903    277,000.00    267,869.18   360  8.875  2,203.94  311  MITCHELL LOMAZOW        57 MAGNOLIA LA
One     213     6507832    499,500.00    481,281.20   360  8.875  3,974.25  307  SUSAN D. KARABIN        331 WEST 263RD STREET
One     214     6512956    215,000.00    207,217.64   360    8.5  1,653.17  310  GEORGE TAUB             340 CLINTON AVENUE
One     215     6513290    250,000.00    240,481.29   360  9.375  2,079.38  309  RICHARD A. KARSTEN      99-27 74 AVE
One     216     6518908    310,000.00    298,511.64   360    8.5  2,383.64  309  JACK J. ROSS            14 JUNEAU BLVD
One     217     6519310    292,150.00    278,466.25   360   8.75  2,272.13  309  KOUROS SATRAP           1 WOODLAND ROAD
One     218     6528898    324,000.00    313,558.15   360  9.125  2,636.18  310  ROBERT F. KAPLAN        4 FAIRLAWN COURT
One     219     6529278    249,600.00    241,757.64   360      9  2,008.34  312  MICHAEL K. GRADY        156 PINE STREET
One     220     6529482    217,500.00    209,989.03   360  8.625  1,691.70  311  GEORGE MAUL             4 SWARTHMORE LA
One     221     6534788    225,000.00    218,293.71   360  8.875  1,790.21  315  ANTHONY GIAMBRONE       67-15 171ST STREET
One     222     6536444    210,000.00    201,221.91   360  8.875  1,656.97  310  GEORGE RUBICH           7 CLAREDON PLACE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     223     6537200    272,000.00    263,443.75   360  9.125  2,213.09  311  LINWOOD HARTMAN         22 VERNON PARKWAY
One     224     6537593    292,500.00    278,888.46   360  7.875  2,101.46  313  HELEN BARR              600 WEST END AVE APT 5B
One     225     6542980    250,000.00    240,140.96   360   8.75  1,966.76  310  PETER PERSOFF           193-45 85TH RD.
One     226     6546084    260,000.00    249,942.55   360  7.875  1,885.19  312  CARY D. HIEGER          7 ARDSLEY PLACE
One     227     6546787    278,000.00    269,458.72   360   9.25  2,287.04  311  JOSEPH F. ROMANO        15 PARK STREET
One     228     6547101    272,000.00    260,980.17   360  8.875  2,147.26  311  ALLEN MARINE            336 WHITE BIRCH ROAD
One     229     6548432    322,500.00    311,979.77   360   8.75  2,537.11  313  WILLIAM F. JARVIS       546 FOURTH STREET
One     230     6548670    256,000.00    247,362.35   360   8.75  2,013.96  311  PETER MARTIN            1140 STILLWATER ROAD
One     231     6553159    225,000.00    214,619.41   360   8.25  1,671.26  313  NATALE A. CERNIGLIA     95 WINDSOR AVENUE
One     232     6554570    350,000.00    336,329.35   360    8.5  2,680.83  311  PATRIZIA C.             200 EAST 61ST ST #34 A/B
                                                                                 CONGIU-SALVATORE
One     233     6559756    244,000.00    234,084.66   360  7.375  1,688.23  312  JOSEPH POLLICINO        29 BEECHWOOD AVENUE
One     234     6560438    420,000.00    401,426.55   360      9  3,335.13  312  FRANK J. MOLFETTA       16 WEST CASTOR PLACE
One     235     6562400    247,000.00    239,768.91   360  9.375  2,054.43  312  THOMAS A. BERKENKAMP    14 CASINO WALK ATLANTIQUE
One     236     6570588    252,000.00    243,308.30   360    8.5  1,937.67  312  ALON LIVNE              77 RALPH AVENUE
One     237     6572380    280,000.00    268,040.95   360    9.5  2,323.61  310  PAMELA J. BRAUN         193 HAMILTON AVE UNIT #11
One     238     6575366    247,500.00    240,016.52   360    9.5  2,081.12  312  LEENA B. LAKHKAR        171 E 84TH ST APT 20-D
One     239     6576074    242,000.00    232,395.29   360  7.625  1,704.04  318  ROY B. TUCK             30 BLACK BIRCH DRIVE
One     240     6576880    250,000.00    241,949.49   360      9  2,011.56  311  JOSEPH E. MACY          24 ANNONDALE DRIVE
One     241     6578568    264,000.00    251,763.38   360  8.375  1,985.39  311  ALFRED SIEGEL           5920 FIELDSTON ROAD
One     242     6579593    260,000.00    241,997.86   360  8.875  2,017.62  311  TIMOTHY MORIARTY        174 JOHNSON ROAD
One     243     6580592    375,000.00    357,411.52   360  7.625  2,638.05  312  STEVEN B. SCHWAB        25 KENT ROAD
One     244     6580843    292,500.00    283,732.28   360   9.25  2,406.33  312  MICHAEL GUTHAMMAR       37 PARK PLACE
One     245     6585213    372,000.00    361,098.45   360    9.5  3,127.98  311  J. HARTSTEIN            135 WEST 70TH STREET #8B
One     246     6591170    236,000.00    228,220.36   360  8.875  1,877.73  311  GLENN C. OLSEN          16 BOND LANE
One     247     6591668    217,500.00    208,053.76   360   7.75  1,550.39  313  JUDY M. BECKER          121 WEST 20TH STREET #3F
One     248     6592208    292,500.00    282,162.79   360    8.5  2,249.08  311  SCOTT WATROUS           WOODLAND ROAD
One     249     6595272    310,000.00    296,618.31   360   7.75  2,210.37  313  RAYMOND A. CAPIOLA      39 HILLAIR CIRCLE
One     250     6598281    230,000.00    219,973.08   360  8.375  1,731.58  313  JEFFREY MANDELL         28 KENNEDY DRIVE
One     251     6598452    468,000.00    452,947.15   360  8.875  3,723.62  312  DOUGLAS R. BOND         15 SUSSEX AVE.
One     252     6599411    428,000.00    414,244.69   360    8.5  3,290.95  315  FREDERICK B. ESTABROOK  16 HUGUENOT DR
One     253     6610456    230,000.00    223,446.39   360   9.25  1,892.16  314  LAWRENCE A. LEVINSON    2 FIFTH AVENUE  APT.2-0
One     254     6613851    252,000.00    244,357.09   360    8.5  1,937.67  317  DONALD W. LEO           19 BLUEBERRY RIDGE ROAD
One     255     6626219    224,000.00    204,806.31   360  8.375  1,687.00  313  JOEL H. THIRD           515 BENNETTS FARM ROAD
One     256     6626467    450,000.00    430,313.80   360  7.875  3,239.34  314  JOHN G. LONG JR         8 UPLAND ROAD
One     257     6629239    278,400.00    266,784.83   360      8  2,027.59  316  EARLE J. BECKLEY        3 THE ENCLOSURE S
One     258     6629272    700,000.00    677,156.37   360   8.25  5,258.87  316  RONNIE A. HERSHMAN      43 WILLOW RD
One     259     6631514    215,000.00    205,397.77   360  8.125  1,582.57  314  STEPHEN A. SYLVESTRO    1372 MILL PLAIN ROAD

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     260     6631897    300,000.00    276,981.91   360   8.25  2,152.33  317  FRANKLIN R. KAIMAN      18 BARCLAY ROAD
One     261     6633790    500,000.00    483,177.30   360    8.5  3,844.57  313  JOHN C. MCCABE          140 RIVERSIDE DRIVE #11H
One     262     6636245    260,000.00    251,710.18   360  8.375  1,976.19  316  RAYMOND M. MACIOCI      142 OAKLAND AVENUE
One     263     6636686    342,500.00    326,994.29   360   8.25  2,573.09  314  ROBERT A. WEIR          57 MOHAWK TRAIL
One     264     6637805    290,000.00    279,907.11   360  8.375  2,204.21  314  RICHARD J. CHICHETTI    39 WAYSIDE PLACE
One     265     6644390    418,200.00    406,343.80   360      9  3,364.94  316  MICHAEL MARCUS          253 WEST 73RD STREET #2E
One     266     6649393    224,000.00    207,123.59   360  8.625  1,661.55  316  MARTIN D. SKLAR         5 ABINGTON AVENUE
One     267     6650235    300,000.00    291,145.73   360    8.5  2,306.75  318  VITO N. CARNAZZA        764 W FINGERBOARD ROAD
One     268     6653620    247,200.00    234,049.03   360   8.25  1,857.14  317  ALAN D. MORRIS          16 SECOR DRIVE
One     269     6653700    236,000.00    227,044.89   360  7.875  1,711.17  316  GARY A. SILVERSTEIN     3 HUTCHINSON COURT
One     270     6653890    464,000.00    439,874.65   360   8.25  3,419.57  316  CLAUDE M. TUSK          63 LAW ROAD
One     271     6653925  1,300,000.00  1,251,277.54   360   8.25  9,692.00  319  MARTIN RICHARDS         GIN LANE
One     272     6658656    292,000.00    271,528.41   360  8.375  2,151.20  317  MICHAEL I. GOODMAN      50 ALEWIVE BROOK ROAD
One     273     6658758    225,000.00    144,356.67   360  8.125  1,125.60  315  PAZIT KAYE-OREN         411 E 53RD STREET #19B
One     274     6662835    700,000.00    677,494.48   360  8.375  5,320.51  316  PAT STEIR               80 MACDOUGAL STREET
One     275     6664014    524,000.00    507,203.33   360  8.375  3,982.78  316  JOSEPH ANSCHER          1928 MIDLANE
One     276     6667384    348,000.00    337,195.84   360  8.375  2,645.06  317  STEPHEN D. LOCKE        162 OLD FIELD ROAD
One     277     6667624    248,850.00    240,319.47   360  8.125  1,847.71  315  NAN P. BAILEY           24 SUMMIT AVENUE
One     278     6669925    460,000.00    446,739.54   360  8.625  3,577.84  318  HARVEY KAYLIE           4 SHORT PATH
One     279     6671698    232,500.00    223,275.07   360      8  1,696.30  316  ROSHELLE NAGAR          227 CENTRAL PARK WEST #1B
One     280     6674018    252,000.00    243,340.21   360      8  1,849.09  317  JOSEPH BARONE           66 HAYWOOD STREET
One     281     6674266    216,000.00    208,754.58   360  8.125  1,603.80  316  ANTHONY T. PASSARELLI   82 HOLBROOKE ROAD
One     282     6680633    326,250.00    312,630.18   360  8.625  2,505.84  317  MITCHELL I. QUINTNER    900 OLD COACH ROAD
One     283     6693792    340,000.00    329,790.46   360  8.125  2,524.50  320  JONATHAN LANDSBERG      16 FOXHUNT LN
One     284     6695415    227,300.00    217,489.43   360    8.5  1,747.75  317  BRUCE A. PALY           32 N. MOORE STREET #4
One     285     6695492    213,000.00    205,068.29   360  8.125  1,572.41  318  LISA M. SCHILLER        99 READE ST #2F
One     286     6695620    240,000.00    233,217.79   360  8.875  1,909.55  317  ANTHONY ZUCLICH         3 PADDOCK DRIVE
One     287     6699584    412,000.00    400,357.28   360  8.875  3,278.06  317  PAMELA HOILES           135 WEST 70 STREET APT 6F
One     288     6700220    228,000.00    220,932.15   360  8.125  1,692.90  319  ARTHUR J. SPIELMAN      284 MURRAY AVENUE
One     289     6705439    278,000.00    269,830.08   360  8.375  2,113.01  319  GARY LEVINE             205 E 22ND STREET PHE
One     290     6706078    271,900.00    261,336.62   360      8  1,983.63  317  SHARI POPKIN            225 W 83RD ST #19/20K
One     291     6711089    250,000.00    239,096.70   360  7.875  1,794.75  317  ROBERT GINSBERG         240-13 51ST AVENUE
One     292     6713969    360,000.00    349,666.63   360    8.5  2,768.09  319  ALAN BOSS               417 4TH STREET
One     293     6718598    292,500.00    281,661.94   360  8.125  2,159.70  318  HOPE KREBS              130 EAST 12TH STREET #2B
One     294     6719058    315,000.00    303,328.14   360  8.125  2,325.83  318  GUIDO L. PETRA          3 WINGATE CIRCLE
One     295     6723678    220,000.00    211,984.55   360  8.625  1,711.14  319  ERNEST J. PECK          331 BROWER AVENUE
One     296     6728809    246,000.00    239,317.74   360  8.875  1,957.29  319  MARVIN KORMAN           115 FOURTH AVENUE #6C

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     297     6736330    222,300.00    215,155.37   360    9.5  1,857.18  320  RONALD R. HARTMANN      550 PENFIELD ROAD
One     298     6751684    225,000.00    215,445.66   360  8.625  1,750.03  322  STEFKA E. KOVATCHEVA    20 HUNT PATH
One     299     6756270    250,000.00    242,858.27   360  8.375  1,900.19  320  PAUL VETRANO            155 PERRY STREET #1B
One     300     6761338    234,000.00    226,274.82   360  8.125  1,737.45  322  SARI E. GREENBERG       305 WILLIAMS CT #305
One     301     6762818    500,000.00    480,524.59   360  8.875  3,919.28  322  C. ANDRIOLE             47 BLACKSTONE AVE
One     302     6766069    320,000.00    309,636.90   360    7.5  2,237.49  322  ANDREW TASNADY          7 VISTA WAY
One     303     6767775    300,000.00    291,449.26   360   7.75  2,149.24  324  PEDRO TORRES            154-72 RIVERSIDE DRIVE
One     304     6770215    300,000.00    290,483.50   360    7.5  2,097.65  322  ANDREW D. GORDON        884 SMITH RIDGE ROAD
One     305     6772935    291,500.00    282,195.88   360  7.625  2,063.22  321  JUSTIN L. DRISCOLL      46 GORHAM AVENUE
One     306     6773610    360,000.00    343,855.95   360  8.375  2,736.27  323  JOHN C. DEVERNA         71 MOUNT GREY ROAD
One     307     6775219    250,800.00    243,156.91   360  7.875  1,818.48  321  ANDREW RUBIN            15 EASTWOOD PLACE
One     308     6776459    320,000.00    294,189.91   360   7.25  2,182.97  322  CAREN FRANKEL           5 SEYMOUR PLACE EAST
One     309     6779559    325,500.00    316,590.35   360  7.625  2,303.87  326  HENRY J. GREENFIELD     33 SALMON KILL ROAD
                                                                                 C/O RENNARD
One     310     6782950    412,000.00    400,974.02   360   8.25  3,095.22  323  STEVEN A. FISHMAN       1 OVERLOOK TERRACE
One     311     6787284    369,000.00    357,823.57   360   7.75  2,643.57  322  DAVID LOEWENSTEIN       802 KING STREET
One     312     6789676    350,000.00    338,828.67   360  7.625  2,477.28  321  DAVID A. SITZER         21 WEST WOODS ROAD
One     313     6794213    258,800.00    251,191.04   360   7.75  1,854.08  323  PHILIP WHITNEY          252 WEST 30TH STREET, #5A
One     314     6794858    289,900.00    281,637.26   360   7.75  2,076.88  324  HERBERT E. WEBER        291 CLINTON STREET
One     315     6798327    325,000.00    316,094.85   360  8.125  2,413.12  323  ROGER POSTER            59 WEST 12TH STREET #6E
One     316     6799840    435,600.00    422,975.36   360  7.875  3,158.41  323  DR. BLOCK               11 MIDFARM ROAD
One     317     6807064    296,700.00    287,135.61   360   7.25  2,024.02  323  MICHAEL ALTER           24 BOXWOOD LANE
One     318     6808090    216,000.00    208,503.40   360  7.625  1,528.84  325  VIRGINIA L. PHILPOTT    12 CLIFTON PLACE
One     319     6808759    275,000.00    267,694.30   360  8.125  2,041.87  324  DAVID J. SHEEHAN        722 WEST SHORE TRAIL
One     320     6813271    600,000.00    581,097.24   360  7.375  4,144.06  323  ANDREW J. GAMBLE        45 ZACCHEUS MEAD LANE
One     321     6818719    226,000.00    219,045.07   360  7.375  1,560.93  324  SUSAN KOLKER            27 LOCKWOOD AVENUE
One     322     6820380    232,000.00    224,911.03   360  7.375  1,602.37  324  DONALD KRAVET           7 POPLAR ROAD
One     323     6829293    240,000.00    233,317.36   360  7.875  1,740.17  324  MICHAEL S. LANGELLA     28 CLIPPER DRIVE
One     324     6830554    475,000.00    461,499.84   360  7.625  3,362.03  325  BERNARD T. BARTON       21 RED COAT LANE
One     325     6831422    288,750.00    280,219.44   360   7.25  1,969.79  326  SALVATORE J. BRACCO     11 BURTON AVENUE
One     326     6832946    270,000.00    262,516.67   360   7.75  1,934.32  325  RAYMOND V. BERG II      245 E 93RD ST UNIT 7H
One     327     6834817    360,500.00    351,221.31   360  8.125  2,676.71  325  BETTE FRANK             120 EAST 10TH STREET
One     328     6835332    300,000.00    291,871.52   360      8  2,201.30  325  JODY A. OWEN            51 OAK GROVE ROAD
One     329     6837087    615,000.00    348,476.86   360   7.75  2,562.83  327  ALBERT LINDAHL          2 PARK ROAD
One     330     6842860    375,000.00    363,895.04   360  7.375  2,590.04  325  PETER MAHLER            210 MIDDLE PATENT ROAD
One     331     6844264    250,000.00    242,392.57   360  7.625  1,769.49  324  GIANFRANCO MITI         200 E 32ND ST #11B
One     332     6845143    440,000.00    426,970.21   360  7.375  3,038.98  325  MATTHEW KISSNER         9 HUNTINGTON AVENUE
One     333     6870220    342,750.00    335,061.65   360   7.75  2,455.51  331  CHANG K. BEHK           108-13 49TH AVENUE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     334     6883109    491,700.00    475,701.74   360    7.5  3,496.08  305  MICHAEL HARDEN          4635 WILKIN COURT
One     335     6885352    246,123.00    237,968.17   360  7.625  1,779.86  299  RANDALL WILSON          716 COUNTY ROAD 302
One     336     6886082    420,000.00    408,471.33   360   7.25  2,865.15  328  TOBI K. KANTOR          193 OLD ARMY RD
One     337     6898489    459,703.00    445,300.89   360  7.625  3,301.85  307  ALLEN J. MORTON JR      692 CROTON LAKE ROAD
One     338     6903465    300,000.00    292,230.47   360  7.375  2,072.03  329  ELLIOTT OGDEN           7 WILLOW POND LANE
One     339     6913651    988,000.00    962,096.60   360   7.25  6,739.91  330  ROBERT T. BUTLER        10 PHILIPS LANE
One     340     6915486    262,352.85    254,842.57   360  7.625  1,872.31  316  KENNETH S. RAJMAN       6 LYDIA COURT
One     341     6929684    243,900.00    239,228.08   360    7.5  1,705.39  336  REI Y SAEKI             301 EAST 79TH ST APT 14J
One     342     6946220    355,500.00    347,334.82   360  7.625  2,516.21  331  MARLENE N. FELDMAN      300 EAST 85TH STREET,
                                                                                                           APT#3705
One     343     6955345    263,200.00    257,434.56   360  7.875  1,908.39  331  MICHELE A. COHEN        35 PROSPECT PARK
                                                                                                           WEST #13D
One     344     6958048    400,500.00    386,832.83   360  7.375  2,766.16  330  GIOVANNI COZZI          419 6TH STREET
One     345     6960866    297,000.00    287,018.94   360  7.375  2,051.31  331  ROBERT C. MUFFLY        32 HILLCREST AVENUE
One     346     6963864    240,000.00    233,693.93   360   7.25  1,637.23  332  DIANE WADE              21 MERCER AVE
One     347     6967956    278,400.00    269,955.00   360  7.625  1,970.50  332  ROBERT A. BUCCINO       11 RIVERSIDE DRIVE
                                                                                                           #13HE/13JE
One     348     6973653    295,000.00    286,342.57   360   7.25  2,012.43  332  RALPH PANE              5 MEGAN LANE
One     349     6974587    307,800.00    300,350.92   360  7.375  2,125.90  331  STEPHEN J. WADE         107 RIVER ROAD
One     350     6978453    232,000.00    226,496.59   360   7.25  1,582.65  332  JINMO AHN               201 WEST 72ND STREET #80
One     351     6979026    333,750.00    326,016.52   360  7.375  2,305.13  332  KENNETH BOOKBINDER      21 ARGYLE PLACE
One     352     6981855    500,000.00    488,139.18   360   7.25  3,410.89  332  FREDERICK G. GRAHAM     55 EAST 86TH STREET #2A
One     353     6982166    250,000.00    245,096.16   360   8.25  1,878.17  332  CHARLES S. DIRATZ       60 HILLSIDE AVENUE
One     354     7012733    220,500.00    213,876.02   360  9.625  1,874.23  309  JOSEPH J. TERZ          1299 BRANDT RD.
One     355     7189142    221,600.00    214,629.63   360  9.125  1,803.01  311  ALFONSO HERNANDEZ       50 BAY HEIGHTS DR
One     356     7217973    275,000.00    265,491.47   360  8.875  2,188.02  309  ROBERT MACALLISTER      50 HUGHES TERRACE
One     357     7256294    222,400.00    214,890.49   360  8.875  1,769.51  310  RAMANIK F. PATEL        219 BRYN MAWR AVE
One     358     7293144    277,500.00    269,181.85   360   9.25  2,282.93  312  JOHN W. PFAFF           RT 690
One     359     7325160    230,000.00    223,345.21   360    7.5  1,608.19  325  QUIN J. JONES           370 MONTE VISTA LANE
One     360     7402851    263,250.00    251,198.02   360    8.5  2,024.16  311  FRANK A. GERMANO        608 W  ASHBOURNE DR.
One     361     7451187    232,500.00    223,907.64   360  8.125  1,726.31  312  BRUCE R. ROLPH          3274 WEST CHENNAULT AVE
One     362     7470567    300,000.00    289,450.67   360  8.125  2,227.49  314  JERE F. SEELAUS         1707 PENNS LANE
One     363     7481381    330,000.00    317,103.46   360    8.5  2,537.41  313  MICHELE METULA          39 BYRAM LAKE RD
One     364     7506416    295,000.00    284,411.89   360  7.875  2,138.96  315  RICHARD M. DUFFY        907 ENDERBY DRIVE
One     365     7576750    436,050.00    420,359.68   360      8  3,199.59  314  ALBERT O. CORNELISON    5400 KINROSS DR
One     366     7601440    220,000.00    211,921.28   360   7.75  1,576.11  315  WILLIAM A. SMITH IV     108 SUGARBERRY CIRCLE
One     367     7601654    233,450.00    225,260.93   360      8  1,712.98  315  GARY SUTTON             2213 SHARI LANE
One     368     7601734    500,000.00    482,460.08   360      8  3,668.85  315  FAROUK BARBANDI         11111 HEDWING LN
One     369     7602410    254,400.00    246,097.65   360   8.25  1,911.23  316  WILLIAM MCCAULEY        4230 EMORY STREET
One     370     7602420    213,350.00    204,460.36   360  8.375  1,606.24  316  STEVEN M. BRODY         10310 PINE FOREST ROAD

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     371     7602464    226,550.00    218,653.63   360   7.75  1,623.04  317  NOBUO YAMAMOTO          308 LAKELAND DRIVE
One     372     7602828    234,950.00    227,370.46   360   8.25  1,765.10  317  EDWARD FOLEY            6305 KENSHIRE COURT
One     373     7602941    500,000.00    484,554.92   360    8.5  3,844.57  317  RONALD MC CULLARS       5932 COLHURST AVENUE
One     374     7603445    309,600.00    243,279.12   360  8.375  1,925.90  318  SCOTT A. MCKENNEY       4 OAK TRACE
One     375     7603490    228,100.00    221,320.84   360   8.75  1,794.46  316  ALLEN B. CRAIG III      4534 BANNING DRIVE
One     376     7603922    261,000.00    253,297.41   360    8.5  2,006.86  318  TIMOTHY S. WHITTINGTON  3212 MONETTE LANE
One     377     7605338    260,000.00    251,551.21   360  7.375  1,795.76  321  RICHARD J. GILLIAM      3929 TENNYSON
One     378     7606385    289,150.00    279,263.32   360   7.25  1,972.52  321  DAVID S. BRILL          2532 REBA DRIVE
One     379     7607490    581,350.00    557,473.84   360   7.75  4,164.87  323  RICK L. BURDICK         814 SADDLEWOOD  RD
One     380     7607628    297,000.00    250,466.25   360   8.25  1,967.57  322  ROGER B. PLANK          307 TEAKWOOD DR
One     381     7607956    301,200.00    292,139.00   360  7.625  2,131.88  323  MERRILL P ANDERSON      5121 BRAEBURN DRIVE
One     382     7608405    236,000.00    228,513.73   360    7.5  1,650.15  322  JAMES R. MCPHAIL        309 DONLEY CT
One     383     7609645    273,600.00    262,828.00   360  8.125  2,004.75  324  JAMES N. CANTWELL       523 WOODBEND LN
One     384     7610098    350,350.00    337,753.53   360  8.125  2,574.07  325  STEPHEN R. WYMAN        4518 SHADYWOOD LANE
One     385     7611239    750,000.00    728,119.89   360  7.625  5,308.46  324  JOHN S. WAGGONER        9230 MEADOWBROOK DRIVE
One     386     7745359    232,000.00    215,188.96   240  8.625  2,031.75  200  GARY MILOTTA            15 ADAMS RD.
One     387     7823190    311,000.00    300,884.82   360  8.125  2,309.17  316  DAVID A. BARBEE SR      16024 RIVER POINTE DR
One     388     7942112    238,500.00    230,407.83   360   7.75  1,708.65  318  LAWRENCE B. WEBSTER JR  7485 SW 61ST STREET
One     389     7964512    311,250.00    302,243.87   360   8.75  2,448.61  317  DENNIS S. HALL          1900 - 1902 N SYCAMORE AV
One     390     8202020    595,000.00    576,768.03   360      8  4,365.90  320  RAJU MIRCHANDANI        207 W 16TH ST
One     391     8252368    324,000.00    312,664.10   360   7.75  2,295.37  329  ROBERT A DEROBBIO       585 ELMGROVE AVE.
One     392     8261234    225,000.00    219,695.78   360  7.875  1,631.41  329  JACOB GRANEK            137-09 71ST AVENUE
One     393     8262791    276,800.00    266,915.93   360      8  2,007.14  329  RICHARD M. VENTO        19 HARBOR COVE
One     394     8288649    285,000.00    275,170.71   360   7.75  2,018.89  330  MARTIN T. TRACHTENBERG  618 W MOWBRAY COURT
One     395     8298100    520,000.00    506,792.20   360  7.625  3,680.53  329  DONAVAN JUDKINS         10908 PRINCEVILLE CT
One     396     8309636    210,000.00    200,688.59   360   7.75  1,473.41  330  SCOTT W. HARRIS         1786 HIDDEN VALLEY #23
One     397     8396700    490,000.00    478,407.28   360   7.75  3,510.42  330  MANUEL MAGALLANES AND   1835 1/4 VALLECITO DRIVE
One     398     8436440    285,400.00    276,506.28   360   7.75  2,028.15  330  MARK D. MULLER          535 MANORWOOD LANE
One     399     8440233    216,000.00    210,728.32   360    7.5  1,510.31  330  JOHN I. COSTER AND      98 KAMDA BLVD
One     400     8441892    284,000.00    274,192.24   360      8  2,059.34  329  LANNY L. BASSHAM        2795 ROSSMERE
One     401     8483510    225,000.00    217,980.33   360   7.75  1,611.93  321  JOSE M. REIGOSA         15440 NW 83RD CT
One     402     8485719    252,000.00    243,233.18   360   7.75  1,805.36  322  NORMAN GOLD             2309 AVENUE K
One     403     8538994    345,000.00    332,709.50   360   7.75  2,460.31  321  SCOTT KORAK             184 SUMMERSET DR
One     404     8562795    249,000.00    242,171.29   360  7.625  1,762.41  326  MARGARET D. BELL        29 TREE BARK TERRACE
One     405     8568168    350,000.00    326,591.61   360   7.25  2,387.62  323  RICHARD B. THURMOND     1601 ARROWHEAD POINT
One     406     8607441    286,400.00    275,822.88   360  7.875  2,057.19  324  NOLEN M. HAYDEN         2195 OAK HILLS DR
One     407     8791668    361,500.00    351,052.94   360   7.75  2,574.94  330  DAVID C. DAYTON         630 ELMGROVE AVE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     408     8967797    925,000.00    902,672.90   360   7.75  6,626.81  329  ABRAHAM M. GEORGE       2 PENNY LANE
One     409     8972039    268,000.00    261,844.53   360  7.625  1,896.89  331  MATTHEW J. CONNAHAN     5 FOREST VIEW DRIVE
One     410     8972800    510,000.00    498,991.48   360   7.75  3,653.70  332  PETER G. FELIX          856 BLUESTONE LANE
One     411     8974067    321,000.00    313,451.41   360    7.5  2,244.48  331  EDWARD R. GRALINSKI     3 BEECHWOOD LANE
One     412     8991485    221,000.00    214,180.58   360   6.75  1,433.41  328  JEFFREY R. SECKEL       6915 WILD GROVE
One     413     9121671    272,000.00    264,247.54   360   7.75  1,948.64  324  JEFFREY B. RITTERMAN    36890 GREEN COVE DR
One     414     9165531    312,000.00    303,542.96   360    7.5  2,181.55  327  EDWARD W. ANDREWS       71 PLATZ DR
One     415     9175761    465,000.00    452,844.36   360  7.875  3,371.57  326  DOUGLAS THOMPSON        542 CATHEDRAL PARKWAY
One     416     9186145    300,000.00    290,775.85   360    7.5  2,097.64  325  DENNIS P. MONAHAN       635 MELLOW MOUNTAIN RD
One     417     9187400    285,000.00    276,753.73   360    7.5  1,992.76  325  MICHAEL E. SMITH        11801 QUAIL CREEK RD
One     418     9193457    240,000.00    217,864.45   360  7.375  1,657.62  326  JOEL P. BLANCHARD       1205 WEST BITTERSWEET LANE
One     419     9198734    516,750.00    503,839.89   360  7.375  3,569.06  330  ALBERT WEISSMAN         1418 54TH STREET
One     420     9235309    240,000.00    233,055.91   360    7.5  1,678.11  325  PATRICK BARR            9102 LOCARNO DR
One     421     9249507    281,250.00    272,665.12   360   7.75  2,014.91  326  ROBERT G HICKS          3828 ROUSE RD
One     422     9289261    270,000.00    262,257.78   360  7.375  1,864.82  326  ELLIOT FEINERMAN        987 EAST END
One     423     9350599    458,000.00    446,000.58   360    7.5  3,202.40  328  SAMUEL AHARONOFF        51A WARWICK ROAD
One     424     9374597    223,000.00    215,311.73   360   7.75  1,584.19  327  PAUL F. PORTER          1480 POWDER HORN DRIVE
One     425     9415990    289,200.00    281,452.88   360  7.375  1,997.44  328  JOSEPH M. TUGGLE        117 CHARTER OAK BLVD
One     426     9549409    273,750.00    266,660.54   360  7.375  1,890.72  329  FREDRIC L.              234 LAKESHORE AVENUE
                                                                                  HILDEBRAND, JR
One     427     9580362    275,000.00    268,544.57   360    7.5  1,922.48  331  ROBERT F FLOOD          34 RAVEN ROAD
One     428     9603876    390,000.00    375,294.08   360  7.875  2,797.40  330  WALTER WEIR JR          100 RIGHTERS MILL RD
One     429     9611230    208,000.00    202,302.26   360   7.25  1,418.19  328  WAYNE F. FUSON          1469 WOODGATE CIRCLE
One     430     9615070    234,000.00    225,808.54   360   7.75  1,657.74  329  LAURENCE S. KAGEL       1430 SHETLAND PLACE
One     431     9669820    212,000.00    207,277.79   360  7.375  1,464.24  333  WILLIAM G. MANIAS       2724 BARBARA LANE
One     432     9669874    333,600.00    325,869.79   360  7.375  2,304.10  332  TERRY A. KLARE          14 CHELTENHAM WAY
One     433     9670104    262,400.00    257,048.98   360  7.625  1,857.26  334  GARY W. COPPINGER       701 CRYSTAL TERRACE
One     434     9670250    600,000.00    585,298.47   360   7.75  4,298.48  334  GEORGE P. RODGERS       56 SUNDOWN PARKWAY
One     435     9670294    250,000.00    245,254.79   360      8  1,834.42  334  K ALLEN HINES JR        4118 SAN CARLOS DRIVE
One     436     9671413    295,500.00    290,195.78   360  8.375  2,246.02  335  PETER N. O'CONOR        19 TREEVINE COURT
One     437     9730421    320,000.00    309,703.53   360   8.75  2,489.67  327  CHRISTOPHER A. BURRI    3807 SAPPHIRE DRIVE
One     438     9732802    574,000.00    559,320.52   360   7.25  3,915.70  330  DAVID J. NAGEL          9734 LOCKFORD STREET
One     439     9734965    735,000.00    717,544.62   360   7.75  5,265.63  330  ARTHUR GIMMY            13 UPPER CECILIA WAY
One     440     9755229    317,000.00    309,348.29   360   7.75  2,271.03  329  ROBERT J. LAX           6311 CHAGRIN RIVER RD
One     441     9795915    225,000.00    219,172.92   360  7.375  1,554.02  329  JAMES P. GRIVICH        88 GREENOCK LANE
One     442     9796339    528,000.00    514,641.56   360    7.5  3,691.86  329  C. RAY JACKSON JR.      1 WEST RIDGE LANE
One     443     9797240    240,000.00    234,278.82   360  7.625  1,698.71  330  M.DILIP BHANDARKAR AND  24 PEBBLE COURT
One     444     9797433    262,500.00    256,093.64   360    7.5  1,835.44  330  JAMES F. JORDAN         21 BELLE AVENUE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     445     9797455    463,000.00    451,700.33   360    7.5  3,237.37  330  KEVIN COULTER AND       200 VIA LERIDA
One     446     9843246    270,000.00    262,301.68   360  7.375  1,864.83  332  SAMI WASSEF             2048 BIRKDALE AVENUE
One     447     9843359    318,500.00    311,624.81   360   7.75  2,281.78  332  THOMAS L. NEWBERY       718 NOWITA PLACE
One     448     9843960    300,000.00    293,783.64   360  7.875  2,175.21  333  LASZLO CSERNI           1545 NORTH MUSTANG AVENUE
One     449     9877420    222,000.00    217,092.74   360  7.625  1,571.31  332  THOMAS W. OSIP          4622 DONEGAL CLIFF DRIVE
One     450     9897121    550,000.00    536,536.79   360  7.375  3,798.72  331  HENRY R. DAVIS          6 CRICKLEWOOD LANE
One     451     9920711    215,000.00    203,221.65   360  8.375  1,617.28  331  GARY A. MOLCHAN         1834 HIDDEN VALLEY DRIVE
One     452     9952627    290,000.00    282,402.10   360    7.5  2,027.72  332  EDWARD A.               24 ALPINE RD
                                                                                   KRZYSZTALOWICZ
One     453     9978722    294,000.00    287,128.24   360  7.375  2,030.58  332  VINOD DABRAL            52 DONALD DRIVE
One     454     9988668    210,300.00    205,354.60   360    7.5  1,470.45  331  SAMUEL M. BRADLEY       940 CARVAN TRAIL
One     455     9997658    352,500.00    344,210.75   360    7.5  2,464.73  331  JON N. SMALLEY          2375 CLUBHOUSE DRIVE
One     456    10053740    385,000.00    377,198.15   360  8.125  2,858.61  332  YAKOV A. MAYDANCHIK     200 RECTOR PLACE
One     457    10060246    236,250.00    178,699.32   360  7.875  1,323.60  332  VERNON C. ROSS          2920 NW 29TH AVENUE
One     458    10074659    288,000.00    281,734.78   360    7.5  2,013.74  333  FORREST S. FITZROY      15 BALMAGOUN LANE
One     459    10105300    292,000.00    285,547.33   360    7.5  2,041.71  333  RICHARD W. HOYLE        305 WESTLAKE STREET
One     460    10121384    900,000.00    874,538.70   360   7.75  6,398.47  333  MICHAEL S. SHANNON      132 LINCOLN AVENUE
One     461    10162268    250,400.00    246,238.53   360      8  1,837.35  337  GEORGE L. CATES         6161 HEATHER COURT
One     462    10162417    310,000.00    301,099.35   360   8.25  2,305.52  333  CHRISTINE               9 EAGLE NEST RD
                                                                                   SUAREZ-LOURES
One     463    10204583    500,000.00    487,751.08   360   7.75  3,582.07  334  CRAIG H. LUBIN          3802 BALCONES DRIVE
One     464    10205451    230,400.00    224,829.48   360   7.75  1,643.92  334  PHILIP GREER            1847 FLORENCE ROAD
One     465    10288470    320,000.00    311,402.20   360    8.5  2,449.53  334  RONALD L. GREENAWALT    2031 ALEXA BREANNE CT
One     466    10329002    273,150.00    267,363.78   360   8.25  2,040.93  337  KENNETH G. KHATAIN      4001 WEST QUAIL RIDGE DRIVE
One     467    10363995    250,000.00    244,724.65   360   8.25  1,868.11  337  RICHARD BLAND           10191 ARAPAHOE RD
One     468    10368070    216,000.00    211,601.24   360   7.75  1,542.85  337  KENNETH G. WAGNER       9 SOUTH VIEW STREET
One     469    10373682    340,000.00    332,507.54   360   7.25  2,312.66  337  GEORGE A SOLIER JR      820 CEDAR DRIVE
One     470    10376320    377,900.00    369,581.47   360  8.125  2,791.87  337  DIMITRY Y. AGRACHOV     1091 SW 156TH AVENUE
One     471    10381465    500,000.00    489,679.38   360   8.25  3,740.81  336  MOHAMMAD AZARKHISH      20464 ROCA CHICA DRIVE
One     472    10385830    316,200.00    301,349.08   360   7.75  2,231.91  338  ROBERT H. REEVES        3020 RICHFIELD DRIVE
One     473    10389911    222,750.00    217,341.84   360   7.75  1,586.85  336  STEVEN B. SCHNEE        1802 MCDUFFEY
One     474    10393533    264,000.00    258,863.30   360  8.375  1,996.96  338  IRA E. LITWAK           11 STERLING FOREST LANE
One     475    10395903    384,500.00    376,714.54   360  8.375  2,908.24  337  YVONNE R. TRUMP         39301 LONG HILL LANE
One     476    10402860    247,000.00    242,634.14   360  8.375  1,870.40  339  GEORGE A. KEUFTEDJIAN   21 EL QUANITO WAY
One     477    10411850    212,250.00    207,901.81   360   8.25  1,584.65  339  BRYAN T. SINGLETON      3830 SOUTH GLADE HOLLOW WAY
One     478    10437424    262,500.00    257,641.06   360      8  1,920.92  338  CESARE M. BRUNI         330 E SAN MARINO DR
One     479    10446185    236,550.00    231,423.37   360    8.5  1,808.04  337  TODD A. BROCKMAN        3231 S UTICA
One     480    10449547    253,600.00    248,281.75   360  8.125  1,873.46  338  MARC E. RENO            1892 CENTENNIAL WAY
One     481    10464438    292,500.00    286,984.90   360   8.25  2,189.04  339  GARY D. ORTON           1690 SANDPIPER STREET

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     482    10476867    305,000.00    291,450.58   360  7.875  2,148.09  338  KENNETH E. NOIA         5324 SHELBY COURT
One     483    10496922    300,000.00    294,412.13   360  7.875  2,168.50  339  BARRY A. WEINSTEIN      22325 MISSION HILLS LN
One     484    10506582    307,800.00    302,746.19   360  7.875  2,227.78  340  WILLIAM P. TUCKER       GREY ROCK TERRACE
One     485    10506924    207,860.00    203,892.00   360  8.625  1,607.28  339  JAMES B. QUATTLEBAUM    11905 RISING SUN WAY
One     486    10511618    236,550.00    232,365.68   360  8.625  1,831.86  339  MORRIS M. JONES         1710 WHITE OAKS ROAD
One     487    10521860    282,150.00    276,846.85   360   8.25  2,110.15  339  JOHN B. SEIDEN          2356 SOUTH QUEEN STREET
One     488    10522068    254,450.00    250,590.50   360    8.5  1,956.51  340  GERALD N. LOCK          1683 ROSEMONT PLACE
One     489    10532469    280,000.00    275,558.76   360      8  2,051.31  340  JON M. TAPKEN           37918 STENHAMMER DRIVE
One     490    10540332    282,500.00    276,720.03   360  7.875  2,038.66  339  BRENDA J. LOFTEN        12705 ALHAMBRA
One     491    32100446    300,000.00    294,022.80   360  7.875  2,175.21  333  EARL W. CURRIER         310 WEST SANTA INEZ
One     492    32206334    274,400.00    225,886.30   360  8.125  1,784.18  338  BRUCE W. KORNFELD       1317 TEAKWOOD DRIVE
One     493    33705996    265,000.00    258,173.32   360  8.125  1,948.46  338  HAMID R. SOLEIMANI      14 NOURSE STREET
One     494    33800840    293,300.00    286,503.56   360  7.375  2,025.76  332  RONALD A. FRAWLEY       1612 CHADMORE LANE
One     495    60001420    240,800.00    236,330.61   360  8.375  1,830.26  333  STEPHEN SCHIFFER        23 WEST 73RD STREET # 405
One     496    60003302    292,062.19    281,898.72   300   7.75  2,206.03  271  JAMES B RIBAUDO         #C19 GRAND COVE WAY
One     497    60006548    500,000.00    488,598.12   360   7.25  3,410.89  333  DAVID B. SABLE          222 RIVERSIDE DRIVE #16A
One     498    60007008    380,000.00    371,535.93   360  7.375  2,624.57  333  THOMAS S. VIERTEL       333 WEST 56TH STREET,
                                                                                                           APT. 11H
One     499    60007110    345,000.00    337,670.47   360  7.625  2,441.89  333  ZACK BROWN              444 7TH STREET
One     500    60009091    256,000.00    250,430.94   360    7.5  1,789.99  333  BRIAN T CHENN           201 WEST 72ND STREET #6C
One     501    60020822    432,000.00    423,995.77   360  8.125  3,207.59  334  ANDRE J. TALIERCIO      BARKERS ISLAND
One     502    60047170    250,000.00    246,291.02   360  8.375  1,900.19  338  JEAN Y LEUNG            526 10TH STREET
One     503    60053923    275,000.00    271,511.23   360  8.875  2,188.03  339  ROBERT E. MUNOZ         145 EAST 15TH STREET
                                                                                                           12P/12R
One     504    60054165    240,000.00    237,103.76   360  9.125  1,952.72  339  ALEXANDER RABICHEV      130 67TH STREET
One     505    60071142    242,100.00    239,712.13   360    9.5  2,035.71  342  JADE E. ROTH            107 EAST 30TH ST. #4F
One     506    60074694    212,000.00    210,060.09   360  9.875  1,840.90  342  DEAN  MANCUSO           43-64 170TH STREET
One     507  1111005791    404,000.00    396,651.08   360    8.5  3,106.42  347  CHARLES A. MANSOOR      188 EAST 64TH ST 301/302
One     508  1111006692    320,000.00    317,018.86   360    8.5  2,460.53  347  MARILYN APPELBAUM       104 GARFIELD PLACE
One     509  1111007040    230,500.00    228,605.48   360    8.5  1,772.35  347  ANN BERDY               401 EAST 84TH STREET 8C/8D
One     510  1111007811    760,000.00    753,753.48   360    8.5  5,843.75  347  DR J. FINLAY            316 EAST 18TH ST
One     511  1111009056    370,800.00    367,596.10   360   8.25  2,785.70  347  MARGARET L. HAGEN       338 FIRST STREET
One     512  1111009125    369,000.00    366,456.86   360  8.625  2,870.05  349  KATHLEEN L. GITTENS     930 OCEAN AVENUE
One     513  1111010962    292,500.00    289,100.39   360   7.75  2,095.51  348  JAMES A. CAPPA          12 CORNWALL COURT
One     514  1111011794    618,750.00    614,477.51   360    8.5  4,757.66  349  DAVID DAKS              61 GREENACRES AVENUE
One     515  1111014409    250,000.00    248,145.70   360   8.25  1,878.17  349  JOHN D. KARP            110 WEST 90TH STREET GF
One     516  1111014850    576,000.00    571,604.02   360      8  4,226.49  349  MICHAEL M. LEVI         12 MIDDAGH STREET
One     517  1111014861    427,500.00    424,237.32   360      8  3,136.85  349  JOEL P. IANNUZZI        46 STRONG PLACE
One     518  1111015037    499,950.00    497,073.83   360  8.375  3,799.99  351  LYNN BASSINI            290 6TH AVENUE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
One     519  1111017928    399,200.00    396,574.19   360   8.25  2,999.06  350  SUSAN M. ANTONIOU       809 PRESIDENT STREET
One     520  1111018523    480,000.00    476,712.59   360    7.5  3,356.23  351  STUART BALDWIN          47 LLOYD LANE
One     521  1111018895    300,000.00    298,170.39   360  8.625  2,333.37  350  MICHAEL A. CLAGGETT     216 LITTLE NOYAC PATH
One     522  1112025411    253,000.00    250,707.21   360  7.125  1,704.51  349  PETER RUGGIERO          3150 MOSS LANE
One     523  1112035131    272,000.00    269,974.07   360  7.625  1,925.20  350  VISWANATHAN M.          7007 HARROW STREET
                                                                                   HARIHARAN
One     524  1251100010    252,500.00    249,233.97   360  8.625  1,959.36  343  MICHAEL J. MURRAY       5860 N EL CAPITAN WY
One     525  1500006428    217,500.00    203,803.13   360  7.875  1,498.52  341  JAMES K. STRONG         3901 VOORHIS LANE
One     526  1500100368    348,350.00    345,691.48   360      8  2,556.07  349  CHUNG G. CHOI           10634 MORNING FIELD DRIVE
One     527  1503008850    264,575.00    259,968.70   360  8.125  1,956.12  341  BRIAN W. BOMBECK        2115 BALDEAGLE CT
One     528  1503015651    300,000.00    294,799.10   360   7.75  2,149.24  341  VICENTE L. FIGUEREDO    6420 SOOUTHWEST 54TH STREET
One     529  1505003085    346,500.00    336,498.81   360  7.875  2,477.40  341  WALTER V. HYDE, JR      ROUTE 12,BOX 346-6
One     530  1505024336    289,000.00    286,432.67   360    8.5  2,222.17  346  MICHAEL H. WILK         2222 WARFIELD AVENUE #A
One     531  1506007220    290,650.00    285,887.99   360   7.75  2,077.68  341  BRUCE M. FALLHOWE       110 GILFORD PLACE
One     532  1507047638    296,950.00    294,589.77   360   8.25  2,230.89  348  BRADLEY NICHOLS         1803 NORTH CARLSBAD STREET
One     533  1510015040    229,600.00    227,932.98   360   8.25  1,724.91  349  LARRY A. STONE          9620 ALLEN RD
One     534  1562115772    324,900.00    319,340.46   360   8.25  2,430.44  341  THOMAS D. COKER         5756 PARKCREST DRIVE
One     535  1562120740    233,750.00    229,982.51   360   6.75  1,516.10  345  RICHARD A. RAINS        19951 FERNGLEN DRIVE
One     536  1569121263    636,000.00    628,047.04   360   6.75  4,125.09  346  THOMAS M. JORISHIE      4840 E GRANDVIEW LANE
One     537  1573119618    389,500.00    384,266.74   360   6.75  2,526.29  345  JAMES L. MC KEOWN       171 AMERICAN RIVER CANYON
One     538  1577007060    292,000.00    287,453.74   360  8.375  2,214.29  340  ROBERT T. VAUGHNJONES   303 MARINE DRIVE
One     539  1584000402    254,800.00    250,110.83   360  8.375  1,926.69  340  BRUCE B. MARKEWICZ      60 BLUE GRASS BOULEVARD
One     540  1601131450    263,000.00    259,504.50   360  8.375  1,998.99  340  MAXIMILIAN C. MOON      3180 INDIAN CREEK DR
One     541  1613002771    260,000.00    255,419.55   360      8  1,907.79  336  JEFF T. ERNST           649 FAIRVIEW
Two     542     3516906    235,500.00    189,091.37   180    9.5  2,459.15  119  WILLIAM A. KAMM JR      134 CONGRESS RUN ROAD
Two     543     3603884    326,400.00    263,316.33   180  8.625  3,238.16  124  WILLIAM J. CASEY        25150 N. WINDY WALK DRIVE
Two     544     3680207    260,000.00    210,710.89   180    9.5  2,714.99  121  LAWRENCE K. GERAHIAN    849 59TH AVENUE
Two     545     3706617    220,000.00    178,502.11   180  8.875  2,215.06  123  DR A. LASSAR MD         20551 SHELBURNE ROAD
Two     546     3709761    480,000.00    391,200.51   180    9.5  5,012.28  122  ARTHUR M. FREEMAN III   5929 EAST RIDGE DRIVE
Two     547     3710240    464,000.00    378,351.02   180  8.875  4,671.76  124  STEPHEN M. PERSON       100 SHANNON ROAD
Two     548     3720130    332,000.00    268,227.71   180   9.25  3,416.92  121  BRUCE A. HARRIS         980 BRAND LANE
Two     549     4130369    500,000.00    411,790.63   180   8.25  4,850.70  128  ANGELO J. DEPALO        4555 DUNE DRIVE
Two     550     4131215    500,000.00    406,231.01   180  7.625  4,670.65  127  MARIO MEDORI            182 62ND STREET
Two     551     4161147    275,000.00    223,537.23   180      9  2,789.24  123  C. K. DUNN              1112 N RIO VISTA BLVD
Two     552     4190939    280,000.00    229,601.32   180   8.25  2,716.40  127  CRAIG L. HENRY          9986 TELSA ROAD
Two     553     4224972    460,000.00    373,231.63   180  8.875  4,631.49  123  JOHN J. DAVIS           26 STILLFOREST
Two     554     4225691    307,000.00    250,795.50   180      9  3,113.80  124  ROBERT C. SCHULTZ       11188 LEO COLLINS DRIVE
Two     555     4620288    750,000.00    632,341.46   180   9.25  7,718.95  130  JOSEPH GRAFFEO          4845 REGENCY COURT

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
Two     556     4722357    500,000.00    421,499.27   180    7.5  4,635.06  138  JOANNE MAINARDI         7C LONG BEACH BOULEVARD
Two     557     4734119    277,600.00    231,450.39   180   8.75  2,774.47  129  ROBERT L. ROUNER        2010 BACK BAY COURT
Two     558     4765677    750,000.00    634,715.36   180   7.75  7,059.57  135  EDWARD A. JOHNSON       6133 N. 61ST PLACE
Two     559     4777530    239,350.00    201,212.99   180  9.125  2,445.48  130  HUGH C. WILFONG         710 SADDLEWOOD LANE
Two     560     4779660    324,400.00    273,587.77   180      8  3,100.14  134  JACK D. LOFTIS          4212 MARQUETTE ST
Two     561     4780047    217,500.00    184,083.67   180  8.125  2,094.27  134  JON M. MORGAN           1706 MABERRY
Two     562     4780455    214,850.00    181,266.15   180  7.875  2,037.75  134  JAMES T. HEGENBARTH     11214 HERMOSA COURT
Two     563     4780466    300,000.00    253,106.57   180  7.875  2,845.35  134  MICHAEL K. SWAN         882 COUNTRY LANE
Two     564     4780885    354,950.00    298,066.14   180  7.875  3,366.52  133  JOHN L. FALIK           10903 WICKWILD ST
Two     565     4781120    210,000.00    176,345.24   180  7.875  1,991.75  133  WILLIAM HALEY           24926 NORTHAMPTON FOREST
Two     566     4781684    420,000.00    355,994.12   180  7.875  3,983.49  135  JAMES DAVIS             598 PIFER ROAD
Two     567     4859249    288,750.00    238,797.92   180  8.875  2,907.26  127  STANLEY KRIEGER         2475 S BAYSHORE DRIVE
                                                                                                           VIL #1
Two     568     4960297    410,000.00    348,059.38   180      8  3,918.18  135  JOSEPH F. WILLETT       112 HOLBROOK TRAIL
Two     569     5492784    385,600.00    300,503.80   120    7.5  4,577.15   85  KENNETH M. ROSEMAN      909 NORTH DUPONT ROAD
Two     570     5686226    266,000.00    200,528.03   120  7.625  3,174.85   81  WOOK C. CHONG           583 REYNARD COURT
Two     571     5739297    400,000.00    350,337.99   180  7.625  3,736.52  143  MICHAEL S. BASOFIN      1480 KURTIS LANE
Two     572     5859437    515,000.00    459,453.42   180  6.875  4,593.05  149  ROBERT C CARR           140 TUSCALOOSA AVE
Two     573     5901260    231,000.00    208,894.10   180    7.5  2,141.40  151  HOWARD F. FREEDMAN      3091 DRIFTWOOD LANE
Two     574     5917668    609,000.00    496,806.92   180  6.625  5,346.99  152  VEERENDRA L. NANDIGAM   30 RIDGE CREEK TRAIL
Two     575     6377894    350,000.00    270,028.98   180   7.25  3,244.80  116  TEDDY THEODORIS         14 SHERWOOD GATE
Two     576     6398737    220,000.00    177,879.88   180  9.625  2,313.92  120  DONALD A. OAKES         121 W. 20TH ST. #3D
Two     577     6403848    311,250.00    250,893.02   180   9.75  3,297.27  119  THOMAS G. TAYLOR        7 OLD WOODS RD
Two     578     6418980    290,000.00    235,638.05   180  9.625  3,050.17  121  SHU Y. CHEN             240 77TH STREET
Two     579     6428860    340,000.00    275,005.10   180  8.875  3,423.28  124  MARIE J. CASTADOT       21 WASHINGTON DR
Two     580     6446760    230,000.00    186,615.46   180  8.875  2,315.75  123  JOSE V. MEIRELLES       343 EAST 30TH ST. #21L
Two     581     6456662    500,000.00    415,633.86   180  8.875  5,034.23  128  STEVEN MENDELOW         BENDER WAY
Two     582     6459853    225,000.00    183,010.60   180  8.375  2,199.21  125  ALMA V. GOLDSTEIN       8 CHESTNUT LANE #4
Two     583     6463293    266,200.00    221,933.41   180  9.125  2,719.81  128  LUZMINDA B. CONCEPCION  236 E 47TH ST UNIT 35C
Two     584     6475940    250,000.00    200,050.13   180  8.125  2,407.21  127  HAROLD J. GORDON        8 DURHAM DRIVE
Two     585     6479362    278,000.00    224,702.17   180  7.625  2,596.89  126  ARLENE FREEMAN          251 WHITMAN DRIVE
Two     586     6480667    252,000.00    208,392.90   180    8.5  2,481.55  128  MURIEL GONZALEZ         60 ISLAND WALK
Two     587     6495063    230,000.00    194,476.74   180  9.125  2,349.95  131  KYONGHO S. CHOI         20 WOODLAND PLACE
Two     588     6498957    250,000.00    211,387.93   180  9.125  2,554.29  131  FLORESTANO GIRARDI      6 SHADY LANE
Two     589     6557138    320,000.00    268,687.05   180   8.25  3,104.45  132  DENISE BARBUT           70 EAST 77TH STREET #9C
Two     590     6563630    768,000.00    655,198.85   180  9.375  7,961.82  133  GERARD F. VITALE        7 LATTINGTOWN WOODS COURT
Two     591     6657391    255,000.00    218,443.60   180      8  2,436.92  137  DONALD KOHLREITER       155 EAST 34TH STREET #17G
Two     592     6672282    440,000.00    375,934.87   180   8.25  4,268.62  139  ROBERT L. LO BAITO      18 ST. JAMES PLACE

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
Two     593     6688318    260,000.00    220,029.66   180  7.375  2,391.81  136  KATHLEEN LEE-JOHNSTON   6 PIN OAK COURT
Two     594     6688941    270,000.00    225,144.33   180  7.625  2,522.16  138  ALAN SHAPIRO            20 MANOR LANE
Two     595     6696746    245,000.00    210,982.88   180  8.125  2,359.07  138  CAREY DOLGIN            16 OVERLOOK ROAD
Two     596     6750047    275,000.00    237,792.24   180   7.25  2,510.38  141  JAMES E. O'NEILL JR     39 VASSAR STREET
Two     597     6780274    300,000.00    261,634.90   180   7.25  2,738.59  143  JOHN J. KING            20 JOSEPHINE LANE
Two     598     6827550    340,000.00    302,495.83   180    7.5  3,151.85  147  LAUREN LYNCH            300 E. 62ND STREET #2502
Two     599     6831954    250,000.00    218,895.40   180   6.75  2,212.28  145  NORMAN L. STEELE        KELP WALK
Two     600     6864920    350,000.00    309,944.98   180      7  3,145.90  147  MAX I. HAMBURGER        6 MICOLE COURT
Two     601     6911725    236,250.00    210,513.28   180   6.75  2,090.60  149  ALLAN CASSORLA          93 BUENA VISTA DRIVE
Two     602     6919057    255,000.00    220,219.50   180   6.75  2,256.52  150  JEFFREY H. FOX          1 RIDGE LANE
Two     603     6954342    240,000.00    215,712.04   180   7.25  2,190.88  150  RONEN D. MASHALL        12 CHADWICK ROAD
Two     604     6968143    270,000.00    246,159.25   180      7  2,426.84  154  KENNETH GORDON          11 AVONDALE ROAD
Two     605     6986371    400,000.00    363,589.20   180   7.25  3,651.46  153  MOHSEN ALIDADI          15 COLONIAL ROAD
Two     606     7121309    300,000.00    252,936.54   180   9.25  3,087.58  130  DIANA AZRAK             5 LYNHAVEN CT
Two     607     7607876    285,000.00    252,505.58   180    7.5  2,641.99  146  JOHN H. COPE            2907 PENINSULA  PT
Two     608     7654854    343,000.00    290,270.29   180  7.375  3,155.34  136  JOSEPH A. GUNDERMAN III 9 SOUND BAY DRIVE
Two     609     7718593    428,350.00    338,577.68   180   7.25  3,910.25  146  DIMITRIOS PAPADOPOULOS  14 WOODS END ROAD  LOT #13
Two     610     7758055    446,000.00    384,285.10   180    8.5  4,391.94  137  OMAR PASALODOS          100 E SUNRISE AVE
Two     611     7960781    378,000.00    326,643.05   180  8.375  3,694.67  138  ELIE M. SAAD            2173 E. 5TH. ST.
Two     612     7965672    232,500.00    202,324.02   180  8.625  2,306.59  139  JOHN J. PELLEGRINI      4 GLENWOLDE PARK
Two     613     8193112    268,400.00    232,726.12   180    7.5  2,488.10  141  DONALD L. MOORE         8100 OCEANFRONT
Two     614     8276016    297,000.00    268,035.97   180   7.25  2,711.20  151  DANIEL F. CROUGH        1471 FLAT ROCK ROAD
Two     615     8277766    304,000.00    268,980.83   180   7.25  2,775.11  149  MICHAEL A. FIORI AND    39 WATER WAY
Two     616     8291155    336,000.00    303,228.63   180   7.25  3,067.22  151  DONALD A. SIVICK, JR.   1326 TANGLEWOOD DRIVE
Two     617     8314240    237,600.00    213,507.21   180   7.25  2,168.97  150  JOHN R. MUHLSTEFF       23 DURHAM PLACE
Two     618     8317940    240,000.00    215,712.04   180   7.25  2,190.88  150  ROBERT D. JOHNSON       280 SUMMERTIME
Two     619     8318422    649,900.00    588,894.89   180   7.25  5,932.70  152  LAWRENCE FRIEDMAN       1688 54TH STREET
Two     620     8358427    221,000.00    198,635.04   180   7.25  2,017.43  150  GARY J. MORRIS          22999 ROAD 238
Two     621     8360804    380,000.00    341,903.03   180  7.375  3,495.73  150  MORTIMER  MARKMAN       3 CORWOOD ROAD
Two     622     8402234    458,400.00    414,115.65   180  7.375  4,216.93  151  HAZARI MUDULI           28 SUNNY LANE
Two     623     8404375    239,000.00    215,692.25   180   7.25  2,181.74  151  WILLIAM B. FRITZ        18 LAKEVIEW AVE E
Two     624     8405549    750,000.00    672,783.25   180    7.5  6,952.60  149  PATRICK D. SNUFFER      5559 EDLEN DRIVE
Two     625     8419496    649,000.00    585,708.01   180   7.25  5,924.48  151  JACK RAHMEY             1015 OCEAN PARKWAY
Two     626     8424612    450,000.00    404,886.16   180  7.375  4,139.65  150  AYALA J. MALACH         1444 E 10TH STREET
Two     627     8426458    515,000.00    465,716.50   180    7.5  4,774.11  151  SHLOMO  TEITELBAUM      1418 58TH STREET
Two     628     8456335    218,400.00    189,886.43   180   7.75  2,055.75  141  TSAO LIU                2841 ST ANDREWS RD
Two     629     8460092    240,000.00    209,845.32   180  7.875  2,276.28  142  DAVID M. WILLIAMS, SR.  978 WINDSONG ROAD

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
Two     630     8475566    212,000.00    184,072.78   180  7.625  1,980.36  141  MICHAEL E. BENDERSKY    1700 ASOLEADO LANE
Two     631     8488580    288,000.00    234,484.89   180   7.25  2,629.05  141  DEAN L. FRANKLIN JR     11003 RAMBLING OAKS
Two     632     8505168    425,000.00    371,116.95   180   7.75  4,000.43  142  JAMES W. JENKINS        12960 LINDEN CHURCH ROAD
Two     633     8523782    262,000.00    223,552.48   180  7.625  2,447.42  141  DONALD P. HICKMAN       24 SYCAMORE CREEK
Two     634     8550129    500,000.00    433,543.42   180    7.5  4,635.06  141  ALI H. ALKORAISHI       14292 OLDWOOD RD
Two     635     8597280    285,000.00    248,645.06   180   7.25  2,601.66  143  HENRY H. CHANG          1805 KRESSON RD.
Two     636     8602889    294,000.00    255,362.80   180   7.25  2,683.82  142  SOLOMON TEKLU           3182 N. KEY BLVD.
Two     637     8603382    300,000.00    261,620.68   180  7.625  2,802.39  142  RALPH W. ZIMMERMAN      2807 RABBIT HILL ROAD
Two     638     8617252    397,500.00    348,225.40   180   7.25  3,628.63  144  GERARD A. MARGIOTTI, JR 3273 HARNESS DR.
Two     639     8621089    277,500.00    244,525.11   180  7.375  2,552.79  145  GERALD W. PULLIN        811 NW 150TH
Two     640     8627970    320,000.00    279,909.34   180    7.5  2,966.44  143  HENRY M. HOCHERMAN      3 BUTTONHOOK HOLW
Two     641     8634150    290,000.00    255,083.03   180  7.625  2,708.98  144  ALFRED KAMALI           31 ALD GATE DRIVE EAST
Two     642     8657610    262,500.00    230,021.57   180   7.25  2,396.27  144  THOMAS J. DERBES        2302 NORTH HARBOUR DRIVE
Two     643     8706002    345,600.00    307,124.61   180  7.375  3,179.25  147  DAVID P. HUGHES         914 PENNWOOD CIR
Two     644     8709000    500,000.00    438,483.06   180   7.75  4,706.38  143  HAL D. MC CONNAUGHEY    384 VALLEY VIEW DR
Two     645     8735500    250,000.00    223,775.67   180   7.25  2,282.16  149  ROBERT R. ZIEGLER       6 YANKEE PEDDLER PATH
Two     646     8863340    285,000.00    247,480.55   180   7.25  2,601.66  151  KIM E. BEATTIE          3403 CHICKERING LANE
Two     647     9156279    265,000.00    198,246.35   180   7.25  2,419.09  144  MOCHE FAHAM             1960 HOMECREST AVENUE
Two     648     9311542    356,000.00    315,999.26   180   7.25  3,249.80  147  VIJAY VERMA             19 BIRCHDALE LANE
Two     649     9433368    271,000.00    242,374.50   180  7.625  2,531.49  148  FELIPE ROMANO           2420 NE 32ND CT
Two     650     9446552    450,000.00    399,974.43   180  7.625  4,160.65  149  DEBORAH K MILLER        63 AVENDIA MESSINA
Two     651     9644942    227,500.00    206,344.14   180  7.375  2,092.83  152  SHALOM D. WEISSBROT     T-10 VACATION VILLAGE
Two     652     9650796    430,000.00    384,894.03   180   7.25  3,925.32  149  DOUGLAS T. DIETERICH    62 JAMES STREET SOUTH
                                                                                  AND
Two     653     9656453    213,750.00    176,270.09   180  7.625  1,996.70  149  RAFIA A. DAVOUDI        2610 WILLOWGLEN DR.
Two     654     9668623    271,700.00    244,446.32   180  6.875  2,423.17  151  DALMAS A. TAYLOR        3501 YACHT CLUB COURT
Two     655     9779646    350,000.00    316,833.55   180  7.125  3,170.41  152  ISRAEL FELDMAN          10313 FLEMING AVENUE
Two     656     9817155    840,000.00    756,575.59   180    7.5  7,786.91  150  KENNETH P. KIRCHMAN     104 SPRING LAKE LANE
Two     657     9921532    292,190.00    263,538.66   180   7.25  2,667.30  151  WILLIAM C. LEWIS JR.    3831 BATTERSEA RD.
Two     658     9947627    310,000.00    280,901.00   180   7.25  2,829.87  152  DAVID OLSHWANG          1436 47TH ST
Two     659     9983336    265,500.00    239,850.93   180  7.375  2,442.40  151  DAVID L NAVRATIL        1967 DAVINA ST
Two     660     9997476    540,000.00    491,272.47   180   7.25  4,929.46  153  BRIAN J. MURRAY         30 ANDOVER COURT
Two     661    10051960    392,600.00    355,747.32   180   7.25  3,583.90  152  RITA KUO                33 PENNY LANE
Two     662    10052419    223,200.00    189,530.75   180   7.25  2,037.51  153  RICHARD E. MILNE        1182 E BEAR HOLLOW CIRCLE
Two     663    10152333    420,000.00    381,674.78   180    7.5  3,893.45  154  DANIEL E. STERN         5 MEADOWGATE EAST
Two     664    10167749    325,000.00    297,382.84   180    7.5  3,012.79  154  MARK E. MORROW          9609 S INDIANAPOLIS
Two     665    32602761    235,000.00    219,150.61   180  8.375  2,296.96  158  ELLIOT  TYSON           13713 BAYLISS ROAD
Two     666    32901037    562,500.00    471,872.99     0      8  6,824.67   93  IMAD Y. BAGHAL          88 DEAN DR.

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                            Original      August 1
                              Loan         Cutoff                         Scheduled
Group  Record   Loan          Amt         Balance    Term   Rate     PI   Maturity    Name               Street
Two     667    60007529    290,000.00    264,878.27   180   7.25  2,647.31  154  ALBERT TOGUT            7 MIRRIELEES CIRCLE
Two     668    60008929    430,000.00    394,977.71   180    7.5  3,986.16  155  JOSEPH P QUINLAN        808 BROADWAY APT #4MN
Two     669    60074956    300,000.00    283,903.92   180  9.125  3,065.15  161  WILLIAM M. WRIGHT       418 EAST 59TH STREET,
                                                                                                           APT. 29A
Two     670    60076281  1,100,000.00  1,042,046.58   180   9.25 11,321.12  161  IRA EISENSTADT          42 EAST 71ST STREET

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One       1     3586800 BOULDER,        CO     CO  80303-0000  Single Family  Primary    45.46  1,100,000.00             0     0.00%
One       2     3590341 COLORADO SPRIN, CO     CO  80908-0000  Single Family  Primary       80    310,000.00    300,000.00     0.00%
One       3     3592529 EL TORO, CA            CA  92630-0000  Single Family  Primary       90    275,000.00    274,900.00     0.00%
One       4     3603716 PHOENIX,        AZ     AZ  85044-0000  Single Family  Primary       90    370,000.00    381,708.00     0.00%
One       5     3604151 PARADISE VALLE, AZ     AZ  85253-0000  Single Family  Primary       75    363,000.00             0     0.00%
One       6     3606394 LITTLETON,      CO     CO  80122-0000  Single Family  Primary       75    360,000.00    357,500.00     0.00%
One       7     3607820 SUNNYVALE,      CA     CA  94086-0000  CONDO          Primary       90    272,000.00    272,000.00     0.00%
One       8     3626802 LOUISVILLE,     KY     KY  40223-0000  Single Family  Primary       75    335,000.00             0     0.00%
One       9     3680466 ST PETERSBURG,  FL     FL  33703-0000  Single Family  Primary       90    317,500.00    317,500.00     0.00%
One      10     3683384 COLORADO SPRINGS, CO   CO  80904-0000  Single Family  Primary    52.18    412,000.00             0     0.00%
One      11     3693130 CRYSTAL LAKE,   IL     IL  60012-0000  Single Family  Primary    73.44    320,000.00    320,000.00     0.00%
One      12     3705192 GAHANNA,        OH     OH  43230-0000  Single Family  Primary       80    260,000.00             0     0.00%
One      13     3711800 JACKSONVILLE,   FL     FL  32225-0000  Single Family  Primary    66.67    315,000.00             0     0.00%
One      14     3714580 AURORA,         CO     CO  80016-0000  Single Family  Primary       80    377,000.00    375,000.00     0.00%
One      15     3963857 HOUSTON,        TX     TX  77030-0000  Single Family  Primary    89.99    253,500.00    245,250.00     0.00%
One      16     3975801 HOUSTON,        TX     TX  77098-0000  Single Family  Primary    84.99    340,000.00    337,500.00     0.00%
One      17     4018948 EL PASO,        TX     TX  79912-0000  Single Family  Primary    79.99    305,000.00    261,600.00     0.00%
One      18     4053086 DALLAS,         TX     TX  75240-0000  Single Family  Primary    54.78    565,000.00             0     0.00%
One      19     4160665 ORLANDO,        FL     FL  32837-0000  Single Family  Primary       75    375,000.00    360,000.00     0.00%
One      20     4161930 LONGWOOD,       FL     FL  32779-0000  Single Family  Primary    66.67    327,000.00             0     0.00%
One      21     4161941 LAKE MARY,      FL     FL  32746-0000  Single Family  Primary    66.67    330,000.00             0     0.00%
One      22     4164258 ASHEVILLE,      NC     NC  28803-0000  Single Family  Primary       80    337,500.00    337,000.00     0.00%
One      23     4167267 CHICAGO,        IL     IL  60611-0000  CONDO          Primary    63.42    410,000.00    410,000.00     0.00%
One      24     4172336 GURNEE,         IL     IL  60031-0000  Single Family  Primary    77.39    283,000.00             0     0.00%
One      25     4173929 ST CHARLES,     IL     IL  60174-0000  Single Family  Primary    61.73    810,000.00    810,000.00     0.00%
One      26     4175630 LOS ANGELES,    CA     CA  90064-0000  Single Family  Primary     46.3    540,000.00             0     0.00%
One      27     4175877 NEWPORT BEACH,  CA     CA  92660-0000  Single Family  Primary     53.1    565,000.00             0     0.00%
One      28     4176086 MISSION VIEJO,  CA     CA  92691-0000  Single Family  Primary       75    305,000.00             0     0.00%
One      29     4181610 GOLD RIVER,     CA     CA  95670-0000  Single Family  Primary    73.81    285,000.00    284,500.00     0.00%
One      30     4189248 LOS ALTOS,      CA     CA  94022-0000  Single Family  Primary    59.63  1,100,000.00  1,090,000.00     0.00%
One      31     4189849 DANVILLE,       CA     CA  94506-0000  Single Family  Primary       80    288,000.00    288,000.00     0.00%
One      32     4190178 CASTRO VALLEY,  CA     CA  94552-0000  Single Family  Primary       75    370,000.00    370,000.00     0.00%
One      33     4198307 BARRINGTON,     IL     IL  60010-0000  Single Family  Primary    51.16    430,000.00             0     0.00%
One      34     4206904 BRANFORD,       CT     CT  06405-0000  Single Family  Primary    79.98    314,000.00    311,324.00     0.00%
One      35     4222241 HOUSTON,        TX     TX  77024-0000  Single Family  Primary       90    332,000.00    328,000.00     0.00%
One      36     4224065 HOUSTON,        TX     TX  77079-0000  Single Family  Primary     79.8    300,000.00             0     0.00%
One      37     4226639 PLANO,          TX     TX  75093-0000  Single Family  Primary       75  1,000,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One      38     4226774 MISSION,        TX     TX  78572-0000  Single Family  Primary    65.79    380,000.00    380,000.00     0.00%
One      39     4227642 GARLAND,        TX     TX  75043-0000  Single Family  Primary    79.91    274,000.00             0     0.00%
One      40     4334846 SOUTH SALEM,    NY     NY  10590-0000  Single Family  Primary       80    280,000.00    277,500.00     0.00%
One      41     4347575 PALESTINE,      TX     TX  75801-0000  Single Family  Primary    74.88    304,500.00             0     0.00%
One      42     4613307 SAN JUAN CAPIS, CA     CA  92675-0000  Single Family  Primary    62.22    360,000.00    360,000.00     0.00%
One      43     4614751 DANA POINT,     CA     CA  92629-0000  Single Family  Primary       75    370,000.00             0     0.00%
One      44     4614944 MISSION VIEJO,  CA     CA  92692-0000  Single Family  Primary       80    295,000.00    281,000.00     0.00%
One      45     4615110 MIAMI,          FL     FL  33156-0000  Single Family  Primary    53.91    575,000.00             0     0.00%
One      46     4617749 DENVER,         CO     CO  80210-0000  Single Family  Primary    91.71    258,000.00    257,824.00     0.00%
One      47     4618967 TAMPA,          FL     FL  33629-0000  Single Family  Primary    47.34    490,000.00             0     0.00%
One      48     4620936 SEMINOLE,       FL     FL  34646-0000  Single Family  Primary    61.47    340,000.00             0     0.00%
One      49     4630601 (SHERMAN OAKS , CA     CA  91403-0000  Single Family  Primary    67.53    385,000.00    385,000.00     0.00%
One      50     4630951 SANTA MONICA,   CA     CA  90402-0000  Single Family  Primary    69.88    830,000.00    830,000.00     0.00%
One      51     4631910 LAGUNA NIGUEL,  CA     CA  92677-0000  Single Family  Primary       90    305,000.00    305,000.00     0.00%
One      52     4632731 LOS ANGELES,    CA     CA  90036-0000  CONDO          Primary    57.41    540,000.00             0     0.00%
One      53     4633643 GOLDEN,         CO     CO  80401-0000  Single Family  Primary    63.46    520,000.00             0     0.00%
One      54     4639661 CASTRO VALLEY,  CA     CA  94552-0000  Single Family  Primary    67.42    380,000.00             0     0.00%
One      55     4639672 SAN JOSE,       CA     CA  95120-0000  Single Family  Primary    71.43    350,000.00             0     0.00%
One      56     4646645 BARRINGTON HIL, IL     IL  60010-0000  Single Family  Primary    53.57    560,000.00             0     0.00%
One      57     4647852 HIGHLAND PARK,  IL     IL  60035-0000  Single Family  Primary    30.97    975,000.00             0     0.00%
One      58     4649326 MEGGETT,        SC     SC  29449-0000  Single Family  Primary    71.34    771,000.00             0     0.00%
One      59     4654097 COLORADO SPRIN, CO     CO  80906-0000  Single Family  Primary    75.71    350,000.00    350,000.00     0.00%
One      60     4654654 TOLEDO,         OH     OH  43623-0000  Single Family  Primary    79.65    292,000.00    282,500.00     0.00%
One      61     4658757 LONGMONT,       CO     CO  80503-0000  Single Family  Primary       80    485,000.00    485,000.00     0.00%
One      62     4661230 MARIETTA,       GA     GA  30068-0000  Single Family  Primary    63.31    357,000.00    347,500.00     0.00%
One      63     4666620 MC HENRY,       IL     IL  60050-0000  Single Family  Primary       70    400,000.00             0     0.00%
One      64     4716650 SHARON HILLS,   NJ     NJ  07078-0000  Single Family  Primary    74.56    855,000.00             0     0.00%
One      65     4718203 HARDING TWP, NJ        NJ  07976-0000  Single Family  Primary    64.15  1,300,000.00  1,300,000.00     0.00%
One      66     4725560 RIDGEWOOD,      NJ     NJ  07450-0000  Single Family  Primary       80    360,000.00    350,000.00     1.03%
One      67     4731507 DALLAS,         TX     TX  75225-0000  Single Family  Primary       90    300,000.00    300,000.00     0.00%
One      68     4731722 HOUSTON,        TX     TX  77005-0000  Single Family  Primary    88.04    357,500.00             0     0.00%
One      69     4731813 DESOTO,         TX     TX  75115-0000  Single Family  Primary    89.99    288,800.00             0     0.00%
One      70     4732430 SPRING,         TX     TX  77379-0000  Single Family  Primary     72.8    348,000.00             0     0.00%
One      71     4733488 HOUSTON,        TX     TX  77079-0000  Single Family  Primary    83.72    270,000.00             0     0.00%
One      72     4733659 DALLAS,         TX     TX  75214-0000  Single Family  Primary    86.79    265,000.00             0     0.00%
One      73     4733976 COLLEYVILLE,    TX     TX  76034-0000  Single Family  Primary       80    350,000.00    350,000.00     0.00%
One      74     4734731 KINGWOOD,       TX     TX  77345-0000  Single Family  Primary    60.69    435,000.00    435,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One      75     4734753 PLANO,          TX     TX  75023-0000  Single Family  Primary    87.52    270,000.00    270,000.00     0.00%
One      76     4735235 KINGWOOD,       TX     TX  77339-0000  Single Family  Primary       80    600,000.00    585,000.00     0.00%
One      77     4735359 HOUSTON,        TX     TX  77025-0000  Single Family  Primary       90    409,000.00    408,500.00     0.00%
One      78     4735869 HOUSTON,        TX     TX  77005-0000  Single Family  Primary    74.58    310,000.00    310,000.00     0.00%
One      79     4750986 WINTER PARK,    FL     FL  32789-0000  Single Family  Primary    74.29    525,000.00             0     0.00%
One      80     4755028 HUNTERSVILLE,   NC     NC  28078-0000  Single Family  Primary    65.48    420,000.00             0     0.00%
One      81     4768610 LEUCODIA,      CA      CA  92024-0000  Single Family  Primary    66.67  1,500,000.00             0     0.00%
One      82     4769328 LOS ANGELES,    CA     CA  90010-0000  CONDO          Primary     66.2    355,000.00             0     0.00%
One      83     4769690 REDONDO BEACH,  CA     CA  90278-0000  CONDO          Primary       75    326,000.00             0     0.00%
One      84     4772377 PEPPER PIKE,    OH     OH  44124-0000  Single Family  Primary    89.89    447,000.00    445,000.00     0.00%
One      85     4778599 DALLAS,         TX     TX  75238-0000  Single Family  Primary       90    244,500.00             0     0.00%
One      86     4778657 HOUSTON,        TX     TX  77024-0000  Single Family  Primary       90    305,000.00    298,000.00     0.00%
One      87     4778941 HOUSTON,        TX     TX  77046-0000  Single Family  Primary    53.22    500,000.00    450,000.00     0.00%
One      88     4779820 HOUSTON,        TX     TX  77062-0000  Single Family  Primary    89.47    475,000.00    475,000.00     0.00%
One      89     4780524 HOUSTON,        TX     TX  77068-0000  Single Family  Primary    57.22    395,000.00             0     0.00%
One      90     4780965 PLANO,          TX     TX  75086-0000  Single Family  Primary     77.7    296,000.00    296,000.00     0.00%
One      91     4781174 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    88.71    280,000.00             0     0.00%
One      92     4781210 PLANO,          TX     TX  75093-0000  Single Family  Primary    73.93    519,000.00    499,276.59     0.00%
One      93     4781243 COLLEYVILL,     TX     TX  76034-0000  Single Family  Primary       80    320,000.00             0     0.00%
One      94     4781276 DALLAS,         TX     TX  55555-0000  Single Family  Primary       75    315,000.00             0     0.00%
One      95     4781786 HOUSTON,        TX     TX  70240-0000  Single Family  Primary       90    251,000.00    233,000.00     0.00%
One      96     4781822 DALLAS,         TX     TX  75287-0000  Single Family  Primary       90    325,000.00    325,000.00     0.00%
One      97     4782188 HOUSTON,        TX     TX  77055-0000  Single Family  Primary    64.47    380,000.00             0     0.00%
One      98     4788661 RUMSON,         NJ     NJ  07760-0000  Single Family  Primary       80  1,000,000.00  1,000,000.00     2.76%
One      99     4818660 RINGOES, NJ            NJ  08551-0000  Single Family  Primary       90    310,000.00    308,000.00     1.03%
One     100     4819404 OCEAN CITY,     NJ     NJ  08226-0000  CONDO          Vacation      70    410,000.00    372,500.00     2.76%
One     101     4819878 GLEN RIDGE, NJ         NJ  07028-0000  Single Family  Primary       80    565,000.00    565,000.00     0.00%
One     102     4919023 RENO,           NV     NV  89509-0000  Single Family  Primary       70    740,000.00    760,000.00     0.00%
One     103     4934446 GREENSBORO,     NC     NC  27408-0000  Single Family  Primary       90    290,000.00    290,000.00     0.00%
One     104     4941339 TALLAHASSEE,    FL     FL  32312-0000  Single Family  Primary    89.79    235,000.00    235,000.00     0.00%
One     105     4944144 ASPEN,          CO     CO  81611-0000  Single Family  Primary       24  2,500,000.00             0     0.00%
One     106     4944938 FORT COLLINS,   CO     CO  80524-0000  Single Family  Primary       90    310,000.00    310,000.00     0.00%
One     107     4961198 CHARLOTTE,      NC     NC  28270-0000  Single Family  Primary    83.06    265,000.00             0     0.00%
One     108     4969495 DELAFIELD,      WI     WI  53018-0000  Single Family  Primary    71.69    418,500.00    440,000.00     0.00%
One     109     4972354 GREENVILLE,     SC     SC  29651-0000  Single Family  Primary       80    356,000.00    356,000.00     0.00%
One     110     4973448 HENDERSONVILLE, NC     NC  28739-0000  Single Family  Primary    74.99    455,000.00             0     0.00%
One     111     4979772 HIGHLANDS RANCH CO     CO  80126-0000  Single Family  Primary    86.08    255,000.00    255,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     112     4994958 EDWARDS,        CO     CO  81632-0000  Single Family  Primary    74.07    675,000.00             0     0.00%
One     113     4995881 MATTHEWS,       NC     NC  28105-0000  Single Family  Primary       80    380,000.00             0     0.00%
One     114     4996385 GREENVILLE,     SC     SC  29607-0000  Single Family  Primary       90    350,000.00             0     0.00%
One     115     5097950 PHOENIX, AZ            AZ  85044-0000  Single Family  Primary    72.46    345,000.00             0     0.00%
One     116     5211091 SHARON,         MA     MA  02067-0000  Single Family  Primary       80    332,000.00    322,000.00     0.00%
One     117     5317128 JUPITER,        FL     FL  33477-0000  Single Family  Primary    55.17    725,000.00             0     0.00%
One     118     5639204 LIGHTHOUSE PT  FL      FL  33064-0000  Single Family  Primary       90    285,000.00    280,000.00     0.00%
One     119     5708657 HUNTSVILLE,     AL     AL  35802-0000  Single Family  Primary    72.46    345,000.00             0     0.00%
One     120     5790228 METAIRIE,       LA     LA  70002-0000  Single Family  Primary       80    420,000.00    420,000.00     0.00%
One     121     5803421 NORTHRIDGE,     CA     CA  91326-0000  Single Family  Primary    78.87    355,000.00    355,000.00     0.00%
One     122     5805879 LOS ANGELES,    CA     CA  90046-0000  Multi Family   Primary       80    350,000.00             0     0.00%
One     123     5807808 MALIBU,         CA     CA  90265-0000  Single Family  Vacation   58.21    950,000.00             0     0.00%
One     124     5808593 LOS ANGELES,  CA       CA  91316-0000  Single Family  Primary    47.91    550,000.00             0     2.76%
One     125     5808899 NEWPORT BEACH,  CA     CA  92660-0000  Single Family  Primary     44.1  1,950,000.00             0     2.76%
One     126     5809381 SANTA MONICA,   CA     CA  90402-0000  CONDO          Primary       75    785,000.00             0     2.76%
One     127     5820089 SCOTTSDALE,     AZ     AZ  85258-0000  Single Family  Primary       90    263,000.00             0     0.00%
One     128     5824228 TUCSON,         AZ     AZ  85716-0000  Single Family  Primary       80    615,000.00             0     0.00%
One     129     5828896 SCOTTSDALE, AZ         AZ  85253-0000  PUD            Primary       80    440,000.00             0     1.03%
One     130     5850793 PLEASANTON,     CA     CA  94566-0000  Single Family  Primary       80    340,000.00    340,000.00     0.00%
One     131     5853929 ROCKLIN,        CA     CA  95765-0000  Single Family  Primary       90    236,000.00    235,450.00     1.03%
One     132     5854987 SAN FRANCISCO,  CA     CA  94133-0000  CONDO          Primary    69.46    550,000.00             0     0.00%
One     133     5855811 ORINDA,         CA     CA  94563-0000  Single Family  Primary    77.28    427,000.00             0     1.03%
One     134     5857577 LOS ALTOS,      CA     CA  94022-0000  Single Family  Primary       67    597,000.00             0     0.00%
One     135     5857985 LOS ALTOS,      CA     CA  94024-0000  Single Family  Primary    70.19    520,000.00             0     2.76%
One     136     5896320 KNOXVILLE,      TN     TN  37931-0000  Single Family  Primary    78.83    300,000.00             0     0.00%
One     137     5904510 ORIENT POINT, NY       NY  11939-0000  Single Family  Vacation   48.78    615,000.00             0     0.00%
One     138     5993906 PLANTATION, FL         FL  33317-0000  Single Family  Primary    56.97    409,000.00             0     0.00%
One     139     6367416 SAGAPONACK,     NY     NY  11962-0000  Single Family  Vacation   31.78    944,000.00             0     0.00%
One     140     6376122 OLD GREENWICH,  CT     CT  06870-0000  CONDO          Investor      80    330,000.00    330,000.00     0.00%
One     141     6382431 FAIRFIELD,      CT     CT  06430-0000  Single Family  Primary       80    450,000.00    435,000.00     0.00%
One     142     6396753 NEW YORK,       NY     NY  10017-0000  CONDO          Primary     74.7    415,000.00    415,000.00     0.00%
One     143     6407962 WOODCLIFF LAKE, NJ     NJ    Jul-2000  Single Family  Primary    72.73    340,000.00    330,000.00     0.00%
One     144     6412281 BRONXVILLE,     NY     NY  10708-0000  Single Family  Primary       80    617,000.00    615,000.00     0.00%
One     145     6415202 CEDARHURST,     NY     NY  11516-0000  Single Family  Primary    65.54    325,000.00             0     0.00%
One     146     6417944 RYEBROOK,       NY     NY  10573-0000  Single Family  Primary    68.57    350,000.00    350,000.00     1.03%
One     147     6423110 GREAT NECK,     NY     NY  11020-0000  Single Family  Investor   66.67    345,000.00    345,000.00     0.00%
One     148     6424305 SOUTHPORT,      CT     CT  06490-0000  Single Family  Primary    63.16    475,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     149     6424611 DIX HILLS,      NY     NY  11746-0000  Single Family  Primary       90    280,000.00    270,000.00     0.00%
One     150     6426694 BEDFORD,        NY     NY  10506-0000  Single Family  Primary       80    335,000.00    335,000.00     0.00%
One     151     6431140 ROSLYN,         NY     NY  11576-0000  Single Family  Primary       80    422,000.00             0     0.00%
One     152     6433292 PURCHASE,       NY     NY  10577-0000  Single Family  Primary    19.55  2,250,000.00             0     0.00%
One     153     6434717 HASTING ON HUD, NY     NY  10706-0000  Single Family  Primary    77.14    350,000.00    405,000.00     0.00%
One     154     6438729 BRONX,          NY     NY  10465-0000  Single Family  Primary    75.59    340,000.00             0     0.00%
One     155     6441891 PELHAM MANOR,   NY     NY  10803-0000  Single Family  Primary    37.21  1,075,000.00             0     0.00%
One     156     6443401 CEDAR GROVE,    NJ     NJ  07009-0000  Single Family  Primary    65.52    600,000.00    580,000.00     0.00%
One     157     6444878 NEW YORK,       NY     NY  10024-0000  CONDO          Primary       80    260,000.00    260,000.00     0.00%
One     158     6449420 RIDGEWOOD,      NJ     NJ  07450-0000  Single Family  Primary    70.12    435,000.00    435,000.00     0.00%
One     159     6451670 MAMARONECK,     NY     NY  10543-0000  Single Family  Primary       80    348,000.00    347,500.00     0.00%
One     160     6452231 BRIDGEPORT,     CT     CT  06605-0000  Single Family  Primary       75    540,000.00    540,000.00     0.00%
One     161     6455182 NEW YORK,       NY     NY  10128-0000  COOP           Primary       80    625,000.00    625,000.00     0.00%
One     162     6456684 GRANITE SPRING, NY     NY  10527-0000  Single Family  Primary    65.39    390,000.00             0     0.00%
One     163     6457290 SCARSDALE,      NY     NY  10583-0000  CONDO          Primary    73.53    340,000.00             0     0.00%
One     164     6457949 NEW YORK,       NY     NY  10023-0000  COOP           Primary    68.69    495,000.00    495,000.00     0.00%
One     165     6459570 OYSTER BAY,     NY     NY  11771-0000  Single Family  Primary       80    280,000.00    273,500.00     0.00%
One     166     6460863 IRVINGTON,      NY     NY  10591-0000  CONDO          Primary       80    281,000.00    280,000.00     0.00%
One     167     6461040 OCEAN TWP,      NJ     NJ  07712-0000  Single Family  Primary    75.97    286,000.00    285,000.00     0.00%
One     168     6461301 VOORHEES,       NJ     NJ  08043-0000  Single Family  Primary    77.42    310,000.00    310,000.00     0.00%
One     169     6461935 WEST ORANGE,    NJ     NJ  07052-0000  Single Family  Primary    78.43    510,000.00             0     0.00%
One     170     6463861 MONTVILLE,      NJ     NJ  07045-0000  Single Family  Primary    72.99    685,000.00             0     0.00%
One     171     6464977 SOUTH SALEM,    NY     NY  10590-0000  Single Family  Primary    84.38    365,000.00             0     0.00%
One     172     6465700 PLEASANTVILLE,  NY     NY  10570-0000  Single Family  Primary    67.96    515,000.00    535,000.00     0.00%
One     173     6465743 PELHAM,         NY     NY  10803-0000  Single Family  Primary    59.48    580,000.00    643,000.00     0.00%
One     174     6465970 NEW YORK,       NY     NY  10002-0000  COOP           Primary    68.85    400,000.00             0     0.00%
One     175     6468173 SCARSDALE,      NY     NY  10583-0000  CONDO          Primary       80    385,000.00    375,000.00     0.00%
One     176     6469008 JAMAICA ESTATE, NY     NY  11432-0000  Single Family  Primary       80    500,000.00    500,000.00     0.00%
One     177     6469143 PLEASANTVILLE,  NY     NY  10570-0000  Single Family  Primary       60    375,000.00    385,000.00     0.00%
One     178     6470812 NORTH SALEM,    NY     NY  10560-0000  Single Family  Primary    77.78    360,000.00    360,000.00     0.00%
One     179     6471167 HARRISON,       NY     NY  10528-0000  Single Family  Primary       80    555,000.00             0     0.00%
One     180     6471371 HUNTINGTON,     NY     NY  11743-0000  Single Family  Primary    54.95    455,000.00             0     0.00%
One     181     6472080 NEW YORK,       NY     NY  10128-0000  CONDO          Primary       70  1,100,000.00  1,100,000.00     0.00%
One     182     6474121 DARIEN,         CT     CT  06820-0000  Single Family  Primary       90    345,000.00    345,000.00     0.00%
One     183     6475510 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary    76.43    395,000.00    392,500.00     0.00%
One     184     6475929 MILFORD,        CT     CT  06460-0000  Single Family  Primary    55.81    430,000.00             0     0.00%
One     185     6477550 NORTHPORT,      NY     NY  11768-0000  Single Family  Primary    78.33    300,000.00    325,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     186     6480769 WHITE PLAINS,   NY     NY  10605-0000  Single Family  Primary    64.62    325,000.00    365,000.00     0.00%
One     187     6481852 NY,             NY     NY  10025-0000  Single Family  Primary    34.62  1,300,000.00             0     0.00%
One     188     6482764 BLAUVELT,       NY     NY  10913-0000  Single Family  Primary    78.33    600,000.00             0     0.00%
One     189     6485139 BRIARCLIFF,     NY     NY  10510-0000  Single Family  Primary       90    417,000.00    370,000.00     0.00%
One     190     6486164 MILLBURN TWSP,  NJ     NJ  07078-0000  Single Family  Primary    78.08    511,000.00             0     0.00%
One     191     6486335 NEW YORK,       NY     NY  10022-0000  COOP           Investor   41.67    600,000.00    600,000.00     0.00%
One     192     6486845 EAST BRUNSWICK, NJ     NJ  08816-0000  Single Family  Primary       75    320,000.00             0     0.00%
One     193     6487837 LITTLE NECK,    NY     NY  11362-0000  Single Family  Primary    88.71    310,000.00             0     0.00%
One     194     6489435 RIDGEFIELD,     CT     CT  06877-0000  Single Family  Primary    78.07    415,000.00             0     0.00%
One     195     6491700 BEDFORD HILLS,  NY     NY  10507-0000  Single Family  Primary     79.7    268,500.00    268,500.00     0.00%
One     196     6492600 NORTH MERRICK,  NY     NY  11566-0000  Single Family  Primary     68.6    328,000.00    395,000.00     0.00%
One     197     6494173 HAMPTON BAYS,   NY     NY  11946-0000  Single Family  Primary    71.19    302,000.00    322,500.00     0.00%
One     198     6497149 STAMFORD,       CT     CT  06902-0000  Single Family  Primary       75    495,000.00    495,000.00     0.00%
One     199     6497852 FIRE ISLAND PINES, NY  NY  11782-0000  Single Family  Primary    74.15    400,000.00             0     0.00%
One     200     6497863 EAST HILLS,     NY     NY  11576-0000  Single Family  Primary    73.39    545,000.00             0     0.00%
One     201     6498630 ROSLYN,         NY     NY  11576-0000  Single Family  Primary    63.01    365,000.00             0     0.00%
One     202     6498651 HUNTINGTON,     NY     NY  11743-0000  Single Family  Primary       80    350,000.00             0     0.00%
One     203     6499188 GREAT NECK,     NY     NY  11023-0000  Single Family  Primary       80    425,000.00    422,500.00     0.00%
One     204     6499905 WATER MILL,     NY     NY  11976-0000  Single Family  Primary    73.97    365,000.00             0     0.00%
One     205     6500800 STAMFORD,       CT     CT  06902-0000  Single Family  Primary    70.97    620,000.00    620,000.00     0.00%
One     206     6501009 STAMFORD,       CT     CT  06902-0000  Single Family  Primary       76    375,000.00             0     0.00%
One     207     6501381 GREAT NECK,     NY     NY  11023-0000  Single Family  Primary       75    450,000.00             0     0.00%
One     208     6501406 MERRICK,        NY     NY  11566-0000  Single Family  Primary    49.43    435,000.00             0     0.00%
One     209     6501417 NEW YORK,       NY     NY  10028-0000  CONDO          Primary    65.73    715,000.00             0     0.00%
One     210     6502792 IRVINGTON,      NY     NY  10533-0000  Single Family  Primary     41.8    610,000.00             0     0.00%
One     211     6502828 TENAFLY,        NJ     NJ  07670-0000  Single Family  Primary       80    525,000.00    525,000.00     0.00%
One     212     6504903 EAST HILLS,     NY     NY  11577-0000  Single Family  Primary    56.53    490,000.00    500,000.00     0.00%
One     213     6507832 BRONX    ,      NY     NY  10471-0000  Single Family  Primary     79.6    630,000.00    627,500.00     0.00%
One     214     6512956 DOBBS FERRY,    NY     NY  10522-0000  Single Family  Primary    62.32    345,000.00             0     0.00%
One     215     6513290 FOREST HILLS,   NY     NY  11375-0000  Single Family  Primary    89.93    280,000.00    278,000.00     0.00%
One     216     6518908 WOODBURY,       NY     NY  11797-0000  Single Family  Primary    66.67    530,000.00    465,000.00     0.00%
One     217     6519310 ROSLYN,         NY     NY  11576-0000  Single Family  Primary    73.04    400,000.00             0     0.00%
One     218     6528898 RYE,            NY     NY  10580-0000  Single Family  Primary     66.8    485,000.00             0     0.00%
One     219     6529278 NEW HYDE PARK,  NY     NY  11040-0000  Single Family  Primary       80    312,000.00    312,000.00     0.00%
One     220     6529482 DIX HILLS,      NY     NY  11746-0000  Single Family  Primary       75    290,000.00             0     0.00%
One     221     6534788 FLUSHING,       NY     NY  11365-0000  Single Family  Primary    64.29    350,000.00             0     0.00%
One     222     6536444 SCARSDALE,      NY     NY  10583-0000  Single Family  Primary       80    280,000.00    262,500.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     223     6537200 MT VERNON,      NY     NY  10552-0000  Single Family  Primary    87.74    310,000.00             0     0.00%
One     224     6537593 NEW YORK,       NY     NY  10024-0000  COOP           Primary       90    325,000.00             0     0.00%
One     225     6542980 HOLLISWOOD,     NY     NY  11423-0000  Single Family  Primary    74.63    335,000.00             0     0.00%
One     226     6546084 GREAT NECK,     NY     NY  11021-0000  Single Family  Primary     64.2    405,000.00             0     0.00%
One     227     6546787 SOUTH HACKENSACK, NJ   NJ  07606-0000  Multi Family   Primary    63.91    435,000.00             0     0.00%
One     228     6547101 POUND RIDGE,    NY     NY  10576-0000  Single Family  Primary       80    340,000.00             0     0.00%
One     229     6548432 BROOKLYN,       NY     NY  11215-0000  Single Family  Primary       75    430,000.00             0     0.00%
One     230     6548670 STAMFORD,       CT     CT  06902-0000  Single Family  Primary       80    320,000.00             0     0.00%
One     231     6553159 ROCKVILLE CTR,  NY     NY  11570-0000  Single Family  Primary       75    300,000.00    335,000.00     0.00%
One     232     6554570 NEW YORK,       NY     NY  10021-0000  CONDO          Primary    41.67    872,000.00    840,000.00     0.00%
One     233     6559756 MANHASSET,      NY     NY  11030-0000  Single Family  Primary       80    305,000.00             0     1.03%
One     234     6560438 STATEN ISLAND,  NY     NY  10305-0000  Multi Family   Primary       70    600,000.00             0     0.00%
One     235     6562400 FIRE ISLAND,    NY     NY  11734-0000  Single Family  Vacation      76    325,000.00             0     0.00%
One     236     6570588 WHITE PLAINS,   NY     NY  10606-0000  Single Family  Primary       90    280,000.00             0     0.00%
One     237     6572380 GREENWICH,      CT     CT  06830-0000  CONDO          Primary       80    355,000.00          0.00     0.00%
One     238     6575366 NEW YORK,       NY     NY  10028-0000  CONDO          Primary       90    275,000.00    285,000.00     0.00%
One     239     6576074 RANDOLPH,       NJ     NJ  07869-0000  Single Family  Primary    56.28    430,000.00             0     0.00%
One     240     6576880 HUNTINGTON,     NY     NY  11743-0000  Single Family  Primary    77.88    340,000.00    321,000.00     0.00%
One     241     6578568 RIVERDALE,      NY     NY  10400-0000  Single Family  Primary       80    330,000.00    330,000.00     0.00%
One     242     6579593 SCARSDALE,      NY     NY  10583-0000  Single Family  Primary       80    325,000.00             0     0.00%
One     243     6580592 SCARSDALE,      NY     NY  10583-0000  Single Family  Primary    67.57    555,000.00    557,900.00     0.00%
One     244     6580843 BROOKLYN,       NY     NY  11217-0000  Multi Family   Primary       90    330,000.00    325,000.00     0.00%
One     245     6585213 NEW YORK,       NY     NY  10023-0000  CONDO          Vacation   79.66    467,000.00             0     0.00%
One     246     6591170 BROOKHAVEN,     NY     NY  11719-0000  Single Family  Primary    74.92    315,000.00    315,000.00     0.00%
One     247     6591668 NEW YORK,       NY     NY  10011-0000  CONDO          Primary    76.32    285,000.00             0     0.00%
One     248     6592208 POUND RIDGE,    NY     NY  10576-0000  Single Family  Primary       90    327,000.00    325,000.00     0.00%
One     249     6595272 WHITE PLAINS,   NY     NY  10605-0000  Single Family  Primary    45.59    680,000.00             0     0.00%
One     250     6598281 PLAINVIEW,      NY     NY  11803-0000  Single Family  Primary    70.77    325,000.00             0     0.00%
One     251     6598452 BRONXVILLE,     NY     NY  10708-0000  Single Family  Primary       80    590,000.00    585,000.00     0.00%
One     252     6599411 LARCHMONT NY           NY  10538-0000  Single Family  Primary       80    535,000.00             0     0.00%
One     253     6610456 NEW YORK,       NY     NY  10011-0000  COOP           Primary    68.25    337,000.00             0     0.00%
One     254     6613851 OLD FIELD,      NY     NY  11733-0000  Single Family  Primary       80    335,000.00    315,000.00     0.00%
One     255     6626219 RIDGEFIELD,     CT     CT  06877-0000  Single Family  Primary       80    296,000.00    280,000.00     0.00%
One     256     6626467 GREENWICH,      CT     CT  06830-0000  Single Family  Primary    40.91  1,100,000.00             0     0.00%
One     257     6629239 COLTS NECK,     NJ     NJ  07722-0000  Single Family  Primary       80    348,000.00             0     0.00%
One     258     6629272 WOODSBURGH,     NY     NY  11598-0000  Single Family  Primary    83.83    835,000.00    835,000.00     0.00%
One     259     6631514 FAIRFIELD,      CT     CT  06430-0000  Single Family  Primary    76.79    280,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     260     6631897 SCARSDALE, NY          NY  10583-0000  Single Family  Primary    66.67    450,000.00             0     0.00%
One     261     6633790 NEW YORK,       NY     NY  10024-0000  COOP           Primary    71.43    700,000.00    700,000.00     0.00%
One     262     6636245 TUCKAHOE,       NY     NY  10707-0000  Single Family  Primary    79.51    327,000.00    327,000.00     0.00%
One     263     6636686 STAMFORD,       CT     CT  06903-0000  Single Family  Primary    76.11    450,000.00    450,000.00     0.00%
One     264     6637805 MONTCLAIR,      NJ     NJ  07042-0000  Single Family  Primary    69.88    415,000.00             0     0.00%
One     265     6644390 NEW YORK,       NY     NY  10023-0000  CONDO          Primary    79.66    525,000.00    525,000.00     0.00%
One     266     6649393 ARDSLEY,        NY     NY  10502-0000  Single Family  Primary       80    280,000.00             0     0.00%
One     267     6650235 STATEN ISLAND,  NY     NY  10305-0000  Single Family  Primary    69.77    430,000.00             0     0.00%
One     268     6653620 DOBBS FERRY,    NY     NY  10522-0000  Single Family  Primary       80    309,000.00             0     0.00%
One     269     6653700 GREAT NECK,     NY     NY  11021-0000  Single Family  Primary    70.24    336,000.00    336,000.00     0.00%
One     270     6653890 BRIARCLIFF MNR NY      NY  10510-0000  Single Family  Primary    73.65    630,000.00             0     0.00%
One     271     6653925 SOUTHAMPTON,    NY     NY  11968-0000  Single Family  Primary    24.85  5,231,000.00             0     0.00%
One     272     6658656 EAST HAMPTON,   NY     NY  11937-0000  Single Family  Vacation   67.91    430,000.00             0     0.00%
One     273     6658758 NEW YORK,       NY     NY  10022-0000  CONDO          Vacation      60    375,000.00    375,000.00     0.00%
One     274     6662835 NEW YORK,       NY     NY  10012-0000  Multi Family   Primary    57.14  1,235,000.00  1,225,000.00     0.00%
One     275     6664014 MUTTONTOWN,     NY     NY  11791-0000  Single Family  Primary       80    675,000.00    655,000.00     0.00%
One     276     6667384 SETAUKET,       NY     NY  11733-0000  Single Family  Primary       80    435,000.00             0     0.00%
One     277     6667624 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary       90    280,000.00    276,500.00     0.00%
One     278     6669925 W HAMPTON BEAC, NY     NY  11978-0000  Single Family  Primary    73.96    622,000.00             0     0.00%
One     279     6671698 NEW YORK,       NY     NY  10024-0000  COOP           Primary       75    315,000.00    310,000.00     0.00%
One     280     6674018 STATEN ISLAND,  NY     NY  10307-0000  Single Family  Primary     63.8    395,000.00             0     0.00%
One     281     6674266 WHITE PLAINS,   NY     NY  10605-0000  Single Family  Primary       80    270,000.00             0     0.00%
One     282     6680633 ORANGE,         CT     CT  06477-0000  Single Family  Primary       75    435,000.00             0     0.00%
One     283     6693792 COLD SPRING HARBOR  NY NY  11724-0000  Single Family  Primary       80    425,000.00             0     0.00%
One     284     6695415 NEW YORK,       NY     NY  10013-0000  CONDO          Primary    79.98    316,000.00    284,200.00     0.00%
One     285     6695492 NEW YORK,       NY     NY  10013-0000  CONDO          Primary    74.74    285,000.00             0     0.00%
One     286     6695620 FORT SOLONGA,   NY     NY  11768-0000  Single Family  Primary       75    320,000.00    320,000.00     0.00%
One     287     6699584 NEW YORK,       NY     NY  10023-0000  CONDO          Primary       80    600,000.00    515,000.00     0.00%
One     288     6700220 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary    70.15    325,000.00             0     0.00%
One     289     6705439 NEW YORK,       NY     NY  10010-0000  CONDO          Primary    72.21    385,000.00             0     0.00%
One     290     6706078 NEW YORK,       NY     NY  10025-0000  CONDO          Primary    70.62    385,000.00    388,500.00     0.00%
One     291     6711089 DOUGLASTON,     NY     NY  11362-0000  Single Family  Primary    72.46    345,000.00    362,500.00     0.00%
One     292     6713969 BROOKLYN,       NY     NY  11215-0000  Multi Family   Primary       80    450,000.00    450,000.00     0.00%
One     293     6718598 NEW YORK,       NY     NY  10003-0000  CONDO          Primary       90    345,000.00    325,000.00     0.00%
One     294     6719058 GUILFORD,       CT     CT  06437-0000  Single Family  Primary       70    450,000.00             0     0.00%
One     295     6723678 ROCKVL CENTRE NY       NY  11570-0000  Single Family  Primary    64.71    345,000.00    340,000.00     0.00%
One     296     6728809 NEW YORK,       NY     NY  10003-0000  CONDO          Primary    64.74    380,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     297     6736330 ROCHESTER,      NY     NY  14625-0000  Single Family  Primary       90    250,000.00    247,000.00     0.00%
One     298     6751684 NEW ROCHELLE,   NY     NY  10804-0000  Single Family  Primary    77.59    290,000.00             0     0.00%
One     299     6756270 NEW YORK,       NY     NY  10014-0000  CONDO          Primary    72.46    480,000.00    345,000.00     0.00%
One     300     6761338 EDGEWATER,      NJ     NJ  07020-0000  CONDO          Primary       90    260,000.00             0     0.00%
One     301     6762818 BRANFORD,       CT     CT  06405-0000  Single Family  Primary    78.74    635,000.00    635,000.00     0.00%
One     302     6766069 PORT WASHINGTON, N     NY  11050-0000  Single Family  Primary       80    400,000.00    400,000.00     0.00%
One     303     6767775 BEECHURST,      NY     NY  11357-0000  Single Family  Primary    64.52    515,000.00    465,000.00     0.00%
One     304     6770215 NEW CANAAN,     CT     CT  06840-0000  Single Family  Primary       75    400,000.00             0     0.00%
One     305     6772935 WESTPORT,       CT     CT  06880-0000  Single Family  Primary    87.02    335,000.00             0     0.00%
One     306     6773610 SETAUKET,       NY     NY  11733-0000  Single Family  Primary    63.72    565,000.00    565,000.00     0.00%
One     307     6775219 COMMACK,        NY     NY  11725-0000  Single Family  Primary       80    320,000.00    313,500.00     0.00%
One     308     6776459 ARMONK,         NY     NY  10504-0000  Single Family  Primary    57.03    575,000.00    561,100.00     2.76%
One     309     6779559 LAKEVILLE,      CT     CT  06039-0000  Single Family  Vacation      70    465,000.00             0     0.00%
One     310     6782950 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary       80    515,000.00    525,000.00     0.00%
One     311     6787284 RYEBROOK,       NY     NY  10573-0000  Single Family  Primary       90    410,000.00    410,000.00     0.00%
One     312     6789676 LAKE SUCCESS,   NY     NY  11020-0000  Single Family  Primary    78.48    446,000.00    450,000.00     0.00%
One     313     6794213 NEW YORK,       NY     NY  10001-0000  CONDO          Primary    89.99    290,000.00    287,600.00     0.00%
One     314     6794858 BROOKLYN,       NY     NY  11201-0000  Multi Family   Primary    51.31    565,000.00             0     0.00%
One     315     6798327 NEW YORK,       NY     NY  10011-0000  CONDO          Primary    68.42    475,000.00    475,000.00     0.00%
One     316     6799840 ROCKVILLE CENTER,      NY  11570-0000  Single Family  Primary       80    544,500.00    544,500.00     0.00%
One     317     6807064 ROSLYN HEIGHTS, NY     NY  11577-0000  Single Family  Primary    75.11    395,000.00             0     2.76%
One     318     6808090 BROOKLYN,       NY     NY  11205-0000  Single Family  Primary    84.71    255,000.00             0     0.00%
One     319     6808759 SPARTA,         NJ     NJ  07871-0000  Single Family  Primary     62.5    440,000.00             0     0.00%
One     320     6813271 GREENWICH,      CT     CT  06836-0000  Single Family  Primary       80    750,000.00    750,000.00     1.03%
One     321     6818719 BRIDGEHAMPTON,  NY     NY  11932-0000  Single Family  Primary    63.66    355,000.00             0     1.03%
One     322     6820380 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary       58    400,000.00             0     1.03%
One     323     6829293 NORTHPORT,      NY     NY  11768-0000  Single Family  Primary    65.75    365,000.00    365,000.00     0.00%
One     324     6830554 GREENWICH,      CT     CT  06830-0000  Single Family  Primary    70.37    675,000.00             0     0.00%
One     325     6831422 STATEN ISLAND,  NY     NY  10309-0000  Multi Family   Primary       75    385,000.00             0     2.76%
One     326     6832946 NEW YORK,       NY     NY  10028-0000  CONDO          Primary       90    300,000.00    300,000.00     0.00%
One     327     6834817 NEW YORK,       NY     NY  10003-0000  Multi Family   Primary       70    515,000.00    515,000.00     0.00%
One     328     6835332 SOUTHAMPTON,    NY     NY  11968-0000  Single Family  Vacation   68.18    440,000.00             0     0.00%
One     329     6837087 IRVINGTON,      NY     NY  10533-0000  Single Family  Primary       75    820,000.00    820,000.00     0.00%
One     330     6842860 BEDFORD,       NY      NY  10506-0000  Single Family  Primary    79.79    470,000.00    486,000.00     1.03%
One     331     6844264 NEW YORK,       NY     NY  10016-0000  CONDO          Primary    69.25    410,000.00    361,000.00     0.00%
One     332     6845143 SCARSDALE,      NY     NY  10583-0000  Single Family  Primary       80    555,000.00    550,000.00     1.03%
One     333     6870220 CORONA, NY             NY  11368-0000  Multi Family   Primary    73.24    470,000.00    468,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     334     6883109 NEW ALBANY,     OH     OH  43054-0000  Single Family  Primary    76.35    644,000.00             0     0.00%
One     335     6885352 DURANGO,        CO     CO  81301-0000  Single Family  Primary    40.35    610,000.00             0     0.00%
One     336     6886082 SCARSDALE,      NY     NY  10583-0000  Single Family  Primary    62.69    670,000.00             0     2.76%
One     337     6898489 MOUNT KISCO,    NY     NY  10507-0000  Single Family  Primary    78.58    585,000.00    585,000.00     0.00%
One     338     6903465 ARMONK,         NY     NY  10504-0000  Single Family  Primary    68.97    435,000.00             0     1.03%
One     339     6913651 RYE,            NY     NY  10580-0000  Single Family  Primary    39.52  2,500,000.00             0     2.76%
One     340     6915486 SEARINGTOWN,    NY     NY  11507-0000  Single Family  Primary     79.5    330,000.00             0     0.00%
One     341     6929684 NEW YORK, NY           NY  10021-0000  CONDO          Primary       90    271,000.00             0     0.00%
One     342     6946220 NEW YORK, NY           NY  10028-0000  COOP           Primary       90    395,000.00    395,000.00     0.00%
One     343     6955345 BROOKLYN, NY           NY  11215-0000  COOP           Primary       80    329,000.00             0     0.00%
One     344     6958048 BROOKLYN, NY           NY  11215-0000  Multi Family   Primary       90    445,000.00    445,000.00     1.03%
One     345     6960866 LARCHMONT, NY          NY  10536-0000  Single Family  Primary    77.14    385,000.00             0     1.03%
One     346     6963864 HARTSDALE, NY          NY  10530-0000  Single Family  Primary    78.69    305,000.00             0     2.76%
One     347     6967956 NEW YORK, NY           NY  10023-0000  COOP           Primary       80    365,000.00    348,000.00     0.00%
One     348     6973653 ARMONK, NY             NY  10504-0000  Single Family  Primary    66.29    458,000.00    445,000.00     2.76%
One     349     6974587 STONINGTON, CT         CT  06379-0000  Single Family  Vacation      90    380,000.00    342,000.00     1.03%
One     350     6978453 NEW YORK, NY           NY  10023-0000  CONDO          Primary       80    290,000.00    290,000.00     2.76%
One     351     6979026 BRIARCLIFF MANOR, NY   NY  10510-0000  Single Family  Primary       75    445,000.00    445,000.00     1.03%
One     352     6981855 NEW YORK, NY           NY  10028-0000  CONDO          Primary    74.29    715,000.00    673,000.00     2.76%
One     353     6982166 SAG HARBOR, NY         NY  11963-0000  Single Family  Vacation   58.82    425,000.00             0     0.00%
One     354     7012733 MECHANICSBURG,  PA     PA  17055-0000  Single Family  Primary       90    248,000.00    245,000.00     0.00%
One     355     7189142 MIAMI,          FL     FL  33133-0000  Single Family  Primary       80    277,000.00    285,000.00     0.00%
One     356     7217973 YONKERS,        NY     NY  10701-0000  Single Family  Primary    79.71    345,000.00             0     0.00%
One     357     7256294 NEWTOWN SQUARE, PA     PA  19073-0000  Single Family  Primary    79.43    280,000.00    280,000.00     0.00%
One     358     7293144 WARRENTON,      VA     VA  22186-0000  Single Family  Primary       75    370,000.00             0     0.00%
One     359     7325160 PETALUMA,       CA     CA  94952-0000  Single Family  Primary    73.02    315,000.00             0     0.00%
One     360     7402851 EAGLE,          ID     ID  83616-0000  Single Family  Primary       90    295,900.00    292,500.00     0.00%
One     361     7451187 FRESNO,         CA     CA  93711-0000  Single Family  Primary    76.23    305,000.00             0     0.00%
One     362     7470567 MAPLE GLENN, PA        PA  19002-0000  Single Family  Primary     47.1    637,000.00             0     0.00%
One     363     7481381 ARMONK,         NY     NY  10504-0000  Single Family  Primary       75    440,000.00    440,000.00     0.00%
One     364     7506416 ALEXANDRIA,     VA     VA  22302-0000  Single Family  Primary    67.05    440,000.00             0     0.00%
One     365     7576750 PLANO,          TX     TX  75093-0000  Single Family  Primary    70.33    620,000.00    620,000.00     0.00%
One     366     7601440 HOUSTON,        TX     TX  77024-0000  Single Family  Primary       80    331,500.00    275,000.00     0.00%
One     367     7601654 GARLAND,        TX     TX  75045-0000  Single Family  Primary    79.99    305,000.00    291,850.00     0.00%
One     368     7601734 HOUSTON,  TX           TX  77024-0000  Single Family  Primary    68.97    775,000.00    725,000.00     0.00%
One     369     7602410 HOUSTON,        TX     TX  77005-0000  Single Family  Primary       80    318,000.00    318,000.00     0.00%
One     370     7602420 HOUSTON,        TX     TX  77042-0000  Single Family  Primary    77.58    275,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     371     7602464 HIGHLAND VILLA, TX     TX  75067-0000  Single Family  Primary     61.9    366,000.00             0     0.00%
One     372     7602828 COLLEYVILLE,    TX     TX  76034-0000  Single Family  Primary    77.03    305,000.00             0     0.00%
One     373     7602941 DALLAS,         TX     TX  75230-0000  Single Family  Primary    63.29    790,000.00             0     0.00%
One     374     7603445 BEAUMONT,       TX     TX  77706-0000  Single Family  Primary    87.21    355,000.00             0     0.00%
One     375     7603490 HOUSTON,        TX     TX  77027-0000  Single Family  Primary    64.25    355,000.00             0     0.00%
One     376     7603922 PLANO,          TX     TX  75025-0000  Single Family  Primary     72.5    360,000.00    360,000.00     0.00%
One     377     7605338 HOUSTON,        TX     TX  77005-0000  Single Family  Primary       80    335,000.00    325,000.00     1.03%
One     378     7606385 HOUSTON,        TX     TX  77019-0000  Single Family  Primary    76.09    380,000.00             0     2.76%
One     379     7607490 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    70.04    830,000.00             0     0.00%
One     380     7607628 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    57.67    515,000.00             0     0.00%
One     381     7607956 BELLAIRE,       TX     TX  77401-0000  Single Family  Primary    60.24    500,000.00             0     0.00%
One     382     7608405 SOUTH LAKE,     TX     TX  76092-0000  Single Family  Primary       80    295,000.00    295,000.00     0.00%
One     383     7609645 HOUSTON,        TX     TX  77079-0000  Single Family  Primary       90    305,000.00    304,000.00     0.00%
One     384     7610098 COLLEYVILLE,    TX     TX  76034-0000  Single Family  Primary    65.49    535,000.00             0     0.00%
One     385     7611239 DALLAS,         TX     TX  75220-0000  Single Family  Primary    68.18  1,100,000.00             0     0.00%
One     386     7745359 S. BRUNSWICK,   NJ     NJ  08824-0000  Single Family  Primary    77.33    300,000.00             0     0.00%
One     387     7823190 CHARLOTTE, NC          NC  28278-0000  Single Family  Primary    77.75    400,000.00             0     0.00%
One     388     7942112 MIAMI,          FL     FL  33143-0000  Single Family  Primary       90    266,000.00    265,000.00     0.00%
One     389     7964512 LOS ANGELES,    CA     CA  90068-0000  Multi Family   Primary       75    415,000.00             0     0.00%
One     390     8202020 NEW YORK,       NY     NY  10011-0000  Multi Family   Primary       70    850,000.00             0     0.00%
One     391     8252368 PROVIDENCE,     RI     RI  02906-0000  Single Family  Primary       80    425,000.00    405,000.00     0.00%
One     392     8261234 FLUSHING,       NY     NY  11367-0000  Single Family  Primary    76.27    295,000.00    295,000.00     0.00%
One     393     8262791 THE WOODLANDS, TX      TX  77381-0000  Single Family  Primary       82    346,000.00    336,000.00     0.00%
One     394     8288649 NORFOLK, VA            VA  23507-0000  Single Family  Primary    74.03    385,000.00             0     0.00%
One     395     8298100 BAKERSFIELD,    CA     CA  93311-0000  Single Family  Primary       80    935,000.00    650,000.00     0.00%
One     396     8309636 MILFORD, MI            MI  48380-0000  CONDO          Primary    76.36    275,000.00             0     0.00%
One     397     8396700 HACIENDA HEIGHTS, CA   CA  91745-0000  Single Family  Primary       70    700,000.00             0     0.00%
One     398     8436440 LOUISVILLE, CO         CO  80027-0000  Single Family  Primary    89.96    335,000.00    317,237.00     0.00%
One     399     8440233 NEW HYDE PARK, NY      NY  11040-0000  Single Family  Primary    83.72    258,000.00             0     0.00%
One     400     8441892 COLORADO SPRINGS, CO   CO  80919-0000  Single Family  Primary       80    365,000.00    355,000.00     0.00%
One     401     8483510 MIAMI LKS,      FL     FL  33016-0000  Single Family  Primary       75    300,000.00    300,000.00     0.00%
One     402     8485719 BROOKLYN,       NY     NY  11210-0000  Single Family  Primary     50.4    500,000.00    500,000.00     0.00%
One     403     8538994 HINKLEY,        OH     OH  44233-0000  Single Family  Primary    67.65    510,000.00             0     0.00%
One     404     8562795 VOORHEES, NJ           NJ  08043-0000  Single Family  Primary    62.25    400,000.00             0     0.00%
One     405     8568168 VIRGINIA BEACH, VA     VA  23455-0000  Single Family  Primary       56    625,000.00             0     2.76%
One     406     8607441 COLORADO SPGS,  CO     CO  80919-0000  Single Family  Primary       80    358,000.00             0     0.00%
One     407     8791668 PROVIDENCE, RI         RI  02906-0000  Single Family  Primary    77.74    465,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     408     8967797 BOONTON TWP.,   NJ     NJ  07005-0000  Single Family  Primary    77.08  1,200,000.00             0     0.00%
One     409     8972039 CHESTER TOWNSHIP, NJ   NJ  07930-0000  Single Family  Primary    71.47    375,000.00             0     0.00%
One     410     8972800 BRIDGEWATER, NJ        NJ  08807-0000  Single Family  Primary    74.45    685,000.00             0     0.00%
One     411     8974067 BLAIRSTOWN, NJ         NJ  07835-0000  Single Family  Primary       75    428,000.00             0     0.00%
One     412     8991485 DALLAS,         TX     TX  75214-0000  Single Family  Primary    76.21    290,000.00             0     9.66%
One     413     9121671 SEA RANCH,      CA     CA  95497-0000  Single Family  Vacation   77.71    350,000.00             0     0.00%
One     414     9165531 SKILLMAN, NJ           NJ  08558-0000  Single Family  Primary       78    400,000.00             0     0.00%
One     415     9175761 NEW YORK,       NY     NY  10025-0000  Multi Family   Primary       75    620,000.00    620,000.00     0.00%
One     416     9186145 PARK CITY,      UT     UT  84060-0000  Single Family  Primary    74.07    405,000.00             0     0.00%
One     417     9187400 OKLAHOMA CITY,  OK     OK  73120-0000  Single Family  Primary    79.17    360,000.00             0     0.00%
One     418     9193457 SIOUX FALLS, SD        SD  57106-0000  Single Family  Primary       75    320,000.00             0     1.03%
One     419     9198734 BROOKLYN,       NY     NY  11219-0000  Multi Family   Vacation      65    795,000.00             0     1.03%
One     420     9235309 DALLAS,         TX     TX  75238-0000  Single Family  Primary    78.69    305,000.00             0     0.00%
One     421     9249507 ORLANDO, FL            FL  32817-0000  Single Family  Primary       75    375,000.00             0     0.00%
One     422     9289261 WOODMERE,       NY     NY  11598-0000  Single Family  Primary    72.78    371,000.00             0     1.03%
One     423     9350599 GREAT NECK,     NY     NY  11023-0000  Single Family  Primary    71.56    640,000.00             0     0.00%
One     424     9374597 HENDERSON,      NV     NV  89014-0000  Single Family  Primary    89.92    248,000.00             0     0.00%
One     425     9415990 SOUTHBURY, CT          CT  06488-0000  Single Family  Primary    86.33    335,000.00             0     1.03%
One     426     9549409 NEENAH, WI             WI  54956-0000  Single Family  Primary       75    365,000.00             0     1.03%
One     427     9580362 COLTS NECK, NJ         NJ  07722-0000  Single Family  Primary    72.94    377,000.00             0     0.00%
One     428     9603876 NARBERTH, PA           PA  19072-0000  Single Family  Primary    41.05    950,000.00             0     0.00%
One     429     9611230 CAMEL, IN              IN  46032-0000  Single Family  Primary     83.2    250,000.00             0     2.76%
One     430     9615070 AMBLER, PA             PA  19002-0000  Single Family  Primary    76.22    307,000.00             0     0.00%
One     431     9669820 HOUSTON, TX            TX  77005-0000  Single Family  Primary       80    265,000.00             0     1.03%
One     432     9669874 DALLAS, TX             TX  75230-0000  Single Family  Primary       80    476,000.00    417,012.00     1.03%
One     433     9670104 AUSTIN, TX             TX  78733-0000  Single Family  Primary       80    328,000.00             0     0.00%
One     434     9670250 AUSTIN, TX             TX  78746-0000  Single Family  Primary    72.29    830,000.00             0     0.00%
One     435     9670294 DALLAS, TX             TX  75205-0000  Single Family  Primary     43.1    582,000.00    580,000.00     0.00%
One     436     9671413 THE WOODLANDS, TX      TX  77381-0000  Single Family  Primary    88.21    335,000.00             0     0.00%
One     437     9730421 (ENCINO AREA)LA,  CA   CA  91436-0000  Single Family  Primary       80    400,000.00             0     0.00%
One     438     9732802 LOS ANGELES, CA        CA  90035-0000  Single Family  Primary     72.2    795,000.00             0     2.76%
One     439     9734965 TIBURON, CA            CA  94920-0000  Single Family  Primary       70  1,050,000.00             0     0.00%
One     440     9755229 CHAGRIN FALLS,OH       OH  44022-0000  Single Family  Primary    69.67    455,000.00             0     0.00%
One     441     9795915 PLEASANT HILL, CA      CA  94523-0000  Single Family  Primary       75    300,000.00             0     1.03%
One     442     9796339 NOVATO, CA             CA  94945-0000  Single Family  Primary       80    687,000.00    660,000.00     0.00%
One     443     9797240 SAN RAMON, CA          CA  94583-0000  Single Family  Primary    77.42    310,000.00             0     0.00%
One     444     9797433 SAN RAFAEL, CA         CA  94901-0000  Single Family  Primary       75    350,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     445     9797455 LARKSPUR, CA           CA  94939-0000  Single Family  Primary    79.15    585,000.00             0     0.00%
One     446     9843246 UPLAND, CA             CA  91786-0000  Single Family  Primary       90    300,000.00    300,000.00     1.03%
One     447     9843359 (VENICE AREA) L.A, CA  CA  90291-0000  Single Family  Primary    74.94    425,000.00             0     0.00%
One     448     9843960 ORANGE, CA             CA  92669-0000  Single Family  Primary    74.07    405,000.00    405,000.00     0.00%
One     449     9877420 DUBLIN, OH             OH  43017-0000  Single Family  Primary    79.29    280,000.00             0     0.00%
One     450     9897121 NORWALK, CT            CT  06851-0000  Single Family  Primary     57.9    950,000.00             0     1.03%
One     451     9920711 MILFORD, MI            MI  48380-0000  Single Family  Primary    68.04    316,000.00    316,000.00     0.00%
One     452     9952627 MONROE, CT             CT  06648-0000  Single Family  Primary    78.38    370,000.00             0     0.00%
One     453     9978722 HASTING-ON-HUDSON, NY  NY  10706-0000  Single Family  Primary    79.46    370,000.00             0     1.03%
One     454     9988668 OWINGS, MD             MD  20736-0000  Single Family  Primary    78.76    267,000.00             0     0.00%
One     455     9997658 STEAMBOAT SPRINGS, CO  CO  80477-0000  Single Family  Primary       75    470,000.00             0     0.00%
One     456    10053740 NEW YORK, NY           NY  10280-0000  CONDO          Primary    73.33    525,000.00    525,000.00     0.00%
One     457    10060246 BOCA RATON, FL         FL  33434-0000  Single Family  Primary       75    323,000.00    315,000.00     0.00%
One     458    10074659 ST LOUIS, MO           MO  63122-0000  Single Family  Primary       80    360,000.00    360,000.00     0.00%
One     459    10105300 MCCALL, ID             ID  83638-0000  Single Family  Vacation   61.47    475,000.00             0     0.00%
One     460    10121384 PURCHASE, NY           NY  10577-0000  Single Family  Primary    39.47  2,280,000.00             0     0.00%
One     461    10162268 BURKE, VA              VA  22015-0000  Single Family  Primary       80    313,000.00    313,068.00     0.00%
One     462    10162417 COLTS NECK, NJ         NJ  07722-0000  Single Family  Primary    70.46    440,000.00             0     0.00%
One     463    10204583 AUSTIN, TX             TX  78731-0000  Single Family  Primary       50  1,000,000.00             0     0.00%
One     464    10205451 ROANOKE,  TX           TX  76262-0000  Single Family  Primary       80    288,000.00             0     0.00%
One     465    10288470 LAS VEGAS, NV          NV  89117-0000  Single Family  Primary       80    410,000.00    400,000.00     0.00%
One     466    10329002 BOISE, ID              ID  83703-0000  Single Family  Primary       90    305,000.00    303,500.00     0.00%
One     467    10363995 LAFAYETTE, CO          CO  80026-0000  Single Family  Primary    72.46    347,500.00    345,000.00     0.00%
One     468    10368070 PLEASANTVILLE, NY      NY  10570-0000  Single Family  Primary       90    255,000.00    240,000.00     0.00%
One     469    10373682 DEALE, MD              MD  20751-0000  Single Family  Primary    68.69    495,000.00             0     2.76%
One     470    10376320 PEMBROKE PINES, FL     FL  33027-0000  Single Family  Primary    89.98    420,000.00    420,006.00     0.00%
One     471    10381465 MALIBU, CA             CA  90265-0000  Single Family  Primary    46.13  1,084,000.00             0     0.00%
One     472    10385830 COLORADO SPRINGS, CO   CO  80919-0000  Single Family  Primary    75.29    420,000.00             0     0.00%
One     473    10389911 HOUSTIN, TX            TX  77019-0000  Single Family  Primary       90    250,000.00    247,500.00     0.00%
One     474    10393533 MONTEBELLO, NY         NY  10901-0000  Single Family  Primary       80    330,000.00    330,000.00     0.00%
One     475    10395903 ALDIE, VA              VA  22001-0000  Single Family  Primary    64.51    596,000.00             0     0.00%
One     476    10402860 BURLINGAME, CA         CA  94010-0000  Single Family  Primary    79.94    440,000.00    309,000.00     0.00%
One     477    10411850 BOUNTIFUL, UT          UT  84010-0000  Single Family  Primary       75    283,000.00             0     0.00%
One     478    10437424 MIAMI BEACH, FL        FL  33139-0000  Single Family  Primary       75    350,000.00             0     0.00%
One     479    10446185 TULSA, OK              OK  74105-0000  Single Family  Primary       95    250,000.00    249,000.00     0.00%
One     480    10449547 ESCONDIDO, CA          CA  92026-0000  Single Family  Primary    94.99    271,500.00    266,990.00     0.00%
One     481    10464438 MERRITT ISLAND, FL     FL  32953-0000  Single Family  Primary       90    327,000.00    325,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     482    10476867 FREMONT, CA            CA  94536-0000  Single Family  Primary    82.43    370,000.00             0     0.00%
One     483    10496922 YORBA LINDA, CA        CA  92687-0000  Single Family  Primary    85.71    350,000.00             0     0.00%
One     484    10506582 IRVINGTON, NY          NY  10533-0000  Single Family  Primary       90    345,000.00    342,000.00     0.00%
One     485    10506924 GOLD RIVER, CA         CA  95670-0000  Single Family  Primary       95    219,000.00    218,800.00     0.00%
One     486    10511618 CAMPBELL, CA           CA  95008-0000  Single Family  Primary       95    249,000.00    249,000.00     0.00%
One     487    10521860 ARLINGTON, VA          VA  22202-0000  CONDO          Primary       95    312,000.00    297,000.00     0.00%
One     488    10522068 ATLANTA, GA            GA  30329-0000  Single Family  Primary       80    330,000.00    318,080.00     0.00%
One     489    10532469 FREMONT, CA            CA  94536-0000  Single Family  Primary       80    350,000.00             0     0.00%
One     490    10540332 LEAWOOD, KS            KS  66209-0000  Single Family  Primary    93.39    304,000.00    302,500.00     0.00%
One     491    32100446 HILLSBOROUGH, CA       CA  94010-0000  Single Family  Primary       20  1,500,000.00             0     0.00%
One     492    32206334 FORT COLLINS, CO       CO  80525-0000  Single Family  Primary       80    343,000.00             0     0.00%
One     493    33705996 WESTBORO, MA           MA  01581-0000  Single Family  Primary     85.4    317,000.00    310,292.00     0.00%
One     494    33800840 CONCORD, NC            NC  28027-0000  Single Family  Primary    73.33    400,000.00             0     1.03%
One     495    60001420 NEW YORK, NY           NY  10023-0000  COOP           Primary       80    301,000.00             0     0.00%
One     496    60003302 EDGEWATER  NJ          NJ  07020-0000  CONDO          Primary     77.2    378,300.00             0     0.00%
One     497    60006548 NEW YORK, NY           NY  10025-0000  CONDO          Primary    86.51    580,000.00    578,000.00     2.76%
One     498    60007008 NEW YORK, NY           NY  10019-0000  CONDO          Primary    65.52    582,000.00    580,000.00     1.03%
One     499    60007110 BROOKLYN, NY           NY  11216-0000  Multi Family   Primary       75    460,000.00             0     0.00%
One     500    60009091 NEW YORK, NY           NY  10023-0000  CONDO          Primary       80    325,000.00    320,000.00     0.00%
One     501    60020822 SOUTHAMPTON, NY        NY  11968-0000  Single Family  Vacation      80    540,000.00    540,000.00     0.00%
One     502    60047170 BROOKLYN, NY           NY  11215-0000  Single Family  Primary    63.45    399,000.00    394,000.00     0.00%
One     503    60053923 NEW YORK, NY           NY  10003-0000  COOP           Primary    73.33    380,000.00    375,000.00     0.00%
One     504    60054165 BROOKLYN, NY           NY  11209-0000  Single Family  Primary       75    320,000.00    320,000.00     0.00%
One     505    60071142 NEW YORK, NY           NY  10016-0000  Single Family  Primary       90    269,000.00    269,000.00     0.00%
One     506    60074694 FLUSHING, NY           NY  11358-0000  Single Family  Primary    84.13    252,000.00    252,000.00     0.00%
One     507  1111005791 NEW YORK, NY           NY  10021-0000  CONDO          Primary       80    505,000.00    505,000.00     0.00%
One     508  1111006692 BROOKLYN, NY           NY  11215-0000  Multi Family   Primary       80    400,000.00    400,000.00     0.00%
One     509  1111007040 NEW YORK, NY           NY  10028-0000  CONDO          Primary    61.47    375,000.00             0     0.00%
One     510  1111007811 NEW YORK, NY           NY  10003-0000  Single Family  Primary       80    950,000.00    950,000.00     0.00%
One     511  1111009056 BROOKLYN, NY           NY  11215-0000  Multi Family   Primary       90    415,000.00    412,000.00     0.00%
One     512  1111009125 BROOKLYN, NY           NY  11226-0000  Single Family  Primary       90    410,000.00    410,000.00     0.00%
One     513  1111010962 KATONAH, NY            NY  10536-0000  Single Family  Primary       75    390,000.00    390,000.00     0.00%
One     514  1111011794 SCARSDALE, NY          NY  10583-0000  Single Family  Primary       75    825,000.00    825,000.00     0.00%
One     515  1111014409 NEW YORK, NY           NY  10024-0000  CONDO          Primary    78.13    320,000.00    320,000.00     0.00%
One     516  1111014850 BROOKLYN, NY           NY  11201-0000  Single Family  Primary       80    720,000.00    720,000.00     0.00%
One     517  1111014861 BROOKLYN, NY           NY  11231-0000  Multi Family   Primary       90    485,000.00    475,000.00     0.00%
One     518  1111015037 BROOKLYN, NY           NY  11215-0000  Multi Family   Primary    89.28    575,000.00    560,000.00     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
One     519  1111017928 BROOKLYN, NY           NY  11215-0000  Multi Family   Primary       80    505,000.00    499,000.00     0.00%
One     520  1111018523 LLOYD NECK, NY         NY  11743-0000  Single Family  Primary       75    640,000.00             0     0.00%
One     521  1111018895 WATER MILL, NY         NY  11976-0000  Single Family  Vacation   63.16    475,000.00    475,000.00     0.00%
One     522  1112025411 YORKTOWN, NY           NY  10598-0000  Single Family  Primary    77.85    325,000.00             0     4.48%
One     523  1112035131 FOREST HILLS, NY       NY  11375-0000  Single Family  Primary       80    340,000.00    340,000.00     0.00%
One     524  1251100010 LAS VEGAS, NV          NV  89129-0000  Single Family  Primary    84.87    316,000.00    297,500.00     0.00%
One     525  1500006428 SEAFORD, NY            NY  11783-0000  Single Family  Primary    89.69    244,000.00    242,500.00     0.00%
One     526  1500100368 POTOMAC, MD            MD  20854-0000  Single Family  Primary    94.99    369,500.00    366,725.00     0.00%
One     527  1503008850 GOLD RIVER, CA         CA  95670-0000  Single Family  Primary       95    279,000.00    278,500.00     0.00%
One     528  1503015651 SOUTH MIAMI, FL        FL  33155-0000  Single Family  Primary       80    375,000.00    375,000.00     0.00%
One     529  1505003085 LUBBOCK, TX            TX  79424-0000  Single Family  Primary       90    385,000.00             0     0.00%
One     530  1505024336 REDONDO BEACH, CA      CA  90278-0000  CONDO          Primary       85    340,000.00             0     0.00%
One     531  1506007220 COLORADO SPRINGS, CO   CO  80906-0000  Single Family  Primary    74.15    392,000.00             0     0.00%
One     532  1507047638 ORANGE, CA             CA  92667-0000  Single Family  Primary    89.99    330,000.00    330,000.00     0.00%
One     533  1510015040 CLARKSTON, MI          MI  48348-0000  Single Family  Primary       80    287,000.00             0     0.00%
One     534  1562115772 LA VERNE, CA           CA  91750-0000  Single Family  Primary       95    342,000.00    342,000.00     0.00%
One     535  1562120740 YORBA LINDA, CA        CA  92686-0000  Single Family  Primary       85    275,000.00             0     9.66%
One     536  1569121263 PHOENIX, AZ            AZ  85018-0000  Single Family  Primary     79.7    800,000.00    798,000.00     9.66%
One     537  1573119618 FOLSOM, CA             CA  95630-0000  Single Family  Primary    88.12    442,000.00             0     9.66%
One     538  1577007060 POINT ROBERTS, WA      WA  98281-0000  Single Family  Primary       80    380,000.00    365,000.00     0.00%
One     539  1584000402 TWP OF BRANCHBURG, NJ  NJ  08876-0000  Single Family  Primary       80    320,000.00    318,505.00     0.00%
One     540  1601131450 BUFFALO GROVE, IL      IL  60089-0000  Single Family  Primary    79.99    329,000.00    328,790.00     0.00%
One     541  1613002771 ELMHURST, IL           IL  60126-0000  Single Family  Primary       80    325,000.00    325,000.00     0.00%
Two     542     3516906 CINCINNATI,     OH     OH  45215-0000  Single Family  Primary    52.69    450,000.00    447,000.00     0.00%
Two     543     3603884 SCOTTSDALE,     AZ     AZ  85255-0000  Single Family  Vacation      80    475,000.00    408,000.00     0.00%
Two     544     3680207 ST. PETE BEACH, FL     FL  33706-0000  Single Family  Primary    74.29    360,000.00    350,000.00     0.00%
Two     545     3706617 SHAKER HTS,     OH     OH  44122-0000  Single Family  Primary    67.07    328,000.00             0     0.00%
Two     546     3709761 SHREVEPORT,     LA     LA  71106-0000  Single Family  Primary       80    620,000.00    600,000.00     0.00%
Two     547     3710240 LAFAYETTE,      LA     LA  70503-0000  Single Family  Primary       80    580,000.00             0     0.00%
Two     548     3720130 DEERFIELD,      IL     IL  60015-0000  Single Family  Primary       80    415,000.00             0     0.00%
Two     549     4130369 AVALON,         NJ     NJ  08208-0000  Single Family  Vacation   21.14  2,365,000.00             0     0.00%
Two     550     4131215 AVALON,         NJ     NJ  08202-0000  Single Family  Primary    57.47    870,000.00             0     0.00%
Two     551     4161147 FT LAUDERDALE,  FL     FL  33301-0000  Single Family  Primary    69.62    395,000.00             0     0.00%
Two     552     4190939 LIVERMORE,      CA     CA  94550-0000  Single Family  Primary    61.81    453,000.00             0     0.00%
Two     553     4224972 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    70.77    650,000.00             0     0.00%
Two     554     4225691 EL PASO,        TX     TX  79936-0000  Single Family  Primary    88.99    345,000.00             0     0.00%
Two     555     4620288 BOCA RATON,     FL     FL  33434-0000  Single Family  Primary       75  1,000,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
Two     556     4722357 LONG BEACH,     NJ     NJ  08008-0000  Multi Family   Vacation   79.89    625,900.00             0     0.00%
Two     557     4734119 NASSAU BAY,     TX     TX  77058-0000  Single Family  Primary    71.73    387,000.00    387,000.00     0.00%
Two     558     4765677 PARADISE VALLEY AZ     AZ  85253-0000  Single Family  Primary    68.18  1,125,000.00  1,100,000.00     0.00%
Two     559     4777530 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    40.92    585,000.00             0     0.00%
Two     560     4779660 HOUSTON,        TX     TX  77005-0000  Single Family  Primary    72.09    450,000.00             0     0.00%
Two     561     4780047 MIDLAND,        TX     TX  79705-0000  Single Family  Primary       75    295,000.00    290,000.00     0.00%
Two     562     4780455 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    47.74    450,000.00             0     0.00%
Two     563     4780466 HOUSTON,        TX     TX  77024-0000  Single Family  Primary     62.5    480,000.00             0     0.00%
Two     564     4780885 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    65.13    545,000.00             0     0.00%
Two     565     4781120 SPRING,         TX     TX  77389-0000  Single Family  Primary    71.19    295,000.00             0     0.00%
Two     566     4781684 HOUSTON,        TX     TX  77024-0000  Single Family  Primary    64.62    650,000.00             0     0.00%
Two     567     4859249 MIAMI,          FL     FL  33133-0000  Single Family  Primary       75    385,000.00             0     0.00%
Two     568     4960297 GREENVILLE,     SC     SC  29605-0000  Single Family  Primary    64.06    640,000.00             0     0.00%
Two     569     5492784 WILMINGTON,     DE     DE  19807-0000  Single Family  Primary    72.08    535,000.00             0     0.00%
Two     570     5686226 BLOOMFIELD HLS, MI     MI  48304-0000  Single Family  Primary     66.5    400,000.00             0     0.00%
Two     571     5739297 LAKE FOREST,    IL     IL  60045-0000  Single Family  Primary    42.11    950,000.00             0     0.00%
Two     572     5859437 ATHERTON, CA           CA       94027  Single Family  Primary    32.19  1,600,000.00             0     7.93%
Two     573     5901260 BELLMORE, NY           NY  11710-0000  Single Family  Primary    76.24    303,000.00             0     0.00%
Two     574     5917668 MORELAND HILLS VI, OH  OH  44022-0000  Single Family  Primary    55.36  1,100,000.00             0    11.38%
Two     575     6377894 OYSTER BAY,     NY     NY  11771-0000  Single Family  Primary    45.16    825,000.00    775,000.00     2.76%
Two     576     6398737 NEW YORK,       NY     NY  10011-0000  CONDO          Primary       80    275,000.00    275,000.00     0.00%
Two     577     6403848 BROOKFIELD,     CT     CT  06804-0000  Single Family  Primary    74.11    420,000.00             0     0.00%
Two     578     6418980 BROOKLYN,       NY     NY  11209-0000  Multi Family   Primary    71.61    408,000.00    405,000.00     0.00%
Two     579     6428860 MONTAUK,        NY     NY  11954-0000  Single Family  Primary       80    425,000.00    425,000.00     0.00%
Two     580     6446760 NEW YORK,       NY     NY  10016-0000  CONDO          Primary    74.19    310,000.00    310,000.00     0.00%
Two     581     6456662 POUND RIDGE,    NY     NY  10576-0000  Single Family  Primary    45.46  1,100,000.00             0     0.00%
Two     582     6459853 WOODBURY,       NY     NY  11797-0000  CONDO          Primary    67.16    335,000.00    350,000.00     0.00%
Two     583     6463293 NEW YORK,       NY     NY  10017-0000  CONDO          Primary    67.39    395,000.00             0     0.00%
Two     584     6475940 DIX HILLS,      NY     NY  11746-0000  Single Family  Primary     62.5    400,000.00             0     0.00%
Two     585     6479362 BROOKLYN,       NY     NY  11234-0000  Single Family  Primary    65.41    425,000.00             0     0.00%
Two     586     6480667 LONELYVILLE,    NY     NY  11734-0000  Single Family  Vacation      80    315,000.00             0     0.00%
Two     587     6495063 GREAT NECK,     NY     NY  11023-0000  Single Family  Primary    48.42    475,000.00    485,000.00     0.00%
Two     588     6498957 LAUREL HOLLOW,  NY     NY  11791-0000  Single Family  Primary    43.86    570,000.00             0     0.00%
Two     589     6557138 NEW YORK,       NY     NY  10021-0000  COOP           Primary       50    691,000.00    640,000.00     0.00%
Two     590     6563630 LATTINGTOWN,    NY     NY  11560-0000  Single Family  Primary     76.8  1,000,000.00             0     0.00%
Two     591     6657391 NEW YORK,       NY     NY  10016-0000  CONDO          Primary    55.08    463,000.00             0     0.00%
Two     592     6672282 STATEN ISLAND,  NY     NY  10304-0000  Single Family  Primary    48.89    900,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
Two     593     6688318 WESTPORT,       CT     CT  06880-0000  Single Family  Primary    58.43    445,000.00             0     1.03%
Two     594     6688941 LARCHMONT,      NY     NY  10538-0000  Single Family  Primary    56.25    480,000.00             0     0.00%
Two     595     6696746 MOUNTAIN LAKES, NJ     NJ  07046-0000  Single Family  Primary    37.69    650,000.00    650,000.00     0.00%
Two     596     6750047 GARDEN CITY,    NY     NY  11530-0000  Single Family  Primary    78.57    350,000.00             0     2.76%
Two     597     6780274 EAST ISLIP,     NY     NY  11730-0000  Single Family  Primary    65.22    460,000.00             0     2.76%
Two     598     6827550 NEW YORK,       NY     NY  10021-0000  CONDO          Primary     70.1    485,000.00             0     0.00%
Two     599     6831954 SEAVIEW,        NY     NY  11770-0000  Single Family  Vacation   57.47    435,000.00             0     9.66%
Two     600     6864920 DIX HILLS,      NY     NY  11746-0000  Single Family  Primary    60.35    580,000.00             0     6.21%
Two     601     6911725 DOBBS FERRY,    NY     NY  10522-0000  Single Family  Primary       75    315,000.00             0     9.66%
Two     602     6919057 MILLER PLACE,   NY     NY  11764-0000  Single Family  Primary       75    340,000.00             0     9.66%
Two     603     6954342 GREAT NECK, NY         NY  11023-0000  Single Family  Primary    59.26    405,000.00             0     2.76%
Two     604     6968143 WHITE PLAINS, NY       NY  10605-0000  Single Family  Primary    69.23    390,000.00             0     6.21%
Two     605     6986371 WHITE PLAINS, NY       NY  10605-0000  Single Family  Primary    70.42    645,000.00    568,000.00     2.76%
Two     606     7121309 MONSEY,         NY     NY  10952-0000  Single Family  Primary       75    400,000.00    400,000.00     0.00%
Two     607     7607876 MONTGOMERY,     TX     TX  77356-0000  Single Family  Primary    74.03    385,000.00             0     0.00%
Two     608     7654854 LLOYD HARBOR,   NY     NY  11743-0000  Single Family  Primary    47.31    725,000.00    725,000.00     1.03%
Two     609     7718593 LAGRANGEVILLE,  NY     NY  12540-0000  Single Family  Primary    79.32    540,000.00             0     2.76%
Two     610     7758055 CORAL GABLES,   FL     FL  33133-0000  Single Family  Primary     76.5    583,000.00             0     0.00%
Two     611     7960781 BROOKLYN,       NY     NY  11230-0000  Single Family  Primary       70    540,000.00             0     0.00%
Two     612     7965672 TARRYTOWN,      NY     NY  10591-0000  Single Family  Primary       75    310,000.00             0     0.00%
Two     613     8193112 VA. BEACH,      VA     VA  23451-0000  Single Family  Primary    31.58    850,000.00    850,000.00     0.00%
Two     614     8276016 PENN VALLEY, PA        PA  19072-0000  Single Family  Primary    37.83    785,000.00             0     2.76%
Two     615     8277766 BARRINGTON, RI         RI  02806-0000  Single Family  Primary    71.53    425,000.00             0     2.76%
Two     616     8291155 N WALES, PA            PA  19454-0000  Single Family  Primary    79.81    421,000.00             0     2.76%
Two     617     8314240 LAKE GROVE,     NY     NY  11755-0000  Single Family  Primary       80    300,000.00    297,000.00     2.76%
Two     618     8317940 HOT SPRINGS, AR        AR  71913-0000  Single Family  Primary    70.59    340,000.00             0     2.76%
Two     619     8318422 BROOKLYN, NY           NY  11204-0000  Multi Family   Primary    64.99  1,000,000.00             0     2.76%
Two     620     8358427 LINDSEY, CA            CA  93247-0000  Single Family  Primary       68    325,000.00             0     2.76%
Two     621     8360804 BRONXVILLE, NY         NY  10708-0000  Single Family  Primary     74.8    508,000.00             0     1.03%
Two     622     8402234 TRANQUILLITY, NJ       NJ  07879-0000  Single Family  Primary       80    573,000.00             0     1.03%
Two     623     8404375 CORTLANDT MANOR, NY    NY  10566-0000  Single Family  Primary    79.14    302,000.00             0     2.76%
Two     624     8405549 DALLAS, TX             TX  75220-0000  Single Family  Primary    71.43  1,050,000.00             0     0.00%
Two     625     8419496 BROOKLYN, NY           NY  11218-0000  Single Family  Primary    79.63    815,000.00    940,000.00     2.76%
Two     626     8424612 BROOKLYN, NY           NY  11230-0000  Single Family  Primary    62.07    725,000.00             0     1.03%
Two     627     8426458 BROOKLYN, NY           NY  11219-0000  Multi Family   Primary    68.67    750,000.00             0     0.00%
Two     628     8456335 FAIRFIELD,      CA     CA  94533-0000  Single Family  Primary       80    273,000.00             0     0.00%
Two     629     8460092 WEST CHESTER, PA       PA  19382-0000  Single Family  Primary       75    320,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
Two     630     8475566 VIENNA,         VA     VA  22182-0000  Single Family  Primary       80    265,000.00    265,000.00     0.00%
Two     631     8488580 ST LOUIS,       MO     MO  63128-0000  Single Family  Primary       80    362,500.00    360,000.00     2.76%
Two     632     8505168 CLARKSVILLE,    MD     MD  21029-0000  Single Family  Primary     78.7    540,000.00    540,000.00     0.00%
Two     633     8523782 IRVINE,         CA     CA  92715-0000  Single Family  Primary    54.58    480,000.00    480,000.00     0.00%
Two     634     8550129 SARATOGA,       CA     CA  95070-0000  Single Family  Primary    70.92    705,000.00             0     0.00%
Two     635     8597280 CHERRY HILL, NJ        NJ  08003-0000  Single Family  Primary    73.08    390,000.00             0     2.76%
Two     636     8602889 ARLINGTON,      VA     VA  22201-0000  Single Family  Primary    78.61    374,000.00             0     2.76%
Two     637     8603382 TALLAHASSEE,    FL     FL  32312-0000  Single Family  Primary    66.67    450,000.00             0     0.00%
Two     638     8617252 HUNTINGTON VALLEY , PA PA  19006-0000  Single Family  Primary       75    530,000.00             0     2.76%
Two     639     8621089 OKLA CITY,      OK     OK  73013-0000  Single Family  Primary       75    370,000.00             0     1.03%
Two     640     8627970 CHAPPAQUA,      NY     NY  10514-0000  Single Family  Primary    29.09  1,100,000.00             0     0.00%
Two     641     8634150 MANHASSET,      NY     NY  11030-0000  Single Family  Primary    38.67    750,000.00    750,000.00     0.00%
Two     642     8657610 LYNN HAVEN, FL         FL  32444-0000  Single Family  Primary       75    350,000.00             0     2.76%
Two     643     8706002 LANCASTER, PA          PA  17601-0000  Single Family  Primary       80    432,000.00             0     1.03%
Two     644     8709000 EXETER,         CA     CA  93221-0000  Single Family  Primary    71.43    700,000.00             0     0.00%
Two     645     8735500 YARDVILLE, NJ          NJ  08620-0000  Single Family  Primary    71.43    350,000.00             0     2.76%
Two     646     8863340 BLOOMFIELD HILLS, MI   MI  48032-0000  Single Family  Primary    65.52    435,000.00             0     2.76%
Two     647     9156279 BROOKLYN,       NY     NY  11229-0000  Single Family  Primary    65.43    405,000.00    405,000.00     2.76%
Two     648     9311542 PORT WASHINGTON, NY    NY  11050-0000  Single Family  Primary    74.95    475,000.00             0     2.76%
Two     649     9433368 LIGHTHOUSE PT, FL      FL  33064-0000  Single Family  Primary    75.28    360,000.00             0     0.00%
Two     650     9446552 SARASOTA,       FL     FL  34242-0000  Single Family  Primary    58.07    775,000.00             0     0.00%
Two     651     9644942 LOCH SHELDRAKE, NY     NY  12759-0000  Single Family  Vacation      70    325,000.00             0     1.03%
Two     652     9650796 SOUTH GARDEN CITY, NY  NY  11530-0000  Single Family  Primary     78.9    545,000.00             0     2.76%
Two     653     9656453 DUARTE, CA             CA  91010-0000  Single Family  Primary       75    285,000.00             0     0.00%
Two     654     9668623 ARLINGTON, TX          TX  76016-0000  Single Family  Primary    77.63    350,000.00             0     7.93%
Two     655     9779646 BETHESDA,MD            MD  20814-0000  Single Family  Primary    70.16    506,000.00    498,870.00     4.48%
Two     656     9817155 ALTAMONTE SPRINGS, FL  FL  32701-0000  Single Family  Primary    57.93  1,450,000.00             0     0.00%
Two     657     9921532 MIAMI, FL              FL  33133-0000  Single Family  Primary    76.69    381,000.00             0     2.76%
Two     658     9947627 BROOKLYN, NY           NY  11219-0000  Multi Family   Primary    65.26    475,000.00             0     2.76%
Two     659     9983336 HENDERSON, NV          NV  89014-0000  Single Family  Primary     70.8    375,000.00             0     1.03%
Two     660     9997476 PLANDOME MANOR, NY     NY  11030-0000  Single Family  Primary     40.6  1,330,000.00             0     2.76%
Two     661    10051960 SCARSDALE, NY          NY  10583-0000  Single Family  Primary       75    523,500.00             0     2.76%
Two     662    10052419 DRAPER, UT             UT  84020-0000  Single Family  Primary       80    283,000.00    279,000.00     2.76%
Two     663    10152333 ST JAMES, NY           NY  11780-0000  Single Family  Primary       80    542,000.00    525,000.00     0.00%
Two     664    10167749 TULSA, OK              OK  74137-0000  PUD            Primary    68.42    475,000.00             0     0.00%
Two     665    32602761 LOS ANGELES, CA        CA  90049-0000  Single Family  Primary    43.93    535,000.00             0     0.00%
Two     666    32901037 TENAFLY, NJ            NJ  07670-0000  Single Family  Primary       75    750,000.00             0     0.00%

           Exhibit A Morserv, Inc. Series 1996-2 Mortgage Loan Schedule

                                                                                                                                PO
Group Record      Loan     City               State       Zip       PropType     OccType  LTV      Appraisal   Sale Price Percentage
Two     667    60007529 GREAT NECK, NY         NY  11021-0000  Single Family  Primary    67.44    430,000.00             0     2.76%
Two     668    60008929 NEW YORK, NY           NY  10003-0000  COOP           Primary    74.78    575,000.00    575,000.00     0.00%
Two     669    60074956 NEW YORK, NY           NY  10022-0000  COOP           Vacation      75    400,000.00    400,000.00     0.00%
Two     670    60076281 NEW YORK, NY           NY  10021-0000  Single Family  Primary    26.83  4,169,000.00  4,100,000.00     0.00%

                                    EXHIBIT B

                            CONTENTS OF MORTGAGE FILE


         (i)  With respect to each Mortgage Loan which is not a Co-op Loan:

                  (A)(I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed (by facsimile if so authorized by the Company), "Pay to the order of Citibank, N.A., as trustee, under that certain Pooling and Servicing Agreement dated as of August 1, 1996 for Multi-Class Mortgage Pass-Through Certificates, Series 1996-2 (MorServ, Inc.) without recourse" and signed in the name of the Mortgage Loan Seller by an authorized person and showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

                  (B) Original (or a court-certified copy of the original) recorded Mortgage or Deed of Trust with evidence of recording thereon, or if such original has been delivered to the appropriate public recording office, a certified copy thereof certified true and complete by the Mortgage Loan Seller, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (C) Original Assignment of Mortgage (or copy thereof) by the Mortgage Loan Seller or its agent in recordable form to "Citibank, N.A., as trustee." Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) Original (or a court-certified copy of the original) recorded Assignments of Mortgage (or copies thereof) showing a complete chain of assignment from the originator of the related Mortgage Loan to the Mortgage Loan Seller, and, if copies are delivered, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (E) Originals (or lost note affidavit, including copies of the originals) of all assumption, consolidation and modification agreements, with evidence of recording thereon, to the extent required by applicable law, relating to the Mortgage or the Mortgage Note, if any, or, if such original has been delivered to the appropriate public recording office, a certified copy thereof certified true and complete by the applicable Mortgage Loan Seller, with the original thereof with evidence of recording thereon to be delivered by the Company within 270 days of the Closing Date.

                  (F) The original title policy or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified true and complete by the title insurance policy company, with the original title policy to be delivered by the Company within 270 days of the Closing Date.

                  (G) Copy of Primary Insurance Policy, if any.

         (ii) With respect to each Co-op Loan:

                  (A)(I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement)), in either case endorsed (by facsimile if so authorized by the Company), "Pay to the order of Citibank, N.A. as trustee, under that certain Pooling and Servicing Agreement dated as of August 1, 1996 for Multi-Class Mortgage Pass-Through Certificates, Series 1996-2 (MorServ, Inc.) without recourse" and signed in the name of the Mortgage Loan Seller by an authorized person and showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

                  (B) Original Mortgage entered into by the Mortgagor with respect to such Mortgage Loan.

                  (C) Copy of Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Mortgage Loan.

                  (D) Form UCC-3 (or copy thereof) by the Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to "Citibank, N.A. as trustee", together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Mortgage Loan Seller, with evidence of recording thereon.

                  (E) Stock certificate representing the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged with respect to such Co-op Loan with a stock power in blank attached.

                  (F) Original proprietary lease.

                  (G) Original assignment of proprietary lease, to the Trustee, and all intervening assignments thereof.

                  (H) Original recognition agreement (or copy thereof) of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged in respect of such Co-op Loan.

                  (I) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (D) above with respect to such Co-op Loan.

                                    EXHIBIT C

                    FORMS OF CLASS A AND CLASS M CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORSERV, INC., THE MASTER SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MORSERV, INC., CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.




                       MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-2 CLASS IA-1


Number 96-2-IA-1-1                           Original Notional Amount:
                                             $114,282,033.00

Cut-off Date: August 1, 1996                 Final Scheduled Remittance
                                             Date:  November 25, 2026
First Remittance Date:
  September 25, 1996                         Approximate Aggregate Original
                                             Denomination of all Class IA-1
Remittance Rate: Variable                    Certificates: $114,282,033.00


evidencing an interest in distributions allocable to the Class IA-1 Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                 MORSERV, INC.                                CUSIP 619087 BM0

                 Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 This certifies that Cede & Co. is the registered owner of the ownership interest evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class IA-1 Certificates) in certain monthly distributions with respect to a pool (the "Mortgage Pool") of conventional one- to four-family adjustable rate mortgage loans (the "Mortgage Loans") formed and sold by MorServ, Inc. (the "Company"), which Mortgage Loans are secured by Mortgaged Properties, and in certain other property held in trust for the benefit of the Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans were originated by The Chase Manhattan Bank and are serviced by Chase Manhattan Mortgage Corporation (in such capacity, the "Master Servicer"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") among the Company, the Master Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement.

                 This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class A (the "Class A Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class M (the "Class M

Certificates"), Class B (the "Class B Certificates") and Class R (the "Class R Certificates"), which are subordinated to the Class A Certificates in right of payment to the extent described herein and in the Agreement. The Class A Certificates, the Class M Certificates, the Class B Certificates and the Class R Certificates are collectively referred to as the "Certificates".

                 Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Remittance Date"), commencing on September 25, 1996. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day (the "Record Date").

                 Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Remittance Date for which distribution by wire transfer is to be made, and such Holder's Class A-1 Certificates evidence an aggregate original principal balance of not less than $5,000,000. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee or agency appointed by the Trustee for the purpose and specified in such notice of final distribution.

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  August 27, 1996                 MORSERV, INC.




                                        By___________________________________


Certificate of Authentication

This is one of the Class A Certificates
referred to in the within-mentioned
Agreement.


CITIBANK, N.A.
  as Authenticating Bank




By______________________________________
  Authorized Signatory

                              [FORM OF ASSIGNMENT]

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_____________________________________________________________

_____________________________________________________________



_____________________________________________________________
(Please Print or Type Name and Address of Assignee)



_____________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                    ___________________________________
                                        NOTICE:   The signature to this
                                        assignment must correspond with the
                                        name as it appears upon the face of
                                        the within Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE WAS ISSUED ON AUGUST 27, 1996 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES: (I) THE AMOUNT
OF OID IS APPROXIMATELY [      ] PER [      ] OF THE ORIGINAL PRINCIPAL AMOUNT
OF THIS CERTIFICATE, (II) THE ANNUAL YIELD OF THIS CERTIFICATE FOR PURPOSES OF
COMPUTING OID IS APPROXIMATELY [        ] PER ANNUM (COMPOUNDED MONTHLY) AND
(III) THE AMOUNT OF OID ALLOCABLE TO THE INITIAL SHORT PERIOD IS [        ] PER
$1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE USING THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN DETERMINING THE
ANNUAL YIELD FOR FEDERAL INCOME TAX PURPOSES IS [   ] OF THE PREPAYMENT MODEL.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATES WITH THE ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR OF ANY PLAN, OR
(B) IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE CONDITIONS SET FORTH IN SECTION I AND SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND

HOLDING OF THE CERTIFICATES, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN OR, ALTERNATIVELY, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNT OR OF ANY PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. SECTION 2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION, THE MASTER SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MORSERV, INC., CHASE MANHATTAN MORTGAGE CORPORATION, THE CHASE MANHATTAN BANK, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                       MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-2, CLASS M


Number 96-2-M-1                            Original Denomination
                                           $4,658,626.00

Cut-off Date: August 1, 1996               Final Scheduled Remittance
                                           Date: November 25, 2026
First Remittance Date:
  September 25, 1996                       Approximate Aggregate Original
                                           Denomination of all Class M
Remittance Rate: 7.25%                     Certificates:  $4,658,626.00


evidencing an interest in distributions allocable to the Class M Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                 MORSERV, INC.                                CUSIP 619087 BU2

                 This certifies that Donaldson, Lufkin & Jenrette Securities Corporation is the registered owner of the ownership interest evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class M Certificates) in certain monthly distributions with respect to a pool (the "Mortgage Pool") of conventional one- to four-family adjustable rate mortgage loans (the "Mortgage Loans") formed and sold by MorServ, Inc. (the "Company"), which Mortgage Loans are secured by Mortgaged Properties, and in certain other property held in trust for the benefit of the Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans were originated by or for Morserv, and are serviced by Chase Manhattan Mortgage Corp.(in such capacity, the "Master Servicer").
The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") among the Company, the Master Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement.

                 This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class M (the "Class M Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class A (the "Class A Certificates"), Class B (the "Class B Certificates"), and Class R (the "Class R Certificates"). The Class A Certificates are senior to, and the Class B Certificates are subordinate to, the Class M Certificates in right of payment to the extent described herein and in the Agreement. The Class A Certificates, Class M Certificates, Class B Certificates, and Class R Certificates are collectively referred to as the "Certificates".

                 Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Remittance Date"), commencing on September 25, 1996. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day (the "Record Date").

                 Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 10 Business Days prior to the first Remittance Date for which distribution by wire transfer is to be made, and such Holder's Class M Certificates evidence an aggregate original principal balance of not less than $5,000,000. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee or agency appointed by the Trustee for the purpose and specified in such notice of final distribution.

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated: August 27, 1996                   MORSERV, INC.




                                         By__________________________________


Certificate of Authentication

This is one of the Class M Certificates
referred to in the within-mentioned
Agreement.


CITIBANK, N.A.
  as Authenticating Bank




By____________________________________
  Authorized Signatory

                              [FORM OF ASSIGNMENT]

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_____________________________________________________________

_____________________________________________________________



_____________________________________________________________
(Please Print or Type Name and Address of Assignee)



_____________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                    ___________________________________
                                        NOTICE:   The signature to this
                                        assignment must correspond with the
                                        name as it appears upon the face of
                                        the within Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D


                         [FORM OF CLASS B-1 CERTIFICATE]


         THIS CLASS B-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CLASS B-1 CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                              CLASS B-1 CERTIFICATE

                                                  Original Denomination
                                                  $______________
                                                  Aggregate Original Principal
                                                  Balance of all Class B-1
                                                  Certificates:  $___________

Cut-off Date:  August 1, 1996       Number 96-2-B-1-1

First Remittance Date:
September 25, 1996


                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 1996-2

                  evidencing an ownership interest in distributions allocable to a pool of conventional one- to four-family mortgage loans formed and sold by

                                  MORSERV, INC.

                  This Certificate does not represent an obligation of or interest in MorServ, Inc., the Master Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate, the REMIC regular interest represented hereby nor the underlying Mortgage Loans are guaranteed or insured by MorServ, Inc., Chase Manhattan Mortgage Corporation, The Chase Manhattan Bank, the Trustee or by any of their affiliates or by any governmental agency or instrumentality.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATES WITH THE ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR OF ANY PLAN OR (B) IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE CONDITIONS SET FORTH IN SECTION I AND III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN OR, ALTERNATIVELY, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNT OR OF ANY PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. Section 2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING

OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

                  This certifies that _____________________________ is the
registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class B-1 Certificates) in certain distributions with respect to a pool of conventional one- to four-family first mortgage loans (the "Mortgage Loans") formed and sold by MorServ, Inc. (hereinafter called the "Company"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans were originated by or for The Chase Manhattan Bank and are serviced by Chase Manhattan Mortgage Corporation (the "Master Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of August 1, 1996 among the Company, the Master Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class B-1 (the "Class B-1 Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates Series 1996-2, Class A (the "Class A Certificates"), which are senior to the Class B-1 Certificates in right of payment, and Multi-Class Mortgage Pass Through Certificates, Series 1996-2, Class M (the "Class M Certificates"), which are also senior to the Class B-1 Certificates in right of payment, each to the extent described herein and in the Agreement. The Class A Certificates, the Class M Certificates, the Class B Certificates and the Class R Certificates are collectively referred to as the "Certificates". The Class A Certificates, as of the Cut-off Date, evidence in the aggregate an approximate 94.25% undivided interest in the Trust Fund (other than Excess Interest). The Class M Certificates, as of the Cut-Off Date, evidence in the aggregate an approximate 2.25% undivided interest in the Trust Fund. The Class B Certificates, as of the Cut-off Date, evidence in the aggregate an approximate 3.50% undivided interest in the Trust Fund.

                  Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account created pursuant to the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Remittance Date"), commencing on September 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made (the "Record Date"), an amount equal (with certain exceptions set forth in the Agreement) to the balance of the Available Distribution Amount remaining after distributions of Excess Interest and to the Class A and Class M Certificateholders on such Remittance Date.

                  The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates on any Remittance Date are subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates to the extent, and only to the extent, set forth in the Agreement. Amounts properly distributed to the Class B Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class B Certificateholders will not in any event be required to refund any such distributed amounts. The final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Trustee.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Ownership Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Company, the Master Servicer nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein, to ensure continuing treatment of each REMIC Pool as a REMIC and to avoid the imposition of certain tax liabilities, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  An election will be made to treat the Trust Fund as a REMIC (the "Subsidiary REMIC") for federal income tax purposes. An election will be made to treat as a REMIC (the "Master REMIC") the pool of assets represented by the regular interests in the Subsidiary REMIC. The Class A Certificates, the Class M Certificates, the Class B Certificates and the Chase Interest will represent regular interests in the Master REMIC. The Class R Certificates constitute the Residual Interest in the Master REMIC and the Subsidiary REMIC.

                  The respective obligations and responsibilities of the Company, the Master Servicer and the Trustee under the Agreement will terminate upon: (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Master Servicer, on any Remittance Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of the Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Master Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Remittance Date an amount equal to the Purchase Price for each Mortgage Loan, less any unreimbursed Advances made with respect to any Mortgage Loan and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) 32 years after the Closing Date and
(ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.


Dated:  August 27, 1996             MORSERV, INC.



                                                     By________________________
                                                       Authorized Officer




This is one of the Class B-1
  Certificates referred to
  in the within-mentioned
  Agreement.

CITIBANK, N.A.,
  as Trustee



By________________________
  Authorized Signatory

                              [FORM OF ASSIGNMENT]

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

- - --------------------
- - --------------------



- - -------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



- - --------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                _______________________________
                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Certificate in
                                              every particular, without
                                              alteration or enlargement or any
                                              change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                          [FORM OF CLASS R CERTIFICATE]


         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         AS MORE FULLY PROVIDED BY SECTION 4.02(i) OF THE AGREEMENT, CERTAIN SPECIFIED ENTITIES INCLUDING (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY THAT IS A CORPORATION ALL OF WHOSE ACTIVITIES ARE SUBJECT TO TAX UNDER CHAPTER 1 OF SUBTITLE A OF THE CODE AND (EXCEPT IN THE CASE OF FHLMC) A MAJORITY OF WHOSE BOARD OF DIRECTORS IS NOT SELECTED BY THE UNITED STATES, OR ANY STATE OR POLITICAL SUBDIVISION THEREOF), (B) ANY ORGANIZATION THAT IS EXEMPT FROM TAX IMPOSED BY CHAPTER 1 OF SUBTITLE A OF THE CODE, OTHER THAN (X) A TAX-EXEMPT FARMERS' COOPERATIVE WITHIN THE MEANING OF SECTION 521 OF THE CODE OR (Y) AN ORGANIZATION THAT IS SUBJECT TO THE TAX IMPOSED BY
         SECTION 511 OF THE CODE ON "UNRELATED BUSINESS INCOME", (C) A CORPORATION OPERATING ON A COOPERATIVE BASIS THAT IS ENGAGED IN FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS (WITHIN THE MEANING OF SECTION 1381(a)(2)(C) OF THE CODE) AND (D) CERTAIN FOREIGN PERSONS ARE PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF A CLASS R CERTIFICATE.



                               CLASS R CERTIFICATE

                                        THIS CERTIFICATE HAS NO STATED
                                        PRINCIPAL BALANCE


Cut-off Date:  August 1, 1996       Number 96-2-R-1

First Remittance Date:
September 25, 1996

                  MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 1996-2

                  evidencing an ownership interest in distributions allocable to the Residual Interest Certificates with respect to a pool of conventional one- to four-family first mortgage loans formed and sold by

                                  MORSERV, INC.

                  This Certificate does not represent an obligation of or interest in MorServ, Inc., the Master Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by MorServ, Inc., Chase Manhattan Mortgage Corporation, The Chase Manhattan Bank, the Trustee or by any of their affiliates or by any governmental agency or instrumentality.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATES WITH THE ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR OF ANY PLAN OR (B) IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE CONDITIONS SET FORTH IN SECTION I AND III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN OR, ALTERNATIVELY, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNT OR OF ANY PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. Section2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION

406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

                  This certifies that ____________________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Mortgage Pool) of conventional one- to four-family first mortgage loans (the "Mortgage Loans") formed and sold by MorServ, Inc. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below) and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans were originated by or for The Chase Manhattan Bank and are serviced by Chase Manhattan Mortgage Corporation (the "Master Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 1996 among the Company, the Master Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, Class R (the "Class R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. All payments made under this Certificate will be made in accordance with the terms of the Agreement. Also issued under the Agreement are Certificates designated as Multi-Class Mortgage Pass-Through Certificates Series 1996-2, Class A, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. The Class A Certificates, the Class M Certificates, the Class B Certificates and the Class R Certificates are collectively referred to as the "Certificates". The Class A Certificates, as of the Cut-off Date, evidence in the aggregate an approximate 94.25% undivided interest in the Trust Fund (other than Excess Interest). The Class M Certificates, as of the Cut-off Date, evidence in the aggregate an approximate 2.25% undivided interest in the Trust Fund. The Class B Certificates, as of the Cutoff Date, evidence in the aggregate an approximate 3.50% undivided interest in the Trust Fund.

                  The rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates on any Remittance Date are governed by the terms of the Agreement and are subordinated to the rights of the Class A, Class M and Class B Certificateholders to receive distributions in respect of the Class A and Class M Certificates to the extent, and only to the extent, set forth in the Agreement. Amounts properly distributed to the Class R Certificateholders pursuant to the Agreement will be deemed released from the Trust Fund, and the Class R Certificateholders will not in any event be required to refund any such distributed amounts. The final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

                  The Trustee will cause to be kept at its Corporate Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Trustee.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Ownership Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Company, the Master Servicer nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein, to ensure continuing treatment of each REMIC Pool as a REMIC and to avoid the imposition of certain tax liabilities, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  An election will be made to treat the Trust Fund as a REMIC (the "Subsidiary REMIC") for federal income tax purposes. An election will be made to treat as a REMIC (the "Master REMIC") the pool of assets represented by the regular interests in the Subsidiary REMIC. The Class A Certificates, the Class M Certificates, the Class B Certificates and the

Chase Interest will represent regular interests in the Master REMIC. The Class R Certificates constitute the Residual Interest in the Master REMIC and the Subsidiary REMIC.

                  The respective obligations and responsibilities of the Company, the Master Servicer and the Trustee under the Agreement will terminate upon: (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Master Servicer, on any Remittance Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans is less than 5% of the aggregate unpaid Principal Balance of the Mortgage Loans on the Cut-off Date, so long as the Master Servicer deposits or causes to be deposited in the Certificate Account during the Principal Prepayment Period related to such Remittance Date an amount equal to the Purchase Price for each Mortgage Loan, less unreimbursed Advances made with respect to any Mortgage Loan and, with respect to all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less any Advances made with respect to the Mortgage Loan with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) 32 years after the Closing Date and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  August 27, 1996             MORSERV, INC.


                                                     By________________________

Authorized Officer

This is the Class R
  Certificate referred to
  in the within-mentioned
  Agreement.

CITIBANK, N.A.,
  as Trustee



By________________________
  Authorized Signatory

                              [FORM OF ASSIGNMENT]

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

- - --------------------
- - --------------------



- - -------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



- - -------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                _______________________________
                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Certificate in
                                              every particular, without
                                              alteration or enlargement or any
                                              change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E

                          FORM OF TRUSTEE CERTIFICATION


                                     [date]

MorServ, Inc.
One Chase Manhattan Plaza
New York, New York 10081

         Re: Pooling and Servicing Agreement dated as of August 1, 1996 among MorServ, Inc., Chase Manhattan Mortgage Corporation and Citibank, N.A., as trustee, Multi-Class Mortgage Pass-Through Certificates, Series 1996-2

Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

                  (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

             (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

            (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

                  The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances, (b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G) and (ii)(A) through (I), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                                  CITIBANK, N.A.,
                                                  as Trustee


                                                  By: __________________________
                                                  Name: ________________________
                                                  Title: _______________________

                                    EXHIBIT F


                        CERTIFICATE ACCOUNT CERTIFICATION


                                                                          (date)


                  Chase Manhattan Mortgage Corporation hereby certifies that it has established the account described below as a Certificate Account pursuant to
Section 5.08 of the Pooling and Servicing Agreement, dated as of August 1, 1996.

Title of Account:  "Citibank, N.A. as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, MorServ, Inc., Series 1996-2 - Certificate Account"

Account Number:    ___________________

Address of office
or branch of the
Company at which
Account is
maintained:        _______________________
                   _______________________


                  The account will be insured by the Federal Deposit Insurance Company.

                                        Chase Manhattan Mortgage Corporation


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                    EXHIBIT G

                      CERTIFICATE ACCOUNT LETTER AGREEMENT


                  (date)

                            To: ____________________

                                ____________________

                                ____________________
                                (the "Depository")


                  As "Master Servicer" under the Pooling and Servicing Agreement, dated as of August 1, 1996 (the "Agreement"), we hereby authorize and request you to establish an account, as a Certificate Account pursuant to
Section 5.08 of the Agreement, to be designated as "Citibank, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, MorServ, Inc. Series 1996-2 - Certificate Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Master Servicer (unless the Trustee has notified the Depository that the Trustee has revoked the Master Servicer's right to withdraw funds from the Certificate Account) or the Trustee. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        Chase Manhattan Mortgage Corporation


                                        By: ___________________________
                                        Name: _________________________
                                        Title: ________________________

                  The undersigned, as "Depository," hereby certifies that the above described account has been established under Account Number , at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation.


                                        _________________________________
                                        (Name of Depository)


                                        By: ___________________________
                                        Name: _________________________
                                        Title: ________________________

                                    EXHIBIT H


                          ESCROW ACCOUNT CERTIFICATION


                                                                          (date)


                  Chase Manhattan Mortgage Corporation hereby certifies that it has established the account described below as an Escrow Account pursuant to
Section 5.10 of the Pooling and Servicing Agreement, dated as of August 1, 1996.

Title of Account:  "Escrow Account - Multi-Class Mortgage Pass-Through
                   Certificates, Series 1996-2 (MorServ, Inc.) in trust for Citibank, N.A., as Trustee and various Mortgagors."

Account Number:            __________________________

Address of office
or branch of the
Company at which
Account is
maintained:                __________________________
                           __________________________

                  The account will be insured by the Federal Deposit Insurance Company.

                                        Chase Manhattan Mortgage Corporation


                                        By: ___________________________
                                        Name: _________________________
                                        Title: ________________________

                                    EXHIBIT I


                         ESCROW ACCOUNT LETTER AGREEMENT


                  (date)


                                    To:  _____________________

                                         _____________________


                                         ______________________
                                         (the "Depository")


                  As "Master Servicer" under the Pooling and Servicing Agreement, dated as of August 1, 1996 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section
5.10 of the Agreement, to be designated as "Escrow Account - Multi-Class Mortgage Pass-Through Certificates, Series 1996-2 (MorServ, Inc.) in trust for Citibank, N.A., as Trustee and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Master Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        Chase Manhattan Mortgage Corporation


                                        By:____________________________
                                        Name:__________________________
                                        Title: ________________________

                  The undersigned, as "Depository," hereby certifies that the above described account has been established under Account Number ___________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation.

                                                  ______________________________
                                                  (Name of Depository)


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                    EXHIBIT J



                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)



                                                                          [date]


Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, New Jersey  08837

Citibank, N.A., as trustee
120 Wall Street
New York, New York  10043

                Re:        MorServ, Inc., Multi-Class
                           Mortgage Pass-Through
                           Certificates, Series 1996-2, [Class B- ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, [Class B- ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of August 1, 1996 (the "Pooling and Servicing Agreement"), among MorServ, Inc. (the "Company"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and
(d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

                  2. The Certificates will bear a legend to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE MASTER SERVICER AND THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                  NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATES WITH THE ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR OF ANY PLAN OR (B) IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE
                  CONDITIONS SET FORTH IN SECTION I AND III OF PTCE 95- 60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF

                  ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN OR, ALTERNATIVELY, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNT OR OF ANY PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. Section2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

                  3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]*/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

                  4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

                  5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or
- - --------
*/       Not required of a broker/dealer purchaser.

qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 4.02(d) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates.

                  7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit J-1 to the Pooling and Servicing Agreement.

                  8. The Purchaser agrees to indemnify the Trustee, the Master Servicer and the Company against any liability that may result from any misrepresentation made herein.


                                    Very truly yours,


                                    [Purchaser]


                                    By:________________________________
                                    Name:
                                    Title:

                                   EXHIBIT J-1



                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)



                                                                          [date]



Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, New Jersey  08837

Citibank, N.A., as trustee
120 Wall Street
New York, New York  10043

                  Re:      MorServ, Inc., Multi-Class
                           Mortgage Pass-Through
                           Certificates, Series 1996-2, [Class B- ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, [Class B- ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of August 1, 1996 (the "Pooling and Servicing Agreement"), among MorServ, Inc. (the "Company"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we

Chase Manhattan Mortgage Corporation
Citibank, N.A.,  as trustee
[date]
Page 2




have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Company concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, in the case of an insurance company, is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and the conditions set forth in Section I and
Section III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Chase Manhattan Mortgage Corporation
Citibank, N.A.,  as trustee
[date]
Page 3




         We agree to indemnify the Trustee, the Master Servicer and the Company against any liability that may result from any misrepresentation made herein.


                                            Very truly yours,


                                            [Purchaser]



                                            By: _________________
                                            Name:
                                            Title:

                                                                         ANNEX 1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net
- - --------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                  ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.

                  ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                  3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                         By:___________________________
                         Name:
                         Title:

                         Date:_________________________

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:


1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment

Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                    By: __________________________
                                    Name:
                                    Title:


                                    IF AN ADVISER:


                                    _______________________________
                                          Print Name of Buyer


                                    Date: ________________________

                                    EXHIBIT K



                              FORM OF ERISA LETTER




                                                                          [date]


Chase Manhattan Mortgage Corporation
343 Thornall Street
Edison, New Jersey  08837

Citibank, N.A., as trustee
120 Wall Street
New York, New York  10043

                Re:        MorServ, Inc., Multi-Class
                           Mortgage Pass-Through
                           Certificates, Series 1996-2, [Class -- ]

Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
_________________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Multi-Class Mortgage Pass-Through Certificates, Series 1996-2, [Class -- ] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of August 1, 1996 (the "Pooling and Servicing Agreement"), among MorServ, Inc. (the "Company"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and is not directly or indirectly purchasing any

Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates.

                  2. The Purchaser agrees to indemnify the Trustee, the Master Servicer and the Company against any liability that may result from any misrepresentation made herein.


                                    Very truly yours,


                                    [Purchaser]


                                    By:________________________________
                                    Name:
                                    Title:

                                        2